UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Motorola Solutions, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of
2022 ANNUAL MEETING

of Shareholders and Proxy Statement

Dear Fellow Motorola Solutions Shareholder:

In February 2021, a good Samaritan called 911 and, in a couple of clicks, was streaming live video of a car driving recklessly, allowing first responders to “be in the car with her” with an exact location to coordinate a safe response – and ultimately arrest the driver. This was possible because Okaloosa County, Florida uses Motorola Solutions’ CommandCentral Citizen Input, an application enabling public safety agencies to work in partnership with citizens to help keep us all safe.

This is just one example of the mission-critical technology Motorola Solutions innovates every day – capabilities that often go unnoticed but deliver tangible results in the real world, in the moments that matter most. On behalf of Motorola Solutions, its board of directors and employees, we thank you for your investment in our company. Your support enables us to continue driving innovation and delivering on our commitment to advance the technologies that help to create a safer world.

As we look back at 2021 – another year of unprecedented and overall challenging moments, including record natural disasters, supply chain disruptions, inflation and COVID-19 variants – we are incredibly proud of what Motorola Solutions accomplished. Throughout the year, we focused on:

•	Prioritizing the safety and welfare of our people and those we serve.

•

Continuing to invest in human capital through recruiting, training and diversity initiatives designed to support a thriving and inclusive global workforce that reflects a range of perspectives, skills and experiences.

•	Operating exceptionally well and delivering the solutions relied on by thousands of public safety agencies and enterprise customers – and millions of people around the world.

•

Strengthening our critical technologies – Land Mobile Radio Communications, Video Security and Access Control and Command Center Software – that create an integrated ecosystem for public safety and enterprise security.

•	Setting a new goal of reducing Scope 1 and Scope 2 greenhouse gas emissions by 95% by 2031, after reaching our 2022 goal of reducing Scope 1 and Scope 2 greenhouse gas emissions by 38% in 2020.

•

Maintaining our disciplined and strategic approach to capital allocation, with a focus on investing for the long term and delivering superior value to shareholders, resulting in total shareholder return of 62%, compared to the S&P 500’s total shareholder return of 29%.

Our approximately 18,700 employees around the world continue to be the driving force behind our momentum and success. They are passionate about our purpose to “help people be their best in the moments that matter,” and their support for our customers, communities and each other is unwavering.

Motorola Solutions is resilient and well-positioned to continue growing and delivering strong returns. In 2021 we achieved record sales, earnings and operating cash flow, ended the year with a record $13.6 billion backlog position and increased our total addressable market to $47 billion.

Our accomplishments and performance in 2021 again demonstrate that by operating responsibly, supporting our employees and communities and investing in the future, we can continue to deliver best-in-class solutions for our customers and create value for our shareholders.

Thank you for your continued support.

Gregory Q. Brown

Chairman and CEO

PRINCIPAL EXECUTIVE OFFICES: 500 West Monroe Street Chicago, Illinois 60661

March 31, 2022

NOTICE OF 2022 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: Tuesday, May 17, 2022

Time: 9:30 a.m. Central Time

Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2022

This year’s virtual annual meeting (the “Annual Meeting”) will be held entirely online via live audio webcast. The Annual Meeting will begin promptly at 9:30 a.m. Central Time. For more information regarding how to attend the Annual Meeting online, please see the section titled “User’s Guide” on page 95 of this Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only attend, vote, and submit questions during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/MSI2022 and entering the 16-digit control number included in their Notice of Internet Availability of Proxy Materials (the “Notice”), voting instruction form, or proxy card.

The purpose of the meeting is to:

1.	elect the eight director nominees named in this Proxy Statement for a one-year term;
2.	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022;
3.	hold a shareholder advisory vote to approve the Company’s executive compensation;
4.	approve the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015; and
5.	act upon such other matters as may properly come before the Annual Meeting.

Only Motorola Solutions shareholders of record at the close of business on March 18, 2022 (the “record date”) will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. The Notice, which contains instructions regarding how to access this Proxy Statement, the proxy card and the Company’s 2021 Annual Report, is first being mailed to shareholders on or about March 31, 2022. In addition, this Proxy Statement, the proxy card and the Company’s 2021 Annual Report are available at www.ProxyVote.com.

If you are a “street name” shareholder (meaning that your shares are registered in the name of your broker, bank or other nominee), you will receive instructions from such bank, broker or other nominee describing how to vote your shares.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET	BY MAIL
Visit the website shown on your Notice or proxy card to vote via the internet.	If you received a printed copy of the proxy card, mark, sign, date and return the proxy card using the postage-paid envelope provided.
BY TELEPHONE	AT THE VIRTUAL ANNUAL MEETING
Use the toll-free telephone number listed on your proxy card.	Via the internet at the virtual Annual Meeting at www.virtualshareholdermeeting.com/MSI2022

THIS MEETING WILL TAKE PLACE ONLINE ONLY. THERE IS NO PHYSICAL LOCATION. In order to attend the meeting as a shareholder, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form.

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”) of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” “MSI” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/MSI2022 on Tuesday, May 17, 2022 at 9:30 a.m. Central Time, for the purposes set forth in the Notice of 2022 Virtual Annual Meeting of Shareholders. This Proxy Statement is dated March 31, 2022 and is being distributed to shareholders on or about March 31, 2022.

WHAT IS MOTOROLA SOLUTIONS?

Motorola Solutions is a global leader in public safety and enterprise security. Our technologies in Land Mobile Radio Communications (“LMR” or “LMR Communications”), Video Security and Access Control and Command Center Software, bolstered by managed and support services, create an integrated technology ecosystem to help make communities safer and businesses stay productive and secure. We serve more than 100,000 public safety and commercial customers in over 100 countries, providing “purpose-built” solutions designed for their unique needs. Headquartered in Chicago, we have a rich heritage of innovation dating back to 1928 that our approximately 18,700 employees continue today.

PERFORMANCE AND ACCOMPLISHMENTS

TOTAL SHAREHOLDER RETURN (in percent)

PERFORMANCE HIGHLIGHTS SINCE 2011

792.5% TOTAL SHAREHOLDER RETURN*	51% REDUCTION IN SHARE COUNT	$17.3 BILLION IN CAPITAL RETURN

*

Based on the split adjusted closing price of MSI common stock on December 31, 2010 and the closing price of MSI common stock on December 31, 2021, illustrating the growth of an initial investment of $100 on December 31, 2010, including payment of dividends.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	1

2021 HIGHLIGHTS

•  Grew sales 10% to record $8.2 billion

•  Grew Software and Services sales by 13%

•  Grew backlog 19% compared to 2020, to record $13.6 billion

•  Increased quarterly dividend 11% to $0.79 per share

•  Capital allocation of cash included $528 million of share repurchases, $482 million of dividends, and $457 million for acquisitions

•  Generated $1.8 billion of operating cash flow

•  Issued $850 million of new long-term debt and redeemed $324 million of outstanding debt

•  Announced $2 billion increase to share repurchase program

•  Acquired Openpath Security Inc., a provider of cloud-based mobile access control

•  Acquired Envysion, Inc., a leader in enterprise security and business analytics

•  Acquired 911 Datamaster, Inc., a provider of Next Generation 911 data solutions

•   Employees volunteered a record of approximately 65,000 hours during the year

•  The Motorola Solutions Foundation donated more than $12 million to charitable organizations

•  Ranked No. 5 in Fortune World’s Most Admired Companies List for Network and Other Communications Equipment (fourth consecutive year in Top 5)

•  Named No. 15 on Investor’s Business Daily’s Top 100 ESG Stocks

  2022 ANNUAL MEETING OF SHAREHOLDERS

•	Date and Time: Tuesday, May 17, 2022, 9:30 a.m. Central Time

•	Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2022

•	Record Date: March 18, 2022

•

Voting: Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled               to one                vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Online meeting only: No physical location

Items to be Voted On	Our Board’s Recommendation

Election of the Eight Director Nominees Named in this Proxy Statement for a One-Year Term (page 12)	FOR

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2022 (page 35)	FOR

Advisory Approval of the Company’s Executive Compensation (page 36)	FOR

Approval of the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015 (page 82)	FOR

2	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR NOMINEE HIGHLIGHTS (page 12)					Board Committees (as of March 31, 2022)

Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.

Gregory Q. Brown	2007		0	Chairman and CEO, Motorola Solutions, Inc.

Kenneth D. Denman	2017		2	General Partner, Sway Ventures

Egon P. Durban	2015		6	Co-CEO of Silver Lake

Ayanna M. Howard	2022		1	Dean of the College of Engineering at The Ohio State University

Clayton M. Jones	2015		1	Former Chairman, CEO and President, Rockwell Collins, Inc.

Judy C. Lewent	2011		0	Former EVP and CFO, Merck & Co., Inc.

Gregory K. Mondre	2015		1	Co-CEO of Silver Lake

Joseph M. Tucci	2017		2	Chairman of Bridge Growth Partners and Lead Director GTY Technology Holdings, Inc.

 = Chair of Committee

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	3

DIVERSITY OF SKILLS AND EXPERIENCE

	Gregory Q. Brown	Kenneth D. Denman	Egon P. Durban	Ayanna M. Howard	Clayton M. Jones	Judy C. Lewent	Gregory K. Mondre	Joseph M. Tucci

Independence		✓	✓	✓	✓	✓	✓	✓

Gender and/or racial diversity		✓		✓		✓

Relevant industry experience	✓	✓	✓	✓	✓		✓	✓

Public Company CEO, division CEO or CFO	✓	✓			✓	✓		✓

Financial and accounting expertise	✓	✓	✓	✓	✓	✓	✓	✓

Technology expertise	✓	✓	✓	✓	✓	✓	✓	✓

Cybersecurity, safety and security experience	✓	✓		✓	✓

Software and services business experience	✓	✓	✓	✓			✓	✓

Global business experience	✓	✓	✓		✓	✓	✓	✓

Developing markets experience	✓	✓	✓			✓	✓	✓

Government, public policy, regulatory experience	✓			✓	✓	✓		✓

Private equity, investment banking or capital allocation experience	✓	✓	✓	✓	✓	✓	✓	✓

Public company board experience	✓	✓	✓	✓	✓	✓	✓	✓

DIRECTOR NOMINEES STATISTICS

Independence 88%	Average Tenure 6 Years	Gender and/or Racial Diversity 38%	Average Age 61 Years

4	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

GOVERNANCE HIGHLIGHTS (page 17)

•	Proxy access provision in our amended and restated bylaws (our “Bylaws”)

•	Broad-reaching environmental, social and governance (“ESG”) program with Governance and Nominating Committee oversight of ESG matters as well as Audit Committee oversight of ESG-related risks

•	7 of our 8 directors are independent, including all committee members

•	Lead Independent Director

•	Regular executive session meetings of independent directors

•	Annual election of directors

•	Annual director self-assessment process

•	No supermajority voting provisions in our organizational documents

•	No “poison pill”

•	Robust oversight of risk

•	Director Independence Guidelines

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning

•	Proactive shareholder engagement

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS (page 37)

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy. For 2021, performance-based compensation comprised approximately 93% of the targeted annual compensation for our CEO and, on average, approximately 83% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2021, long-term equity compensation comprised approximately 81% of the targeted annual compensation for our CEO and, on average, approximately 66% of the targeted annual compensation for the other NEOs.

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” policy for compensation paid to certain officers

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

•	“Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	5

MOTOROLA SOLUTIONS’ ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PROGRAM

Our Vice President, Legal and ESG, works closely with the Executive Management ESG Governance Team (which is led by two members of our Executive Committee) to develop and implement our ESG-related strategies and programs across our global organization. In addition, our strategies and programs are influenced by the voices of our valued shareholders, the communities in which we serve, and inputs collected from numerous stakeholders. Our ESG program is comprised of six pillars:

6	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

The following table describes our 2021 ESG highlights, organized across our six pillars:

Our Business

•  We focused on partner employee diversity. We sent a survey to channel partners to understand the different diverse groups within their workplaces. We followed up with recruiting resources and training to leverage LinkedIn and other platforms to attract and hire more diverse talent.

•  We expanded the scope and reach of our information security and privacy certifications and reporting activity. We achieved ISO 27001 certification, an international standard on information security management, for our information security management practices. We also achieved SOC2 Type II reporting, an internal controls reporting system concerning company safeguards of customer data, for security and privacy practices across 12 sites for our Command Center Software operation. Key development and support sites achieved certification to ISO 27017 (information security for cloud services) and ISO 27018 (protection of personally identifiable information in public clouds). As of the date of this Proxy Statement, certification to ISO 27001, 27017, 27018 and 27701 (privacy management system), as well as SOC2 Type II reporting, is in process across an additional 19 sites around the world encompassing our Video Security and Access Control and critical communications operations, with achievement dates anticipated throughout 2022.

•  Our technology policy group, the Motorola Solutions Technology Advisory Committee (“MTAC”), published additional guidelines for positioning and selling sensitive technologies as well as responsible, transparent disclosure of product capabilities. The MTAC partnered with the Office of Ethics and Compliance and our international sales leadership to establish controls in our sales processes that aim to identify and ensure objective review of prospective transactions that contain sensitive technologies to customers and/or countries where misuse and/or abuse of the products may be of concern.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	7

Community Engagement

•  The Motorola Solutions Foundation (the “Foundation”), which has donated $100 million over the past 10 years to organizations supporting students, teachers, first responders, veterans and community members, once again allocated the majority of its 2021 grant funding to programs that directly support people of color.

•  The Foundation granted more than $12 million to more than 1,000 charitable organizations around the world. Of this, $9.6 million was awarded to nearly 170 nonprofits in 25 countries through the Foundation’s strategic grants program, which prioritizes first responder programs and technology and engineering education. The Foundation’s funding toward mental health for first responders increased by 85% (compared to 2020), acknowledging the critical role that it plays in first responders’ ability to support their communities. Through initiatives that promote wellness and stress management training, scholarships to families of fallen first responders and more, the Foundation works to directly impact the availability of resources to first responders and their families. The Foundation’s support for technology and engineering education was also significant. In partnership with organizations that engage students through hands-on engineering activities like design, coding, and robotics, the Foundation continued its commitment to making these programs more accessible for everyone, awarding over $1 million in educational scholarships for individuals underrepresented in STEM. Further, 60% of funding in this area directly supported women, and 78% directly benefited people of color.

•  Despite the pandemic, Motorolans never wavered in finding meaningful ways to give back. Employees in more than 40 countries logged nearly 65,000 volunteer hours—more than a 60% increase compared to 2020. The majority of those hours was logged during the Foundation-sponsored Global Months of Service, our annual volunteer-a-thon in September and October. Global Months of Service resulted in $230,000 in donations to nonprofits, many of which serve diverse and underrepresented populations.

•  The increase in volunteerism during Global Months of Service also helped fuel a 40% increase compared to 2020 in the number of employees entering a volunteer grant request under the Foundation’s “Donations for Doers” program.

•  Employees requested nearly $800,000 in matching gifts for charitable donations through the Foundation’s “Donations for Donors” program, supporting nearly 950 causes.

•  On Giving Tuesday alone, many of our employees took advantage of the Foundation’s special 2:1 match incentive for gifts to select organizations focused on hunger relief, while others gave back to causes they were passionate about. Their generosity resulted in over $100,000 in Foundation gift matching.

•  We partnered with our Chief Technology Office User Experience team on an initiative called Homebase—a project that will allow people experiencing homelessness or housing instability to connect directly with the services they need, and assist first responders when directing people in this situation to an appropriate resource. We assist and empower those experiencing homelessness or housing instability by:

•   Providing time management / scheduling tools

•   Providing easy access to food, shelter, and other services and resources

•   Providing a way to organize and track their daily goals and activities

8	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Human Capital Management

•  We introduced “Inclusive” as a company value.

•  We implemented enhancements to our employee performance management program that are better aligned with our company values and ensure that employees and managers are focused on having more structured ongoing career and development conversations that are centered on those values.

•  We launched a required diversity, equity and inclusion (“DEI”) training course for all employees, with a 94% completion rate as of the end of 2021.

•  We published our first public-facing DEI website, which contains information on our DEI commitment, efforts and recognitions, as well as EEO-1 level workforce demographic data.[1]

•  We provided U.S. employees the ability to self-identify the following attributes in our internal employee database: gender identity, sexual orientation and preferred pronouns.

•  We developed and published our first enterprise-wide DEI strategic plan and DEI action plans for each Executive Committee organization, outlining clear objectives, goals, metrics and accountabilities.

•  Our Veterans Business Council (“VBC”) worked closely with Cadet Command and Reserve Officers’ Training Corps (ROTC) programs to provide radio support for training exercises. As a result, 825 cadets were trained on our LMR radios. Throughout the year, the VBC supported 17 veteran initiatives that included 3,258 participants contributing 1,175 volunteer hours. Their direct efforts led to the hiring of five veterans.

•  We sponsored 300 employees to attend the Society of Women Engineers (“SWE”) conference, the world’s largest conference for female engineers. The conference promoted professional development and connection with women at all levels, to learn from one another and grow as individuals to impact the industry in profound ways.

•  In the midst of the COVID-19 pandemic, Motorola Solutions Malaysia worked closely with both the federal and state governments, government agencies like the Ministry of International Trade and Industry (MITI), Malaysian Investment Development Authority (MIDA) and Ministry of Health (MOH), as well as key industry leaders, to accelerate the administration of the COVID-19 vaccine for the Malaysian public. As part of Malaysia’s COVID-19 Public-Private Partnership (PIKAS) Immunisation Programme, Motorola Solutions Malaysia was one of the first companies in Malaysia to have its employees receive all recommended initial doses of the COVID-19 vaccine.

•  Our Worldwide Education Organization delivered instructor-led training to 24,000 students located in over 100 countries. 112,000 students took online training from our eLearning catalog, a 52% increase from 2020.

•  The Talent Acquisition team, in collaboration with the Multicultural Business Council and Women’s Business Council, helped grow our diversity pipeline through partnerships with several organizations, including SWE, the National Society of Black Engineers and the Society of Hispanic Professional Engineers.

[1]	The information contained in on or accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	9

Environment

•  We set a new goal of reducing Scope 1 and Scope 2 greenhouse gas emissions by 95% by 2031, after reaching our 2022 goal of reducing Scope 1 and Scope 2 greenhouse gas emissions by 38% in 2020.

•  Our global locations decreased their aggregate total electricity consumption across 17 sites worldwide, creating savings of 3,242,560 kWh compared to 2020. These savings were achieved, in part, by an interior LED lighting retrofit at sites in California, a variable frequency drive project implemented in Illinois, and the installation of a cooling tower water economizer in Illinois. These projects contributed to the portfolio consumption reduction by creating savings compared to 2020 of 95,715 kWh, 362,500 kWh and 183,332 kWh, respectively.

•  In our battery and accessory portfolio, we reduced the power consumption of our products by applying innovative technologies and solutions. For example, we reduced the power consumption of our wireless accessories by supporting Bluetooth LE (low energy). We reduced the power consumption of our battery chargers and shipped solutions that detect less efficient batteries for timely replacement.

•  We developed and shipped high-density lithium polymer cells to reduce battery waste. We continue to invest in maturing our battery platform to further reduce the number of battery cells used in our products, in an effort to reduce battery waste overall. In our LMR infrastructure portfolio, we shipped a new product line that replaced legacy hardware with a software-based architecture, which reduced our power consumption for this product line.

•  All energy solutions (such as chargers) in our LMR portfolio are compliant with low power consumption requirements for standby mode as directed by EU standards and California Energy Commission standards, exceeding current low power consumption requirements in most other parts of the world where our LMR products are sold.

Supply Chain

•  Our Environmental Health and Safety Team implemented a supplier development program to address human rights and supply chain responsibility improvement opportunities across our suppliers. This program includes comprehensive training and individualized consulting support for underperforming suppliers. Through this program, participating suppliers were able to effectively close recurring priority findings such as forced labor, policy management and recruitment fees, reducing overall risk in our supply chain.

•  We updated our Supplier Code of Conduct to align with version 7.0 of the Responsible Business Alliance Code of Conduct, demonstrating our ongoing commitment to support the rights and well-being of workers and communities worldwide that are affected by the global supply chain.

•  Our commitment to provide economic opportunities to diverse-owned suppliers remains steadfast. We aim to leverage supplier diversity organizations that are aligned with our goal to drive resilient, inclusive and competitive supply and we strive to partner with local, agile and diverse suppliers to drive competition and innovation.

•  We launched corporate responsibility surveys to suppliers requesting that they confirm their adherence to our diversity and labor policies.

•  We leveraged one of our larger internal purchasing platforms to drive purchases of more eco-friendly products including those that are of reduced product size and weight, leading to a reduction in carbon emissions.

•  We further reduced levels of business travel by approximately 50% as compared to 2019 normal levels.

•  We drove a 40% increase compared to 2020 in electric vehicle purchases for our leased fleet.

•  We strengthened business continuity by gaining compliance to ISO 22301:2019, the industry standard for Business Continuity Planning (BCP), in Krakow, Penang, Chicago, Schaumburg and Singapore.

10	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Governance and Compliance

•  We are committed to responsible and effective corporate governance to enhance the creation of sustainable, long-term shareholder value and to remain accountable and responsive to our stakeholders.

•  We strengthened our anti-corruption program through additional training for targeted higher-risk audiences using upgraded course materials and formats.

•  We improved our third-party sales representative due diligence protocols.

•  We broadened our use of risk-based analysis for the countries in which we do business.

•  We engaged with employees through our 35 Business Conduct Champions, who represent a wide range of cultural, business function, and geographic diversity and serve as local resources to whom ethics concerns and questions can be addressed.

•  We enhanced our Corporate Responsibility website by creating a new public-facing ESG website to assist users in learning more about our efforts in ESG and corporate responsibility.[2]

•  The Executive Management ESG Governance Team met once per quarter in 2021, with each meeting attended by no less than 85% of its members.

•  The Audit Committee and Governance and Nominating Committee of the Board were briefed on ESG matters regularly.

•  Investor’s Business Daily named us as #15 in top ESG stocks.

•  For more information on our robust corporate governance structure, see the section of this Proxy Statement titled “Proposal No. 1 – Election of Directors Named in this Proxy Statement for a One-Year Term” beginning on page 12.

We anticipate that our 2021 corporate responsibility report will be available during the summer of 2022, and we expect to publish our first Task Force on Climate-Related Financial Disclosures (TCFD) report this year.2

[2]	The information contained in on or accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	11

OUR BOARD

PROPOSAL NO. 1 — ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT FOR A ONE-YEAR TERM

Proposal Number 1 of this Proxy Statement enables you to vote on the members of your Board.* We open the Proxy Statement with this proposal because we believe there is no more important vote than that of electing the fiduciaries who oversee Motorola Solutions on your behalf.

To inform that vote, we provide you information here on, among other topics:

•	Who our Board is – including their qualifications

•	How our Board is selected and assessed

•	How the Board governs the Company

•	How our Board is organized

•	How you can communicate with the Board

•	How our Board is compensated

WHO WE ARE – BOARD

The Board believes that each nominee has the skills, experience and personal qualities the Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a diversity of perspectives, viewpoints, backgrounds and professional experiences that best serves the Board, the Company and our shareholders.

Each of the nominees named below is currently a director of the Company. Each of the director nominees (other than Dr. Howard) was elected at the Annual Meeting of Shareholders held on May 18, 2021. As previously announced, on January 16, 2022, the Board increased the number of directors of the Company from seven to eight, and elected Dr. Howard to serve as a director, with each action effective as of February 15, 2022. The ages shown are current as of the date of this Proxy Statement. Included in each nominee’s biography is a description of select key qualifications, experience and characteristics, including each nominee’s self-identified race, that led the Board to conclude that each nominee is qualified to serve as a member of the Board.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003, was appointed as Chief Executive Officer of Motorola, Inc. in January 2008, and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc.

Other Public Company Boards: In the last five years, Mr. Brown served on the board of Xerox Corporation from January 2017 to May 2019.

Board Committees: Executive (Chair)

Director Qualifications:

●  Public company CEO, relevant industry, technology, software and services business, and cybersecurity, safety and security experience as Chairman and CEO of the Company and former Chairman and CEO of Micromuse, Inc.

●  Financial and accounting expertise, global business, capital allocation, developing markets, government, public policy, and regulatory experience as Chairman and CEO of the Company, former chair and board member of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, and former member of the President of the United States’ Management Advisory Board

●  Government, public policy, and regulatory experience as a member of the Business Roundtable and The Business Council, and former member of the President’s National Security Telecommunications Advisory Committee (NSTAC)

●  Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 61 Race: White Director since: 2007 Chairman since: 2011

*

The number of directors of the Company to be elected at the Annual Meeting is eight. If elected by our shareholders at the Annual Meeting, each director nominee will serve a one-year term ending at the 2023 Annual Meeting of Shareholders. Each director will hold office until his or her respective successor is elected and qualified or until his or her earlier death or resignation. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board has the authority under our Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings of Shareholders.

12	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

KENNETH D. DENMAN

Mr. Denman is a General Partner at Sway Ventures, a venture capital firm that invests in early to mid-stage technology companies. He was the CEO and President of Emotient, Inc., a company that uses artificial intelligence to analyze facial expressions to detect emotions, from 2012 to 2016. He also served as the Chief Executive Officer of Openwave Systems Inc. from 2008 to 2011 and as a director from 2004 to 2011. He served as the Chief Executive Officer and President and director of iPass, Inc. from 2001 to 2008 and as its Chairman from 2003 to 2008. Mr. Denman is also a member of the Board of Trustees of Seattle Children’s Hospital.

Other Public Company Boards: Costco Wholesale Corporation and VMware, Inc. In the last five years, Mr. Denman served on the boards of LendingClub Corporation from July 2017 to February 2021, Mitek Solutions, Inc. from December 2016 to December 2019, and ShoreTel, Inc. from May 2007 to September 2017.

Board Committees: Compensation and Leadership, Governance and Nominating (Chair), Executive

Director Qualifications:

●  Relevant industry and technology experience, and financial and accounting expertise as former CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Software and services business, cybersecurity and safety and security experience as former CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Public company CEO, global business, and developing markets experience as former CEO and President of iPass, Inc. and Openwave Systems, Inc.

●  Private equity, investment banking, and capital allocation experience as a General Partner of Sway Ventures

●  Public company board experience

Principal Occupation: General Partner, Sway Ventures
Age: 63 Race: Black Director since: 2017 Lead Independent Director since 2019 Independent

EGON P. DURBAN

Mr. Durban is Co-CEO of Silver Lake, a global private equity firm, and is based in the firm’s Menlo Park office. Mr. Durban joined Silver Lake in 1999 as a founding principal and was previously Managing Partner and Managing Director from January 2013 to December 2019. He has previously worked in the firm’s New York office, as well as the London office, which he launched and managed from 2005 to 2010.

Other Public Company Boards: Dell Technologies Inc., Endeavor Group Holdings, Inc., which completed an initial public offering in May 2021, Qualtrics International Inc., Twitter, Inc., Unity Software Inc. and VMware, Inc. In the last five years, Mr. Durban served on the boards of Pivotal Software, Inc. from April 2018 to January 2020 and SecureWorks Corp. from December 2015 to May 2020.

Board Committees: Compensation and Leadership

Director Qualifications:

●  Relevant industry, technology, global business, developing markets, and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking and capital allocation experience as Co-CEO of Silver Lake and as a former associate with Morgan Stanley’s Investment Banking Division

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake
Age: 48 Race: White Director since: 2015 Independent

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	13

AYANNA M. HOWARD

Dr. Howard is the dean of the College of Engineering at The Ohio State University, as well as a tenured professor in the college’s Department of Electrical and Computer Engineering with a joint appointment in Computer Science and Engineering, positions that she has held since 2021. Dr. Howard is also the founder and board president of Zyrobotics, INC, a non-profit organization that provides AI-powered STEM tools for early childhood education. Dr. Howard held various positions at the Georgia Institute of Technology (“Georgia Tech”) from 2005 to 2021, including as the Chair of the School of Interactive Computing from 2018 to 2021, and as the Linda J. and Mark C. Smith Professor, School of Electrical & Computer Engineering from 2015 to 2021. Prior to her time at Georgia Tech, Dr. Howard worked at NASA’s Jet Propulsion Laboratory in various roles from 1993 to 2005.

Other Public Company Boards: Autodesk, Inc.

Board Committees: Audit

Director Qualifications:

●  Financial and accounting expertise and private equity, investment banking, and capital allocation experience as the founder of Zyrobotics, INC and from her receipt of her M.B.A. from the Drucker Graduate School of Management

●  Government, public policy and regulatory experience as the dean of the College of Engineering at The Ohio State University and former roles at NASA’s Jet Propulsion Laboratory

●  Relevant industry, technology, cybersecurity, safety and security, and software and services business experience as the founder of Zyrobotics, INC, dean of the College of Engineering at The Ohio State University and former roles at NASA’s Jet Propulsion Laboratory

●  Public company board experience

In addition to the qualifications listed above, the Board also values Dr. Howard’s diverse perspective as an African American woman. Dr. Howard was recommended as a potential director nominee by Major Executive Search, with her nomination facilitated through our director nominating process with Russell Reynolds, which is managed by our Governance and Nominating Committee. Refer to “How Our Board is Selected and Assessed—Director Nominating Process” on page 17 of this Proxy Statement for additional information.

Principal Occupation: Dean of the College of Engineering, The Ohio State University
Age: 50 Race: Black Director since: February 2022 Independent

CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins from 2002 through July 2014, and as Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International, which he joined in 1979.

Other Public Company Boards: Deere & Company. In the last five years, Mr. Jones served on the board of Cardinal Health, Inc. from September 2012 to November 2018.

Board Committees: Audit

Director Qualifications:

●  Public company CEO, financial and accounting expertise, and global business experience as former CEO of Rockwell Collins

●  Relevant industry, technology, cybersecurity, safety and security and private equity, investment banking and capital allocation experience as former CEO of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International

●  Government, public policy and regulatory experience as a former member of The Business Council, the Business Roundtable and the President’s National Security Telecommunications Advisory Committee

●  Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 72 Race: White Director since: 2015 Independent

14	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007. Prior roles at Merck include Executive Vice President from 2001 to 2007 and President, Human Health Asia from 2003 to 2005.

Other Public Company Boards: In the last 5 years, Ms. Lewent served on the boards of GlaxoSmithKline plc from April 2011 to May 2021, and Thermo Fisher Scientific, Inc. from May 2008 to May 2021. Ms. Lewent also served on the board of Motorola, Inc. from May 1995 to May 2010.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●  Public company CFO, financial and accounting expertise, capital allocation experience, and global business experience as the former CFO of Merck

●  Technology experience as a life member of the Massachusetts Institute of Technology

●  Developing markets experience as the former CFO of Merck and board member of GlaxoSmithKline

●  Government, public policy, and regulatory experience as former CFO at Merck and former board member of GlaxoSmithKline and Thermo Fisher

●  Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 73 Race: White Director since: 2011 Independent

GREGORY K. MONDRE

Mr. Mondre is Co-CEO of Silver Lake, and is based in New York. Mr. Mondre joined Silver Lake in 1999 and was previously Managing Partner and Managing Director from January 2013 to December 2019. Prior to his time at Silver Lake, Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: GoodRx Holdings, Inc. In the last five years, Mr. Mondre served on the boards of Expedia Group from May 2020 to October 2021, GoDaddy, Inc. from May 2014 to February 2020, and Sabre Corporation from March 2007 to December 2018.

Board Committees: Governance and Nominating

Director Qualifications:

●  Relevant industry, technology, global business, developing markets, and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking, and capital allocation experience as Co-CEO of Silver Lake and as former principal at TPG

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake
Age: 47 Race: White Director since: 2015 Independent

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	15

JOSEPH M. TUCCI

Mr. Tucci is the Chairman of Bridge Growth Partners and Lead Director of GTY Technology Holdings, Inc. Mr. Tucci serves as a founder and director, and formerly as the Co-Chairman and Co-Chief Executive Officer from September 2016 to February 2019, of GTY Technology Holdings, Inc., a software-as-a-service company that offers a cloud-based suite of solutions for the public sector in North America. Mr. Tucci was the Chairman and Chief Executive Officer of EMC Corporation, a provider of enterprise storage systems, software, and networks. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company.

Other Public Company Boards: GTY Technology Holdings, Inc. and Paychex, Inc.

Board Committees: Compensation and Leadership (Chair), Governance and Nominating, Executive

Director Qualifications:

●  Public company CEO, technology, global business, software and services business experience, and financial and accounting expertise as former Chairman, CEO and President of EMC Corporation

●  Relevant industry, developing markets, and private equity experience as former Co-CEO and Co-Chairman of GTY Technology Holdings, Inc. and founding member and current Chairman of Bridge Growth Partners

●  Government, public policy, and regulatory experience as a former member of the Business Roundtable and Chair of its Task Force on Education and the Workforce and as a former member of the Technology CEO Council

●  Public company board experience

Principal Occupation: Chairman of Bridge Growth Partners and Lead Director of GTY Technology Holdings, Inc.
Age: 74 Race: White Director since: 2017 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH EIGHT NOMINEES AS DIRECTORS.

16	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD’S QUALIFICATIONS

We believe the Board should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to the Board. The Board has a deep working knowledge of matters common to large companies and is comprised of individuals with a mix of skills and qualifications which include:

•	Independence: Seven of eight director nominees

•	Gender and/or racial diversity: Three of eight director nominees

•	Relevant industry experience: Seven of eight director nominees

•	Public company CEO, division CEO or CFO: Five of eight director nominees

•	Financial and accounting expertise: All director nominees

•	Technology experience: All director nominees

•	Cybersecurity, safety and security experience: Four of eight director nominees

•	Software and services business experience: Six of eight director nominees

•	Global business experience: Seven of eight director nominees

•	Developing markets experience: Six of eight director nominees

•	Government, public policy and regulatory experience: Five of eight director nominees

•	Private equity, investment banking or capital allocation experience: All director nominees

•	Public company board experience: All director nominees

Specific experience, qualifications, attributes and skills of our nominees are listed in the biographies above.

HOW OUR BOARD IS SELECTED AND ASSESSED

Director Nominating Process

The Governance and Nominating Committee recommends candidates to the Board it believes are qualified and suitable to become members of the Board. The Governance and Nominating Committee also considers the performance of incumbent directors in determining whether to recommend them for re-election. The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. In 2021, we continued our retention of Russell Reynolds to assist with this process. Russell Reynolds compiles a list of candidates (which may include candidates recommended by other search firms, e.g., Dr. Howard), evaluates each candidate and makes recommendations to the Governance and Nominating Committee. They screen candidates based on the Board’s criteria, perform reference checks, prepare a biography of each candidate for the Governance and Nominating Committee’s review and help arrange interviews if necessary. The Governance and Nominating Committee and the Chairman of the Board will conduct interviews with candidates who meet the Board’s criteria. Subject to the requirements set forth below in the section of this Proxy Statement titled “Agreement with Silver Lake” on page 19, the Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to the Board.

In connection with the Investment Agreement (as defined herein) entered into with affiliates of Silver Lake, Messrs. Durban and Mondre are Silver Lake designees on the Company’s slate of nominees for election to the Board. For more information, see the section of this Proxy Statement titled “Agreement with Silver Lake” on page 19.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions shareholders as described below. A description of certain considerations our Governance and Nominating Committee reviews in evaluating director nominees is described in “Skills, Experience, and Commitment to Diversity” on page 18 of this Proxy Statement. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration. A shareholder who wishes to directly nominate an individual as a director candidate, rather than recommending the individual to the Governance and Nominating Committee as a nominee, must comply with the advance notice requirements for shareholder nominations set forth in Article III, Section 13 of our Bylaws or the proxy access process set forth in Article III, Section 17 of our Bylaws. See the section titled “Important Dates for the 2023 Annual Meeting” on page 99 of this Proxy Statement for further information on these procedures.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	17

Skills, Experience, and Commitment to Diversity

The Board seeks members with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board believes that maintaining a diverse membership enhances the Board’s discussions and enables the Board to better represent all of the Company’s constituents. As stated in our Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; integrity; leadership qualities; diversity; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence. They also consider ethical standards. Our Board Governance Guidelines maintain that diversity is one of the many factors considered by the Board and the Governance and Nominating Committee when selecting director nominees. The Board and the Governance and Nominating Committee recognize the importance of a Board representing diverse knowledge and experiences and strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

Board Assessment and Director Peer Review Process

The Board recognizes that a robust evaluation and assessment process is an essential component of strong corporate governance practices and promoting Board effectiveness. The Governance and Nominating Committee oversees an annual assessment process of our director nominees. Our Board Governance Guidelines provide that, at a minimum, such assessment will address the overall effectiveness, achievement of mission, discharge of responsibilities, structure, meetings, processes, relationships with management and Board and committee development. Such assessment process also includes the following steps:

•

The Governance and Nominating Committee reviews the format of the Board assessment and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate.

•

Each director completes an annual self-assessment of the Board and the committees on which he or she serves. These self-assessments are designed to help assess the skills, qualifications, and experience represented on the Board and its committees, and to determine whether the Board and its committees are functioning effectively.

•	The results of this annual self-assessment are discussed by the full Board and each committee, as applicable, and changes to the Board’s and its committees’ practices are implemented as appropriate.

•

The Lead Independent Director also conducts a confidential director peer review process. As part of this process, the Lead Independent Director speaks with each other director individually to obtain insights regarding the contributions of other directors (and the Chairman of the Board may speak with each other director regarding the contributions of the Lead Independent Director), and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, committee and individual director effectiveness.

With respect to Mr. Brown, the Compensation and Leadership Committee also conducts an annual review of his performance as CEO, as described in our Board Governance Guidelines and the charter of the Compensation and Leadership Committee.

18	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Board Refreshment

The Board believes that a degree of Board refreshment is important to ensure that Board composition is aligned with the changing needs of the Company and the Board, and that fresh viewpoints and perspectives are regularly considered. The Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides significant value, and therefore a significant degree of continuity year-over-year should be expected. Our current director nominee tenure as of March 31, 2022 is as follows:

DIRECTOR NOMINEE TENURE DIVERSITY	BOARD REFRESHMENT
	+6 Directors added	-5 Directors retired
over the last 7 years

The Board does not have absolute limits on the length of time that a director may serve, but considers the tenure of directors as one of several factors in re-nomination decisions. As set forth in our Board Governance Guidelines, the Board requires that a director must offer to resign if a significant change in personal circumstances, including job responsibilities, occurs, and has established a retirement age of 75 for non-executive directors, requiring such directors to tender their resignation from the Board at the annual meeting of shareholders following their 75th birthday. Directors who are members of management will retire from the Board upon retirement from the Company. The CEO may remain on the Board after retirement from the Company with the approval of the Board. There are no additional exemptions or conditions to this retirement policy other than what is set forth in our Board Governance Guidelines.

While the Board believes that refreshment is an important consideration in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent. Therefore, the Board does not make determinations with regard to its membership based solely on age or tenure.

Agreement with Silver Lake

On September 5, 2019, in connection with the Company’s continuing relationship with Silver Lake and the Company’s repurchase and settlement of the outstanding principal amount of 2.00% senior convertible notes due 2020 issued to Silver Lake, the Company entered into an investment agreement with affiliates of Silver Lake (the “Investment Agreement”), relating to the issuance to Silver Lake (references to Silver Lake in this section “Agreement with Silver Lake” refer to such affiliates of Silver Lake mentioned above) $1 billion in aggregate principal amount of 1.75% senior convertible notes due 2024 (the “2024 Notes”). The Investment Agreement provides that Silver Lake will, subject to certain conditions, continue to have rights to representation on the Board and requires that, for so long as Silver Lake has rights to nominate a director to the Board, the Company will include a Silver Lake designee on its slate of nominees for election to the Board at each of the Company’s meetings of shareholders in which directors are to be elected and to use its reasonable efforts to cause the election of such person. In addition, with respect to the voting obligations in the Investment Agreement, Silver Lake is deemed to own only shares of Common Stock that have actually been issued upon conversion or repurchase by the Company of any of the 2024 Notes. These voting obligations require Silver Lake to vote any shares of Common Stock beneficially owned by it in support of Company-nominated directors and otherwise in accordance with the recommendations of the Board. However, as of the date of this Proxy Statement, Silver Lake has not converted any of the 2024 Notes into shares, and therefore has no shares related to the 2024 Notes to vote.

For further information regarding the Investment Agreement, including a description of certain obligations and restrictions binding on the parties, as well as a copy of such Investment Agreement, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2019, and see Note 5 Debt and Credit Facilities of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	19

HOW OUR BOARD GOVERNS THE COMPANY

We believe that the governance tone of a company is set at the top. The Board has:

•	Responsibility for overseeing management and providing strategic guidance

•	A belief in the steady refreshment of the Board to bring new and diverse perspectives

•	A belief in the importance of staying well informed

•	A willingness to manage risks, seize opportunities and embrace leadership

Board Governance Practices and Principles

We adhere to a number of good board governance practices and principles:

•	Governance and Nominating Committee oversight of ESG matters as well as Audit Committee oversight of ESG-related risks

•	7 of our 8 members are independent, including all committee members

•	A Lead Independent Director

•	Regular executive session meetings of independent directors

•	Annual director self-assessment process

•	Regular risk assessment processes

•	Board Governance Guidelines and Principles of Conduct

•	Director Independence Guidelines

Corporate Governance Practices and Principles

We maintain a strong foundation of corporate governance practices and principles:

•	Proxy access provision in our Bylaws

•	Annual election of directors

•	No super majority voting provisions in our organizational documents

•	No “poison pill”

•	Majority voting standard in uncontested director elections

•	20% threshold for shareholder right to call special meeting

•	Shareholder right to act by written consent

•	Succession planning (for additional information, see “Human Capital Management and Succession Planning” on page 21 of this Proxy Statement)

•	Proactive shareholder engagement (for additional information, see “Shareholder Engagement” on page 23 of this Proxy Statement)

Compensation Governance Practices and Principles

We maintain a robust compensation governance framework:

•	Pay-for-performance and at-risk compensation

•

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy. For 2021, performance-based compensation comprised approximately 93% of the targeted annual compensation for our CEO and, on average, approximately 83% of the targeted annual compensation for our other NEOs.

•	Compensation aligned with shareholder interests

•	Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term shareholder value.

•	Emphasis on future pay opportunity vs. current pay

•

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term shareholder interests. For 2021, long-term equity compensation comprised approximately 81% of the targeted annual compensation for our CEO and, on average, approximately 66% of the targeted annual compensation for the other NEOs.

20	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” policy for compensation paid to certain officers

•	Robust stock ownership guidelines for directors and officers

•	An anti-hedging policy

•	Double trigger” severance benefits in the event of a change in control

•	No repricing of options without shareholder approval

•	No excessive perquisites

Governance of Risks and Corporate Controls

We maintain comprehensive governance of risks and corporate controls:

•	Code of Business Conduct

•	Supplier Code of Conduct and regular supplier audits

•	Annual training programs for employees addressing information security, intellectual property protection and data protection and privacy

•	Anti-Human Trafficking Compliance Plan

•	Robust oversight of risk (for additional information, see “Risk Oversight” on page 21 of this Proxy Statement)

We encourage you to visit investors.motorolasolutions.com/corporate-governance/GovDocs to obtain more information and view our governance documents, including our Code of Business Conduct and our Board Governance Guidelines, which are publicly available on such website. The information contained on or accessible through our corporate website is not incorporated by reference into and is not a part of this Proxy Statement. Any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct will be posted on our website within four business days following the date of the amendment or waiver. There were no waivers in 2021.

Human Capital Management and Succession Planning

The Board believes that human capital management and succession planning, including DEI initiatives, are critical to the Company’s success. Our Board’s involvement in leadership development and succession planning is ongoing throughout the year, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other senior management positions. The Compensation and Leadership Committee oversees the development of the process and will periodically report to the Board on succession planning, as described in our Board Governance Guidelines. The entire Board will work with the Compensation and Leadership Committee, or a special committee designated by the Board, to nominate and evaluate potential successors to the CEO. In 2021, the Board reviewed short and long-term succession plans for the CEO and other members of management who are part of our Executive Committee. When assessing possible CEO candidates, the Board identified skills and behavioral characteristics it considers a requirement for the Company’s CEO. The Board evaluates these succession plans with the overall business strategy in mind. When possible, potential leaders are introduced to the Board through presentations or separate events. The Compensation and Leadership Committee is also regularly updated on key talent indicators for the overall workforce, including recruiting and attrition, diversity, equity and inclusion, and development programs.

Risk Oversight

Our approach to enterprise risk management is designed to effectively identify, assess, prioritize, mitigate, and monitor the Company’s principal risks. Management is responsible for the Company’s day-to-day risk management activities. The Board’s role is to exercise informed risk oversight, which is done both directly and indirectly through its committees. The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks. Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, ESG, cyber-related (including cybersecurity, information security and data privacy), operational, strategic, reputational, M&A/integration and regulatory and compliance risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks.

While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports and presentations. The oversight of specific risks by Board committees enables the entire Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	21

Our audit services department has a very important role in the risk management program, providing management and the Audit Committee with an overarching and objective view of the risk management activities of the Company. Audit services identifies and conducts engagements utilizing an enterprise risk management model, with the engagements spanning financial, operational, strategic and compliance risks. The engagement results assist management in maintaining acceptable risk levels. The director of audit services reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the Audit Committee and its chairperson, including in executive session.

Additional detail regarding the manners in which the Board and its committees undertake their risk oversight responsibilities include the following:

Board

•	Receives updates on our business operations, financial results, and long-range plan at its regularly-scheduled meetings

•	Monitors overall culture and risk management environment

•	Receives periodic (at least annual) updates from management regarding top-identified enterprise risks

•	Receives annual report on political contributions made by the Company and MSIPAC, a voluntary employee-funded political action committee

Audit Committee

•	Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans

•	Monitors independence of our external auditor

•	Reviews our annual audited financial statements and quarterly financial statements with management and our external auditor

•	Reviews risks related to regulatory and compliance matters

•	Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and SEC filings

•	Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls

•	Receives annual enterprise risk management report

•	Monitors and oversees ESG-related risks, including cyber-related risks, as further described below under “Board Oversight of ESG-Related Risks” and “Board Oversight of Cyber-Related Risks”

•	Receives quarterly report on litigation and compliance trends and an annual update on regulatory developments

Compensation and Leadership Committee

•	Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by employees

•	Reviews risks related to talent acquisition, retention and development, as well as management succession

•	Monitors progress toward internal DEI goals

Governance and Nominating Committee

•	Conducts an annual review of our corporate governance policies and practices

•	Receives updates on emerging corporate governance issues and trends

•	Oversees annual self-assessment process for the Board and each of its committees, which includes soliciting directors’ views on our strategy and enterprise risks

•	Monitors and reviews our ESG strategy, initiatives and policies

•	Reviews quarterly expenditures for Company and MSIPAC political contributions, lobbying, and industry association memberships

22	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Board Oversight of ESG-Related Risks

The Board views oversight and effective management of ESG-related risks, particularly environmental and social issues and their related risks, as important to our ability to execute our strategy and achieve long-term sustainable growth. The Board receives periodic updates on ESG topics. In addition to oversight by the full Board, the Board has delegated primary responsibility for more frequent and in-depth oversight of our ESG strategy, initiatives and policies to the Governance and Nominating Committee. The Governance and Nominating Committee receives at least semi-annual updates on topics such as DEI, environmental stewardship, human capital management and community engagement. The Governance and Nominating Committee receives such updates from our Vice President, Legal and ESG and/or Chief Diversity Officer, one of whom is a member of our Executive Management ESG Governance Team. We formed our Executive Management ESG Governance Team in 2020 to drive decision-making on ESG strategies and initiatives, and the team is headed by two members of our Executive Committee. In addition, the Audit Committee reviews ESG-related risks as part of our enterprise risk management program, reviews our corporate responsibility report each year (along with the full Board) and receives at least semi-annual updates on ESG-related risks. In 2022, we anticipate that our Audit Committee will review our first TCFD report, which we expect to publish this year.

Board Oversight of Cyber-Related Risks

Another area which our Board views as important to our ability to execute strategy and achieve long-term sustainable growth is oversight and effective management of cyber-related risks, including risks relating to cybersecurity, information security and data privacy. Our Board has delegated to the Audit Committee the responsibility to oversee such cyber-related risks. Specifically, subject to oversight by the full Board, the Audit Committee receives quarterly cybersecurity and information security reports, as well as an annual report that includes a review of potential digital threats and vulnerabilities and our cybersecurity, information security and data privacy framework designed to protect intellectual property, confidentiality, data integrity, and availability of critical assets and information. The Audit Committee receives this information from our head of Enterprise Information Security & Cybersecurity.

Shareholder Engagement

We recognize the value of listening to and considering the perspectives of our shareholders. Developing relationships with our shareholders is an integral part of that process and we routinely engage with, and collect feedback from, our shareholders on a variety of topics, through both our investor relations team and shareholder outreach. Our senior management team maintains regular contact with a broad base of investors, including through quarterly earnings calls and other channels of communication, to understand their concerns. In addition, we have a robust shareholder outreach program, which is a recurring effort led by a cross-functional team that includes members of our investor relations, legal, executive rewards, ESG, environmental, health and safety and Office of Ethics teams, with participation from our information technology team. In 2021, we held discussions with a diverse cross-section of our shareholders. Specifically, during the spring of 2021, we contacted our top 25 shareholders (owning approximately 55% of our outstanding stock) to collect feedback, and in the fall and winter of 2021, we offered to engage again with such top 25 shareholders (owning approximately 57% of our outstanding stock). These discussions covered various ESG, compensation, operational and financial performance matters. Recent examples over the past few years of enhancements to our practices that have reflected feedback from our shareholders include creating a DEI website that includes, among other items, diversity data for our employees; adopting a proxy access provision in our Bylaws; reinforcing our pay-for-performance philosophy through the enhanced design of our incentive compensation programs; and emphasizing our commitment to high standards and ethics and accountability when participating in the political process through additional public disclosure of our controls, procedures, and oversight efforts. The additional disclosure of such controls, procedures, and oversight efforts may be found on our corporate website.

We are continuing our program of active shareholder engagement during fiscal 2022, including participation at industry and investment community conferences, analyst meetings, and select one-on-one meetings with shareholders.

In addition to direct engagement, we have instituted a number of complementary mechanisms that allow shareholders to effectively communicate with the Board and management, including the policy regarding direct correspondence with individual directors and the Board as a whole described in the section entitled “How You Can Communicate with our Board” on page 28 of this Proxy Statement, a commitment to thoughtfully consider shareholder proposals submitted to the Company, an annual advisory vote to approve executive compensation, and attendance at our annual shareholder meetings. Our investor relations website (at investors.motorolasolutions.com) features substantive information and materials for the reference of our shareholders, including earnings and conference presentations, corporate governance documents, public filings, access to our ESG webpage and news releases. The information contained in or accessed through our corporate website, as described in this “Shareholder Engagement” section, is not incorporated by reference into and is not a part of this Proxy Statement.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	23

OUR BOARD’S LEADERSHIP STRUCTURE

At the annual meeting of the Board held in May 2011, the Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. The Board reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the annual meetings of the Board held in 2012 through 2021. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions’ business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. Additionally, this structure with a combined Chairman and CEO and Lead Independent Director has, as evidenced by the feedback of directors over the years, provided for a highly conducive atmosphere for directors to exercise their responsibilities and fiduciary duties, and to enjoy adequate opportunities to thoroughly deliberate matters before the Board and to make informed and independent decisions.

Our Lead Independent Director, currently Mr. Denman, presides at all meetings of the Board at which the Chairman is not present, including the executive sessions of the Board; advises on Board meeting agendas, materials and schedules and assesses the quality, quantity and timeliness of the information provided to the Board by management to assist the Board in performing its oversight duties; acts as a liaison between our independent directors and the Chairman and management by, among other things, regularly consulting with the independent directors who serve as committee chairs and making recommendations to the Company when requested by the Chairman of the Board; assists the Chairman in performing Board responsibilities as requested; and leads the confidential director peer review process and the annual assessment of our CEO, as described above on page 18 of this Proxy Statement under “Board Assessment and Director Peer Review Process.” If elected at the Annual Meeting of Shareholders, Mr. Denman will continue to serve as our Lead Independent Director.

24	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at investors.motorolasolutions.com/corporate-governance/GovDocs. Committee membership as of December 31, 2021 (except as otherwise noted), the number of meetings of each committee during 2021, the key responsibilities of each committee and independence information are described below:

AUDIT COMMITTEE*

Key Responsibilities

•   Assist the Board in fulfilling its oversight responsibilities as they relate to the integrity of the Company’s financial statements and accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

2021 Meetings: 10
Judy C. Lewent (Chair) Ayanna M. Howard** Clayton M. Jones * Gregory K. Mondre served as a member of the Audit Committee until February 15, 2022 ** Audit Committee member as of February 15, 2022

•   Engage the independent registered public accounting firm.

•   Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•   Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm.

•   Oversee compliance with the Company’s policies for conducting business, including ethical business standards as specified in the Company’s Code of Business Conduct.

•   Review the Company’s overall financial position, asset utilization and capital structure.

•   Review the need for equity and/or debt financing and specific outside financing proposals.

•   Monitor the performance and investments of employee retirement and related funds.

•   Review the Company’s dividend payment plans and practices.

•   Prepare the report of the Audit Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Audit Committee’s areas of responsibilities, including ESG-related, cyber-related, financial and regulatory and compliance risk.

•   Review the Company’s quarterly and annual SEC filings and quarterly earnings releases.

Financial Expertise, Independence, and Financial Literacy

The Board has determined that each member of the Audit Committee (as well as former member Gregory K. Mondre) qualifies as an independent director under the corporate governance standards of the NYSE, our Director Independence Guidelines and the additional Audit Committee independence requirements under the rules of the SEC. The Board has also determined that each member of the Audit Committee (as well as former member Gregory K. Mondre) qualifies as an “audit committee financial expert,” as defined by SEC rules. All members of the Audit Committee are familiar with finance and accounting practices and principles and are financially literate.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	25

COMPENSATION AND LEADERSHIP COMMITTEE

Key Responsibilities

•   Assist the Board in overseeing the management of the Company’s human resources, including:

•   compensation and benefits programs;

•   CEO performance and compensation;

•   executive development and succession;

•   DEI efforts; and

•   evaluation of the Company’s senior management.

•   Evaluate the overall performance and approve the compensation of officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, and of officers who are members of the senior leadership team.

2021 Meetings: 6
Joseph M. Tucci (Chair) Kenneth D. Denman Egon P. Durban

•   Determine and approve CEO compensation with the concurrence of the independent directors of the Board.

•   Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•   Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

•   Review significant risk exposure as it relates to the Compensation and Leadership Committee’s areas of responsibilities, including compensation risk.

The Compensation and Leadership Committee may, in its reasonable discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation and Leadership Committee and, solely with respect to compensation of non-executive officer employees, to management, as appropriate.

The Compensation and Leadership Committee is supported in its work by our independent compensation consultant, Compensation Advisory Partners LLC (“CAP”). CAP provides the Compensation and Leadership Committee with information regarding market compensation and practices, assists the Compensation and Leadership Committee in the review and evaluation of such compensation and practices, carries out competitive reviews as directed by the Compensation and Leadership Committee, and advises the Compensation and Leadership Committee on executive compensation decisions and the Governance and Nominating Committee on non-employee director compensation decisions.

Independence

The Board has determined that each member of the Compensation and Leadership Committee qualifies as an independent director under the corporate governance standards of the NYSE (including the additional Compensation and Leadership Committee requirements) and our Director Independence Guidelines. The Board has also determined that each member of the Compensation and Leadership Committee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

GOVERNANCE AND NOMINATING COMMITTEE

Key Responsibilities

•   Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•   Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•   Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board.

•   Oversee the evaluation of the Board and its committees.

•   Review the independence of directors and evaluate related party transactions.

•   Oversee the governance of the Board and compensation of non-employee members of the Board.

2021 Meetings: 5
Kenneth D. Denman (Chair) Gregory K. Mondre Joseph M. Tucci

•   Review the Company’s ESG strategy, initiatives and policies.

•   Review significant risk exposure as it relates to the Governance and Nominating Committee’s areas of responsibilities.

Independence

The Board has determined that each member of the Governance and Nominating Committee qualifies as an independent director under the corporate governance standards of the NYSE and our Director Independence Guidelines.

26	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMMITTEE	• Act for the Board between meetings on matters already approved in principle by the Board. • Exercise the authority of the Board on specific matters assigned by the Board from time to time.
2021 Meetings: 0
Gregory Q. Brown (Chair) Kenneth D. Denman (Lead Independent Director) Judy C. Lewent Joseph M. Tucci

Attendance at Board Meetings

The Board held five meetings during 2021. During 2021, all but one director attended 100% of the combined total meetings of the Board and the committees on which he or she served for the period for which he or she served, and one director attended 82% of such meetings. At the Board meetings, independent directors of the Company meet regularly in executive session led by Mr. Denman, the Lead Independent Director, and without management as required by the Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2021, the non-employee independent members of the Board met in executive session five times. In addition, Board members are expected to attend the annual meeting of shareholders (virtually or in person, depending on the meeting format) as provided in the Board Governance Guidelines. All of the directors who stood for election at the 2021 Annual Meeting of Shareholders attended that meeting.

INDEPENDENCE

On March 10, 2022, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the current non-employee directors, Mr. Denman, Mr. Durban, Dr. Howard, Mr. Jones, Ms. Lewent, Mr. Mondre and Mr. Tucci, were independent during the periods in 2021 and 2022 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is an executive officer of the Company. See “Motorola Solutions’ Relationship with Entities Associated with Independent Directors” below for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a lookback period of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation from the Company in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

A complete copy of the Director Independence Guidelines is available on the Company’s website at investors.motorolasolutions.com/corporate-governance/GovDocs.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, Ms. Lewent had a relationship with an entity that was reviewed by the Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Denman, Mr. Durban, Dr. Howard, Ms. Lewent and Mr. Mondre had relationships with entities that were reviewed by the Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by the Board, or did not constitute a disqualifying event under such standards and were determined by the Board to be immaterial.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written policy for the review of certain related person transactions, including those that are required to be disclosed in this Proxy Statement, which policy the Company amended in August 2021 (the “RPT Policy”). For purposes of the RPT Policy, a “related person transaction” includes, subject to certain exceptions, a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) the amount involved exceeds or will exceed $120,000, and (iii) any Related Person (as defined below) has or will have a direct or indirect material interest. The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors, the Code of Business Conduct for employees and our other internal procedures.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	27

For purposes of the RPT Policy, a Related Person is defined to include directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate families. The Governance and Nominating Committee reviews all RPT Policy matters.

The RPT Policy provides that, prior to engaging in any possible related person transaction, any such transaction is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the possible related person transaction. If the Secretary determines that such transaction is a defined “related person transaction,” then the Governance and Nominating Committee will conduct a reasonable prior review of such related person transaction. There may be circumstances where ratification of a related person transaction by the Governance and Nominating Committee is warranted if such a prior review is unreasonable.

The Governance and Nominating Committee will determine whether to approve, reject or, if necessary, ratify the related person transaction, and will prohibit such transaction if it determines it to be inconsistent with the interests of the Company and its shareholders. In making its determination, the Governance and Nominating Committee may consider: (i) whether the related person transaction is in the ordinary course of the Company’s business; (ii) whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (iii) the aggregate amount of the related person transactions; (iv) the types of goods and services provided; (v) the relationship of the Related Person to the Company; (vi) the extent of the Related Person’s interest in the related person transaction; (vii) whether the related person transaction involves a conflict of interest; and (viii) any other information regarding the related person transaction or Related Person that would be material to investors in light of the circumstances of the transaction.

Motorola Solutions had no related person transactions requiring approval or ratification under the RPT Policy since January 1, 2021.

HOW YOU CAN COMMUNICATE WITH OUR BOARD

All interested parties, including our shareholders, who wish to communicate with the Board of Directors as a whole, any individual director (including the Chairman or the Lead Independent Director), or the non-management directors as a group, may send written correspondence addressed to the attention of Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention.

HOW WE DETERMINE DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. This recommendation is based, in part, on input received from CAP, the Company’s independent compensation consultant. CAP conducts compensation benchmarking regarding compensation of non-employee directors of the Company’s peer group, which results the Governance and Nominating Committee considers. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

28	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

HOW OUR DIRECTORS ARE COMPENSATED

Non-employee director compensation on an annual basis is as follows:

Cash Compensation	Annual Compensation (paid quarterly)

Annual Cash Retainer	$100,000

Lead Independent Director Fee	$40,000

Audit Committee Chairperson Fee	$25,000

Compensation and Leadership Committee Chairperson Fee	$20,000

Governance and Nominating Committee Chairperson Fee	$15,000

Audit Committee Member Fee	$10,000
Equity Compensation	Annual Compensation (paid annually)

Annual Equity Grant	$190,000

During 2021, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares of Common Stock. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances. Notwithstanding earlier settlement or receipt of shares, directors must hold all shares awarded or paid to them until termination of service from the Board.

On May 18, 2021, each non-employee director received his or her annual equity award in the form of a DSU award of 954 shares of Common Stock. The number of DSUs awarded was determined by dividing $190,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board after the annual grant of DSUs, the award will be prorated based on the number of full months to be served until the next annual meeting of shareholders ($15,833.33 per month) divided by the closing price of the Common Stock on the day of election to the Board.

In February 2022, the Board approved (upon recommendation from the Governance and Nominating Committee and after considering market data from CAP) an increase to the amount of the annual equity grant for each non-employee director from $190,000 to $220,000, with such increased amount to apply to our directors’ compensation beginning with the annual equity grant that will be made in May 2022. The increase is intended to further align our director compensation with the median of the peer group used for evaluating executive compensation decisions.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2021, received no additional compensation for serving on the Board.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	29

The following table further summarizes compensation paid to the non-employee directors during 2021. Dr. Howard joined the Board after the end of fiscal 2021 and therefore is not included in the table.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($)(4) (g)	Total ($) (h)

Kenneth D. Denman	155,000	190,027	157	345,184
Egon P. Durban	0	290,615	157	290,772
Clayton M. Jones	110,000	190,027	157	300,184

Judy C. Lewent	125,000	190,027	157	315,184

Gregory K. Mondre	0	300,517	157	300,674

Joseph M. Tucci	120,000	190,027	157	310,184

(1)

During 2021, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash.

(2)

The non-employee directors received an annual grant of DSUs on May 18, 2021. With respect to the annual grant of equity, Messrs. Denman, Durban, Jones, Mondre and Tucci elected to receive DSUs that settle at termination of service, and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs or shares of Common Stock received, including quarterly fees elected to be received in equity, and the fair value on each date of grant are as follows:

	April 2	May 18	July 2	October 1	December 31
Directors	Common Stock/ Deferred Stock Units	Annual Grant of Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units

Kenneth D. Denman	–	954	–	–	–
Fair Value		$190,027

Egon P. Durban	133	954	114	107	93
Fair Value	$25,052	$190,027	$25,196	$25,071	$25,268

Clayton M. Jones	–	954	–	–	–
Fair Value		$190,027

Judy C. Lewent	–	954	–	–	–
Fair Value		$190,027

Gregory K. Mondre	146	954	125	118	102
Fair Value	$27,501	$190,027	$27,628	$27,649	$27,713

Joseph M. Tucci	–	954	–	–	–
Fair Value		$190,027

(3)	The aggregate number of Motorola Solutions DSU awards outstanding at December 31, 2021 includes accrued dividend equivalents or shares, and is shown below:

Directors	Deferred Stock Units
Kenneth D. Denman	3,830
Egon P. Durban	17,970
Clayton M. Jones	12,961
Judy C. Lewent	5,407
Gregory K. Mondre	18,293
Joseph M. Tucci	8,150

(4)

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2021 were approximately $942.

30	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. In addition, directors are required to hold all shares paid or awarded by the Company until their termination of service. For the purposes of these guidelines, Common Stock includes DSUs. As of December 31, 2021, all non-employee directors were in compliance with the stock ownership guidelines.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	31

OUR COMPANY

WHO WE ARE

Organization of our Business

As a global leader in public safety and enterprise security, we manage our business across three major technologies: LMR Communications, Video Security and Access Control and Command Center Software. We have invested across these three technologies, evolving our land mobile radio focus to purposefully integrate software, video security and access control solutions for public safety and enterprise customers globally. Our strategy is to generate value through the integration of each technology into our ecosystem, uniting voice, software, video security, access control and analytics to interoperate. While each technology individually strives to make users safer and more productive, we believe we can enable better outcomes for individuals, businesses and agencies when we unite these technologies as one connected system. With our technology ecosystem, our goal is to help remove silos between systems, unify data, streamline workflows, simplify management and support evolving technologies. Across all three technologies, we offer cloud-based solutions, cybersecurity services and managed and support services.

An example of our integrated technology ecosystem in action is when our municipal governmental agency customers leverage communications, video security, analytics and cloud-based software to understand what is happening across their cities, which we believe helps to improve community collaboration and overall safety. Video security and access control solutions help users identify and understand events, find lost people and protect property. Command center software informs and assists emergency response by unifying data across the 911 workflow, including call handling, dispatch, video analytics, field reporting, records, evidence and community input. Voice and data communications connect law enforcement, fire and emergency services from different agencies and jurisdictions in an effort to improve coordination and collaboration. The end-to-end integration of these technologies assists agencies in detecting, analyzing, communicating and responding to incidents.

Our Corporate Values & Human Capital Management

At Motorola Solutions, we have a “people first” philosophy and are guided by our corporate values every day - inclusive, innovative, passionate, driven, accountable and partners. These corporate values are the fundamental beliefs that define us, guiding how we do business and the decisions we make. We are committed to a supportive, fair and equitable environment where employees feel engaged, connected to our business and invested in the collective success of our customers and communities. In 2021, we added “inclusive” as one of our corporate values, to further strengthen our commitment to fostering a culture where fairness and belonging are core to our business.

As our driving force, our approximately 18,700 employees are drawn from all segments of our global society to make a difference for our customers. We invest in their development and training at all levels, challenging them to develop and grow skills to imagine new opportunities that will keep making a difference to public and enterprise safety.

We are driving operational changes to continuously support and promote mutual objectives of both our employees and the company, enhancing our culture and impacting business results – from our hiring practices to how we interact with our customers and suppliers.

We believe our senior leadership team, whose biographies are presented below, has the experience necessary to effectively execute our strategy, maintain our corporate values and advance our technology leadership. Our Chief Executive Officer and senior management leaders have extensive industry experience and are supported by a talented management team, committed to running our business ethically, responsibly and as a good corporate citizen to the communities in which we live and serve.

32	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

OUR LEADERSHIP TEAM

Our Chief Executive Officer’s team, the management Executive Committee, is comprised of the following six individuals as of March 31, 2022:

MARK HACKER

Mr. Hacker is Executive Vice President, General Counsel and Chief Administrative Officer of Motorola Solutions. He leads the Company’s legal, government affairs and human resources teams. Mr. Hacker is a member of both the Illinois and Pennsylvania state bars, has been a certified public accountant, and has served as an adjunct professor at Northwestern University School of Law. Mr. Hacker serves as the President and is on the board of directors of the Motorola Solutions Foundation. Mr. Hacker is also President of the board of directors of the 100 Club of Illinois and serves on the board of directors of Business Executives for National Security, Skills for Chicagoland’s Future and St. Rita of Cascia High School in Chicago. He is also a member of the President’s Advisory Council of Villanova University.

Previous Experience

Senior Vice President and General Counsel, Motorola Solutions, overseeing legal, government affairs, global marketing, communications and the Motorola Solutions Foundation; Corporate Finance Associate, Buchanan Ingersoll & Rooney; Accountant, Arthur Andersen.

Education

Mr. Hacker earned a bachelor’s degree in accountancy from Villanova University and a law degree from Villanova University School of Law.

Executive Vice President, General Counsel and Chief Administrative Officer
Joined Motorola Solutions: 2001 Age: 50

JACK MOLLOY

Mr. Molloy is Executive Vice President and Chief Operating Officer for Motorola Solutions. He leads the Company’s worldwide sales and services organization and product development of land mobile radio and video security and access control. Mr. Molloy serves on the Sales Benchmark Index Advisory Board.

Previous Experience

Executive Vice President, Products and Sales, overseeing worldwide sales and product development for land mobile radio and video security and access control; Executive Vice President, Worldwide Sales & Services, overseeing global sales, systems integration and managed and support services.

Education

Mr. Molloy earned a bachelor’s degree in marketing from Northern Illinois University and a master’s degree in business administration from Loyola University.

Executive Vice President and Chief Operating Officer
Joined Motorola Solutions: 1994 Age: 50

RAJAN NAIK

Dr. Naik is Senior Vice President, Strategy and Ventures, for Motorola Solutions. He is responsible for the corporate strategy organization, M&A and venture capital portfolio and competitive and market intelligence. Dr. Naik serves on the board of directors for CSG Systems International.

Previous Experience

Senior Vice President and Chief Strategy Officer, Advanced Micro Devices; Partner, Technology/Media/Telecom, McKinsey & Company.

Education

Dr. Naik earned a bachelor’s degree in engineering from Cornell University and a doctorate in engineering from the Massachusetts Institute of Technology.

Senior Vice President, Strategy and Ventures
Joined Motorola Solutions: 2015 Age: 50

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	33

MAHESH SAPTHARISHI

Dr. Saptharishi is Executive Vice President and Chief Technology Officer for Motorola Solutions, a role in which he has served since November 2021. He is responsible for command center software, mobile video solutions, cybersecurity and unified communications, and leads the chief technology office. Dr. Saptharishi serves on the board of directors for Evolv Technologies Holdings, Inc.

Previous Experience

Senior Vice President, Software Enterprise and Mobile Video, and Chief Technology Officer; Chief Technology Officer & Senior Vice President, Software Enterprise; Senior Vice President, Chief Technology Officer; Chief Technology Officer, Senior Vice President of Avigilon. Prior to Avigilon, Dr. Saptharishi founded VideoIQ, a video analytics company that was acquired by Avigilon, as well as Broad Reach Security, which was later acquired by GE.

Education

Dr. Saptharishi earned a bachelor of science and a master of science degree in electrical and computer engineering, and a doctoral degree in artificial intelligence, from Carnegie Mellon University.

Executive Vice President and Chief Technology Officer
Joined Motorola Solutions: 2019 Age: 44

JASON WINKLER

Mr. Winkler is Executive Vice President and Chief Financial Officer for Motorola Solutions, a role in which he has served since July 1, 2020. He is responsible for the Company’s financial strategy and leads all financial functions as well as supply chain operations, procurement and information technology. Mr. Winkler is a member of the executive board of the Chicago Police Memorial Foundation.

Previous Experience

Senior Vice President, Finance; Corporate Vice President, Finance, Global Sales & Services; and Vice President and Director, North America, each for Motorola Solutions. Since joining the Company in 2001, Mr. Winkler has held a number of financial leadership positions supporting investor relations, global channel management, mergers and acquisitions and product operations.

Education

Mr. Winkler earned a bachelor’s degree in business administration from Valparaiso University and a master’s degree in business administration from the University of Chicago’s Booth School of Business.

Executive Vice President and Chief Financial Officer
Joined Motorola Solutions: 2001 Age: 48

CYNTHIA YAZDI

Ms. Yazdi is Senior Vice President, Communications & Brand for Motorola Solutions. She is responsible for supporting the Chairman and CEO of Motorola Solutions and for global communications and brand for the Company, as well as the Motorola Solutions Foundation. Ms. Yazdi serves on the board of the American Red Cross of Chicago.

Previous Experience

Senior Vice President, Chief of Staff, Marketing and Communications and Motorola Solutions Foundation. Ms. Yazdi has held a variety of leadership positions in strategy and operations roles during her 20+ year career with the Company. Prior to her role as Chief of Staff, she led product and business operations for the Asia Pacific and Middle East regions.

Education

Ms. Yazdi earned a bachelor’s degree in civil engineering from Concordia University.

Senior Vice President, Communications & Brand
Joined Motorola Solutions: 2000 Age: 57

34	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PwC has acted in this capacity since its appointment for 2019, following a competitive proposal process that took place in 2018. We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PwC to our shareholders for ratification as a matter of good corporate governance.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Services provided to the Company and its subsidiaries by PwC in fiscal years 2021 and 2020 are described under the section of the Proxy Statement on page 91 titled “Independent Registered Public Accounting Firm Fees.”

RECOMMENDATION OF THE BOARD AND THE AUDIT COMMITTEE

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	35

OUR PAY

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement. The Board has adopted a policy providing for annual “say on pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board encourages you to read the CD&A section of this Proxy Statement below for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the CD&A:

•	We actively engage our shareholders on their views and consider this input when designing our executive compensation programs.

•

Our programs are designed to pay-for-performance, so a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their annual long-term incentives are performance-based.

•

Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including a “clawback” policy, anti-hedging, stock ownership guidelines and no excise tax gross-ups.

For the reasons discussed above, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and other related disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

36	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	37

SAY ON PAY VOTE RESULTS AND SHAREHOLDER ENGAGEMENT

HISTORICAL SAY ON PAY RESULTS

The Compensation and Leadership Committee (the “Committee”) strives to ensure our executive compensation program aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy. Our executive compensation program, in place since 2015, has historically received very strong shareholder support. After a low level of support in 2018, we took concrete steps to understand and respond to our shareholders’ concerns. Our shareholders appreciated the level of direct responsiveness, which resulted in approximately 92% shareholder support for each of our 2019 and 2020 say on pay (“SOP”) votes. Our SOP vote received approximately 89% shareholder support in 2021.

PROXY	2017	2018	2019	2020	2021

SOP RESULT	95.6%	69.1%	92.3%	91.8%	89.4%

2021 SHAREHOLDER ENGAGEMENT

Consistent with prior years, our shareholder engagement process in 2021 was comprehensive and continuous. Our efforts included monitoring trends, seeking input on pay practices and corporate governance, and engaging investors and shareholder groups on pay topics as well as our ESG, operational and financial performance matters. We conduct targeted outreach efforts twice a year with our largest shareholders.

Every year, our shareholders’ perspective is a critical input considered by the Committee for reviewing our pay programs and determining executive compensation. Our outreach efforts in 2021 included:

•	Spring: followed up with our top 25 shareholders from early 2021 (approximately 55% ownership) to collect feedback

•	Fall/Winter: offered to engage with our top 25 shareholders (approximately 57% ownership) to hear their perspectives

Recent examples over the past few years of enhancements to our governance practices that have reflected feedback from our shareholders include creating a diversity, equity and inclusion (“DEI”) website that includes, among other items, diversity data for our employees by gender and race; adopting a proxy access provision in our Bylaws; reinforcing our pay-for-performance philosophy through the enhanced design of our incentive compensation programs; and emphasizing our commitment to high standards and ethics and accountability when participating in the political process through additional public disclosure of our controls, procedures, and oversight efforts.

BOARD RESPONSIVENESS TO SAY ON PAY VOTE

After our SOP vote in 2018, our shareholders provided consistent feedback on how to improve aspects of our CEO’s pay and specific incentive program features. Based on this feedback, we made several changes in 2018, which continue:

•

Eliminated cash from CEO long-term incentives by paying any active Long Range Incentive Plan (“LRIP”) cycles in stock and, beginning in 2019, denominating future LRIP cycles in the form of performance stock unit (“PSU”) equity grants

•	Increased CEO stock ownership requirement from 6x to 10x base salary

•	Disclosed CEO goals and achievement level as it relates to pay decisions, and as reviewed by the Board

•

Removed the 25% cap on the Committee’s ability to reduce a payout under the LRIP and performance options (“POs”) when total shareholder return (“TSR”) is negative, thus providing the Committee with full discretion to decrease the payout

Overall, feedback from our shareholders has been positive, recognizing the significant level of Board responsiveness to shareholder views on compensation, the strength of our management team and their continued support of our performance-based programs.

38	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes the Company’s executive compensation philosophy and programs, which are governed by the Committee. The CD&A includes 2021 total compensation for our Named Executive Officers (“NEOs”) who are listed below. Included in our NEOs for 2021 and whose compensation is described in this CD&A is Kelly Mark, our former Executive Vice President, Software and Services. Refer to “Management Transition” below for additional information.

GREGORY Q. BROWN Chairman and Chief Executive Officer	MARK S. HACKER Executive Vice President, General Counsel & Chief Administrative Officer

JASON J. WINKLER Executive Vice President and Chief Financial Officer	MAHESH SAPTHARISHI Executive Vice President and Chief Technology Officer

JOHN P. MOLLOY Executive Vice President and Chief Operating Officer

MANAGEMENT TRANSITION

On June 1, 2021, we announced that Kelly S. Mark, Executive Vice President, Software and Services, decided to step down from his position leading the software and services segment of the Company and retire from the Company effective December 31, 2021. Mr. Mark remained employed by the Company as Executive Vice President from June 1, 2021 until his retirement on December 31, 2021 to ensure a smooth transition.

OUR BUSINESS

Motorola Solutions is a global leader in public safety and enterprise security. Our technology platforms in Land Mobile Radio Communications (“LMR” or “LMR Communications”), Video Security and Access Control and Command Center Software, bolstered by managed and support services, create an integrated technology ecosystem to help make communities safer and businesses stay productive and secure. We serve more than 100,000 public safety and commercial customers in over 100 countries and have a rich heritage of innovation focusing on advancing global safety for more than 90 years.

KEY SOLUTIONS

LMR Communications	Video Security and Access Control	Command Center Software
$8.2 BILLION	18,700+ EMPLOYEES	6,400+ PATENTS

in annual sales (2021)	in 60 countries	granted

$734 MILLION	100,000+ CUSTOMERS	13,000 NETWORKS

in R&D spending (2021)	in over 100 countries	installed across the globe

HEADQUARTERS	CHAIRMAN and CEO
500 West Monroe Street Chicago, IL USA	Greg Brown

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	39

COMPANY PERFORMANCE

Our TSR significantly outperformed the S&P 500 in 2021, 62% compared to 29%, and over the past three years, 147% compared to 100%. Additionally, 2021 was a record year for other key financial metrics such as revenue, operating earnings, operating cash flow and ending backlog.

When making compensation decisions, the Committee considers specific accomplishments in 2021, as well as how those accomplishments position us to execute against our growth and expansion strategy.

PAYING FOR PERFORMANCE

CEO Framework

Annually, individual performance objectives for Mr. Brown are established collaboratively with the Board and progress towards achieving such objectives is reviewed throughout the year. When determining Mr. Brown’s earned incentives and annual target compensation opportunities, the Board evaluates performance against four main categories:

•	Financial – revenue, earnings per share and dividends

•	Operational – backlog, customer experience and key litigation

•	Long-Term Strategic Initiatives – expansion of product and service offerings, integrated solutions and acquisitions

•	People – organizational optimization, DEI achievements, talent development and succession planning

Specific accomplishments considered for 2021 with respect to these categories are listed in the “CEO Individual Performance” section of this Proxy Statement on page 41.

In recognition of the dynamic and broad-based range of Mr. Brown’s responsibilities, we do not assign a specific weight to each category. The individual performance categories do, however, reflect the Committee’s perspective that both current year results, as well as the quality of the foundation laid for future growth, are equally worthy of consideration. Additionally, the Committee reviews the momentum of the business – multiple year trajectory of key metrics – when reviewing Mr. Brown’s performance. As a result, for example, the Committee looks at annual revenue and earnings growth as well as multi-year trends of these metrics, while also focusing on the Company’s execution of pivotal acquisitions, diversity, equity and inclusion efforts and the attraction of critical talent to the Company’s growth areas.

Short-Term Incentive Plan Results

The Executive Officer Short Term Incentive Plan (“STIP”) provides annual cash incentives to executives based on a combination of objective Company-wide financial performance targets and unique individual executive performance goals. Given the broad range of strategic activities necessary to execute the transformation of our business, the Company performance factor is multiplied by an individual performance factor (“IPF”) to reward our executives for accomplishments beyond strong financial results. The IPF is based on the Committee’s subjective and thorough review of each NEO’s individual performance throughout the year.

40	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Company-Wide Financial Performance and Compensation Changes in 2021

In 2021, we achieved approximately 98% of our operating plan for non-GAAP Operating Earnings (“non-GAAP OE”) and approximately 100% of our operating plan for Free Cash Flow, resulting in a Company performance factor of 0.96. Even with the continuing impacts of the COVID-19 pandemic, performance targets for 2021 remained aggressive, with only a 3% decrease in non-GAAP OE from our 2020 performance target and a 5% decrease in Free Cash Flow from our 2020 performance target.

COMPANY PERFORMANCE MEASURE	MINIMUM	TARGET	MAXIMUM	2021 RESULT	COMPANY PERFORMANCE FACTOR	MEASURE WEIGHT	WEIGHTED RESULT

Non-GAAP OE1 (in millions)	$1,935	$2,150	$2,365	$2,117	0.94	65%	0.61

Free Cash Flow[2] (in millions)	$1,440	$1,600	$1,840	$1,594	1.00	35%	0.35

TOTAL							0.96

[1]

Non-GAAP OE is our reported GAAP Operating Earnings excluding share-based compensation expenses, reorganization of business charges, intangible assets amortization expenses, tangible and intangible asset impairments, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investment and businesses, Hytera-related legal expenses, the income tax effects of significant tax matters, and acquisition-related transaction fees.

[2]	Free Cash Flow is a non-GAAP financial measure and is calculated as net cash provided by operating activities less capital expenditures.

CEO Individual Performance

The Committee uses the IPF in the STIP to capture key qualitative and quantitative objectives important to the execution of annual contributions to our long-term strategies. Mr. Brown’s IPF incorporates both his individual accomplishments and his role in supporting the accomplishments of his leadership team, for which he is accountable.

Mr. Brown’s 2021 IPF of 1.4 was derived from his accomplishments under the “CEO Framework” section described above. Highlights from his accomplishments in each category are provided in the table below.

2021 ACCOMPLISHMENT HIGHLIGHTS
FINANCIAL

•   Achieved revenue growth of 10% to $8.2 billion, a Company record

•   Achieved Products and Systems Integration revenue growth of 9% to $5 billion

•   Achieved Software and Services revenue growth of 13% to $3.1 billion, a Company record, resulting in the segment generating 38% of Company revenue and 54% of non-GAAP OE

•   Achieved Video Security and Access Control revenue growth of 32% to $1.2 billion, a Company record

•   Achieved non-GAAP OE growth of 15% to $2.1 billion, a Company record

•   Achieved operating cash flow growth of 14% to $1.8 billion, a Company record

OPERATIONAL

•   Achieved backlog growth of 19% to $13.6 billion, a Company record

•   Repatriated $527 million of capital to the U.S.

•   Increased patent portfolio by 300 to 6,400 granted patents

•   Won legal actions against China-based Hytera increasing total civil judgment to approximately $670 million

LONG-TERM STRATEGIC INITIATIVES

•   Launched 30 major products, including:

¡  MOTOTRBO Ion, next generation PCR device

¡  APX NEXT XN, next generation firefighter device

¡  M500, next-generation AI-enabled in-car video system

¡  L5M, next generation mobile ALPR detection camera

¡  WAVE PTX, mission-critical push-to-talk for public safety

¡  CommandCentral Suite, public safety’s first cloud-native 911 call-to-case closure solution

¡  Smart Transcription and Citizen Input for 911

¡  Openpath Video Recorder Pro, high-resolution camera with door reader form factor

¡  Avigilon AI Network Video Recorder, adding AI capabilities to connected video streams

•   Closed approximately $500 million in acquisitions, strengthening our Video Security and Access Control and Command Center Software solutions

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	41

2021 ACCOMPLISHMENT HIGHLIGHTS
PEOPLE

•   Added “Inclusive” to Company values

•   Implemented DEI employee training, launched DEI webpage to provide greater transparency, held DEI listening sessions with 1,200 employees and developed global DEI action plans

•   Appointed seven new diverse vice presidents, increasing U.S. vice president diversity to 41% versus 38% in 2020

•   Conducted successful virtual internship program for 230 participants, increasing intern diversity to 69% from 67% in 2020

•   Hired 3,070 new employees and acquired 270 new employees

•   Achieved employee volunteering growth of 60% to nearly 65,000 hours, a Company record

•   Successfully navigated COVID-19 response and federal vaccination mandates

•   Earned several recognitions including:

¡  World’s Most Admired Companies (Fortune)

¡  America’s Best Large Employers (Forbes)

¡  Management Top 250 (The Wall Street Journal)

¡  100 Best Workplaces for Innovators (Fast Company)

¡  Corporate Equality Index (Human Rights Campaign)

¡  America’s Best Employers for Diversity (Forbes)

¡  Top 100 U.S. Internship Programs (WayUp)

¡  100 Best ESG Stocks (Investor’s Business Daily)

¡  Best Places to Work (Disability Equality Index)

¡  America’s Most Responsible Companies (Newsweek)

In sum, the Committee has determined that Mr. Brown’s performance warrants application of a 1.4 IPF with respect to his STIP payout.

Other NEO Individual Performance

Other NEO individual performance objectives coalesce with Mr. Brown’s objectives, as set by the Board. Mr. Brown evaluated the other NEOs’ individual performance based primarily, but not exclusively, on the same categories in the CEO framework and made the following recommendations which were approved by the Committee.

42	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

The below table includes highlights from each NEO’s many accomplishments that contributed to the Company’s success in 2021. For the purposes of this table, accomplishments have been ascribed to a specific category, though many of them impact multiple categories.

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

WINKLER	1.4

•  Mitigated COVID-19 pandemic-related supply chain disruptions to achieve record non-GAAP OE and operating cash flow, including:

¡  Grew non-GAAP OE 15% to $2.1 billion with 19% growth in Software and Services and 11% growth in Products and Systems Integration

¡  Grew operating cash flow 14% to $1.8 billion

•  Established $2.25 billion 5-year revolving credit facility with improved pricing and terms

•  Issued $850 million of 2.75% 10-year debt and redeemed $324 million of 3.50% senior notes

•  Repatriated $527 million of capital to the U.S., increasing U.S. cash to 70% of total, further centralizing liquidity

•  Enhanced investor relations, revamping investor presentation narrative, establishing new communication channel with CFO and launching quarterly newsletter for investors

•  Implemented enhanced forecasting models incorporating dynamic demand and supply environment

•  Optimized supply chain footprint with consolidation of four supply chain locations to state-of-the-art facility in Texas

•  Reduced global pension funding deficit to less than $1 billion

•  Increased quarterly dividend 11%

•  Led comprehensive portfolio review and pricing updates

•  Deployed new subscription management tools to support growing recurring revenue lines of business

•  Launched e-commerce platforms for LMR and Video Security and Access Control

•  Enhanced information security readiness by:

¡  Launching employee awareness campaign

¡  Implementing employee training and phishing programs

¡  Leading security incident tabletop exercise

•  Expanded use of automation and digitization in audit function to drive enhanced sampling and continuous monitoring

•  Restructured and expanded organization to include CIO and IT teams

•  Led significant talent refresh and development, hiring over 550 employees and hosting 44 interns from 15 countries

•  Continued to drive DEI programs including leadership listening sessions, DEI training, DEI recruiting and pay equity assessments

•  Performed extensive compensation analyses and implemented new rewards strategies to strengthen retention of high performers

•  Transitioned over 200 employees to new Texas facility

•  Continued to integrate and leverage centers of excellence for efficiency and talent development

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	43

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

MOLLOY	1.4

•  Grew revenue 10%

•  Grew backlog 19%

•  Achieved record revenue for LMR systems integration

•  Achieved record revenue for services

•  Achieved record revenue for Video Security and Access Control

•  Achieved $130 million in APX NEXT device orders

•  Mitigated pandemic-related supply chain constraints through product redesigns

•  Launched 50 new LMR products

•  Launched 80 fixed video and access control products

•  Launched Safety Reimagined partner program, expanding reach of our unified voice, data, video and analytics platform

•  Launched Orchestrate, simplified cloud-based business workflow automation tool

•  Transitioned Video Security and Access Control supply chain operations to state-of-the-art facility in Texas

•  Acquired and integrated Openpath and Envysion to expand Video Security and Access Control portfolio

•  Restructured and expanded organization to include global services, software sales and digital and field marketing teams

•  Expanded hiring from underrepresented groups, increasing U.S. diversity by 3%

•  Increased investment in rewards and development programs designed for talent retention

•  Continued to drive DEI programs including leadership listening sessions, DEI training, DEI recruiting and pay equity assessments

•  Sponsored programs designed to support the mental health and wellness of employees, including “The Energy Project” to address employee burnout by providing tools and techniques for managing time and energy

44	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

HACKER	1.4

•  Led comprehensive COVID-19 pandemic response plan to keep our employees safe and support our customers while ensuring compliance with applicable federal, state and local vaccination mandates

•  Supported completion of key strategic acquisitions and venture capital investments

•  Successfully advocated for legislative and regulatory outcomes that supported public safety and law enforcement at the federal, state, and local levels

•  Continued successful execution of our global offensive litigation strategy to protect our innovation and defend our intellectual property rights, including:

¡  Multiple victories against Hytera for trade secret misappropriation and copyright infringement, increasing total civil judgment to approximately $670 million

¡  Launch of patent infringement litigation against Verkada in the U.S. International Trade Commission

•  Strengthened ESG governance and transparency including enhanced corporate responsibility report, expanded climate and DEI initiatives, and training for employees and suppliers

•  Continued evolution of patent portfolio to increase software and video patents, now representing 45% of patent portfolio

•  Strengthened DEI culture, governance, and transparency through:

¡  Development of DEI global strategic plan

¡  Launch of DEI action plans tailored to each Executive Committee member’s organization

¡  Creation of DEI advisory council

¡  Launch of first-ever DEI webpage setting forth DEI commitment and workforce demographics

¡  Launch of mandatory DEI training for all employees

¡  Hosting of 63 DEI listening sessions with 1,200 employees

¡  Hosting of 15 diversity recruiting sessions with 1,000 employees

•  Launched new performance management process to align goals with company values and enhance employee feedback

•  Achieved Top 100 Internship Program award for fourth consecutive year

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	45

	IPF	FINANCIAL AND OPERATIONAL	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

SAPTHARISHI	1.4

•  Integrated cyber monitoring services into LMR and Command Center Software offerings

•  Mobile Video

¡  Exceeded annual sales plan

¡  More than doubled body-worn camera orders, including French MOI, the largest body-worn camera order to date

¡  Year-over-year increase in mix of as-a-service mobile video orders

•  Command Center Software

¡  Grew revenue 10%

¡  Expanded the number of customers utilizing two or more of our solutions to over 600 customers

¡  Created a path to the cloud for on-premises customers and expanded cloud adoption

¡  Initiated hybrid offer with subscription offerings for software suite, including on-premises or cloud-based offerings

¡  Increased the average population of people served by Next Generation 911 call routing by over 40% year-over-year

¡  2x sales growth expansion of subscription-based offerings

¡  Grew video software 39%, which was the fastest growing portion of our software revenue in 2021

•  Launched cloud native CommandCentral Suite with innovative user experience across entire incident workflow

•  Launched CommandCentral Evidence with unified search, modern evidence viewer, automated transcription and judicial sharing

•  Launched WAVE PTX for public safety and incorporated streaming video into mission-critical push-to-talk capabilities

•  Launched M500, first AI-enabled in-car video system

•  Launched L5M, next generation mobile ALPR detection camera

•  Developed improved AI capabilities for fixed video product portfolio

•  Developed high performance and scalable next generation ALPR engine

•  Acquired 911 Datamaster to further supplement our Command Center Software subscription offerings

•  Restructured organization and leadership team, including addition of strong external talent

•  Continued to drive DEI programs including leadership listening sessions, DEI training, DEI recruiting and pay equity assessments

•  Launched successful mentor program with 470 employees participating and 2,550 hours logged

MARK	1.0

•  Successfully led the Software and Services organization through his retirement announcement on June 1, 2021. Mr. Mark helped achieve Software and Services revenue growth of 13% to $3.1 billion, a Company record, and he assisted with a seamless leadership transition to Dr. Saptharishi.

46	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

2021 NEO Short-Term Incentive Payouts

As detailed earlier, the Committee assessed and determined that Mr. Brown and the other NEOs largely exceeded their qualitative and quantitative individual performance objectives. To recognize and reward these achievements, the Committee has approved the following IPFs and total STIP payouts.

NEO	ELIGIBLE EARNINGS(1)	STIP TARGET (%)	COMPANY PERFORMANCE FACTOR	INDIVIDUAL PERFORMANCE FACTOR	STIP AWARD ($)	AWARD AS % OF TARGET

BROWN	$1,250,000	175%	0.96	1.40	$2,940,000	134%

WINKLER	$650,962	95%	0.96	1.40	$831,148	134%

MOLLOY	$768,269	95%	0.96	1.40	$980,926	134%

HACKER	$666,346	95%	0.96	1.40	$850,791	134%

SAPTHARISHI[2]	$482,308	77%	0.96	1.40	$501,795	134%

MARK	$620,192	95%	0.96	1.00	$565,615	96%

[1]	Eligible earnings consists of the base salary earned during the performance period from January 1 through December 31.
[2]

Dr. Saptharishi’s STIP target (%) was prorated due to his promotion to the position of Executive Vice President and Chief Technology Officer, and his corresponding compensation changes with respect to such promotion, on November 18, 2021. Dr. Saptharishi’s STIP target (%) from January 1 to November 17, 2021 was 75% and increased to 95% effective November 18, 2021.

Long-Term Incentive Plan Results

Our annual long-term incentive program (“LTI”) is 100 percent performance-based and provides awards in the form of PSUs, POs and market stock units (“MSUs”), which are earned based on either relative TSR (in the case of PSUs and POs) or change in absolute stock price (in the case of MSUs). The annual LTI not only rewards long-term stock price performance, but also ensures that our TSR outperforms the median of the S&P 500 in order to receive a target payout.

Long Range Incentive Plan and Performance Options

The 2019-2021 LRIP cycle and POs granted in 2019 were earned based on
TSR relative to the S&P 500 over the three-year performance period.

MSI’s three-year cumulative TSR performance of 112.6% resulted in a 79th percentile rank versus S&P 500 companies, with awards earned at 175% of target.

TSR calculation is defined in the “2021 Annual Compensation Elements”
section below.

2019-2021 LRIP	POs ($138.64 exercise price)
RELATIVE TSR PAYOUT SCALE (S&P 500)
PERCENTILE RANK	PAYOUT	TSR
90th - 100th Percentile	250%	149.2%
80th - 89.99th Percentile	200%	114.2%
MSI (79th Percentile)	175%	112.6%
70th - 79.99th Percentile	175%	87.1%
60th - 69.99th Percentile	150%	65.5%
55th - 59.99th Percentile	110%	56.9%
50th - 54.99th Percentile	90%	50.7%
45th - 49.99th Percentile	80%	42.3%
35th - 44.99th Percentile	50%	30.0%
30th - 34.99th Percentile	30%	23.7%
<30th Percentile	0%

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	47

Market Stock Units

One-third of the MSUs granted in 2018, 2019 and 2020 were earned in 2021 based on absolute stock price appreciation. These awards were earned at 172%, 128%, and 103% of target, respectively, with corresponding stock price appreciation.

Grant Date: March 8, 2018 3rd of 3 Tranches Earned on March 8, 2021	Grant Date: March 22, 2019 2nd of 3 Tranches Earned on March 22, 2021	Grant Date: March 13, 2020 1st of 3 Tranches Earned on March 13, 2021
Beginning stock price: $105.04 Ending stock price: $180.62	Beginning stock price: $140.64 Ending stock price: $179.92	Beginning stock price: $174.73 Ending stock price: $179.97
PAYOUT = 172% OF TARGET	PAYOUT = 128% OF TARGET	PAYOUT = 103% OF TARGET

EVOLUTION OF OUR CEO’S PAY PROGRAM

This section outlines Mr. Brown’s compensation since Motorola Solutions became a publicly traded company in January 2011. Additional detail for each component of pay, including changes from 2020 to 2021, and the corresponding rationale, can be found in the “2021 Annual Compensation Elements” section below.

2011-2021 CEO Compensation

The Committee reviews Mr. Brown’s compensation in an effort to deliver a competitive, but responsible, target compensation package. Throughout Mr. Brown’s 14 years as CEO, the Committee has exercised its discretion to both increase and decrease Mr. Brown’s target compensation, as it has deemed appropriate. For a detailed description of Mr. Brown’s employment agreement, please refer to the section of this Proxy Statement on page 71 titled “Employment Contracts.”

Since 2011, the Committee has decreased Mr. Brown’s short-term cash compensation and increased his long-term compensation, resulting in a net increase of 67.8% over the 11 years. During this same time, Mr. Brown has guided the Company through a significant transformation and Motorola Solutions has delivered TSR of 792.5%.

PAY COMPONENT	2011	2021	% CHANGE	COMMENTS

BASE SALARY	$1,200,000	$1,250,000	4.2%

In 2014, Mr. Brown’s base salary was increased by $50,000 by the Committee and he received an amended employment agreement, which lowered his target incentive to 150%, resulting in an 18.6% decrease to Target Total Cash. In 2018, the Committee increased Mr. Brown’s target incentive from 150% to 175%.

STIP TARGET %	220%	175%	-20.5%
TARGET TOTAL CASH	$3,840,000	$3,437,500	-10.5%

LRIP	$3,000,000	$4,916,666	63.9%

Beginning with the performance cycle that ended in 2018, Mr. Brown has received his LRIP payouts in stock, thus eliminating cash from his LTI program. Beginning with the performance cycle that started in 2019, Mr. Brown’s LRIP has been denominated 100% in PSUs.

EQUITY	$4,000,000	$9,833,334	145.8%

In 2015, the Committee replaced Mr. Brown’s stock options and restricted stock units (“RSUs”) (containing a stock price hurdle) with POs and MSUs, improving the long-term performance orientation of the program.

TOTAL LTI	$7,000,000	$14,750,000	110.7%

TARGET TOTAL COMPENSATION	$10,840,000	$18,187,500	67.8%	AVERAGE ANNUAL INCREASE OVER ELEVEN YEARS IS 6.2%

48	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

CEO Compensation vs. TSR

Over this 11-year period, Mr. Brown’s target compensation program has been managed to provide appropriate pay levels in relation to returns for our shareholders. An even stronger relationship holds true when considering Mr. Brown’s compensation as reported in the 2021 Summary Compensation Table on page 62 of this Proxy Statement, which, for years prior to 2021, is a mix of current year compensation and payouts related to prior years’ performance.

TARGET COMPENSATION VS. TSR	SUMMARY COMPENSATION TABLE VS. TSR

CEO 2021 LTI Pay Decisions

The Committee and our Board recognize that the retention of highly qualified leaders is critical to the Company’s continued success. Mr. Brown is a highly experienced senior leader at our Company. He joined the Company in 2003 and served in several senior executive roles before becoming CEO in 2008. Through his visionary leadership as CEO, Mr. Brown has transformed the Company into a global leader in public safety and enterprise security. He has led the Company through the successful execution of key strategic initiatives that have positioned the Company for long-term success and, in doing so, has created significant value for shareholders. As in prior years, when evaluating Mr. Brown’s 2021 long-term incentive compensation, the Committee took into consideration the fact that the Company generated TSR of 173% over the 5-year period ended December 31, 2020, outperforming the S&P 500 index by 70 percentage points.

As the Committee and the Board looked ahead, they believed it to be in the best interests of our shareholders and critical to the Company’s path forward to retain Mr. Brown as CEO. The continuing impacts of the COVID-19 pandemic in 2021 further illuminated the key role that Mr. Brown plays at our Company. We are confident in Mr. Brown’s ability to continue to make strategic investments that strengthen our portfolio and grow our expanding businesses. As such, the Board determined to increase Mr. Brown’s 2021 long-term incentive opportunity 5% from $14.1 million in 2020 to $14.8 million.

The Committee and the Board believed limiting the increase only to Mr. Brown’s long-term incentive opportunity further aligned his interests with those of our shareholders, as his long-term incentive opportunity is 100% performance-based and tied to Motorola Solutions’ stock price performance, either on an absolute basis or relative to the S&P 500.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Our executive compensation program design is guided by five key principles.

PRINCIPLE	DESCRIPTION

Business	Incentives are aligned with the Company’s business goals and avoid excessive risk-taking

Performance Differentiated	Programs designed to create an effective link between pay and performance at both the Company and individual levels

Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy

Ownership Oriented	Compensation is aligned with shareholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines

Simplicity	Engagement is driven through simple, cost-efficient plan design

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	49

COMPENSATION OBJECTIVES

We built our 2021 executive compensation program upon the following objectives:

50	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

SOUND GOVERNANCE PRACTICES

Our executive compensation program is aligned to our business strategy and incorporates strong governance.

WHAT WE DO
PRACTICE	MSI PRACTICE
Annual Shareholder Say on Pay	We seek an annual non-binding advisory vote from shareholders on our executive compensation
Robust Stock Ownership Guidelines	Executives are required to hold stock equal to 10x salary for CEO and 3x salary for other NEOs
Transparent Disclosure	Robust individual performance disclosure for STIP
Pay-for-Performance and Shareholder Alignment	Long-term incentive program for management team, including the NEOs, is 100% performance-based with respect to annual grants
Use of Independent Advisor	The Committee retains Compensation Advisory Partners LLC (“CAP”) to review Company compensation programs and practices

WHAT WE DON’T DO
PRACTICE	MSI PRACTICE
No Cash in NEO LTI Program	Beginning in 2021, NEO LTI was 100% performance-based equity
No Excise Tax Gross-ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change in control
No Excessive Perquisites	We do not provide excessive perquisites to our NEOs and believe that our limited perquisites are reasonable and competitive
No Hedging of Company Securities

Our Insider Trading Policy prohibits directors, officers and other designated employees from directly or indirectly holding securities tied to the performance of the Company other than our Common Stock and stock options delivered directly to employees under our option and incentive plans

No Single Trigger Severance in a Change in Control	In the event of a change in control, all severance pay components have a double trigger (subject to certain conditions)

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	51

EVOLUTION OF OUR EXECUTIVE COMPENSATION PROGRAM

The below timeline illustrates our responsiveness to shareholder feedback and the evolution of our compensation program over the past several years.

HOW WE PLAN COMPENSATION

Our compensation framework is based on sound program design principles, which allow for the flexibility to competitively, but responsibly, address the dynamic labor markets in which we compete. These programs have been designed to focus executives on the achievement of our long-term business plan and shareholder value creation. Our incentive plans utilize rigorous financial goals and, with respect to awards with relative TSR goals, require above median relative outperformance for target payouts, while incorporating risk-mitigating features, such as payout caps, to ensure we reward sustainable growth.

Over the years, our executive compensation program has evolved with our business strategy, incorporated feedback from our shareholders, and maintained market competitiveness to properly incent and reward our management team. Additionally, we conduct regular risk assessments of our compensation programs and practices and review results with the Committee at least annually.

When setting annual compensation for our NEOs, the Committee balances the current state of the business with setting the stage for the future. The Committee, with assistance from its independent advisor, CAP, considers peer company pay practices for comparable positions; NEO experience, tenure, scope of responsibility and performance; internal pay alignment; and succession planning. The Committee uses the 50th percentile of our peer group and surveys as an initial guideline for establishing target total compensation opportunities for our NEOs. For 2021, on average, our NEOs were between the market 50th and 75th percentiles, with the exception of our highly seasoned CEO.

The Committee engages CAP to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of management’s Executive Committee.

In 2021, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. During 2021, the Committee also reviewed CAP’s independence using assessment criteria that aligned with the SEC and related NYSE rules. The Committee concluded that CAP was independent and had no conflicts of interest.

52	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

PERFORMANCE-BASED COMPENSATION STRUCTURE

The performance-based structure for 2021 incorporates incentives that measure both short-term and long-term performance. In addition to base salary and an annual STIP award, this structure, shown graphically below (with incentives shown at their target amounts), includes an annual LTI award made up of our LRIP (which, beginning with the 2021 performance cycle, is denominated 100% in PSUs for all NEOs), POs and MSUs. The Committee believes a majority of compensation should be in the form of LTI to better drive alignment with shareholder interests and executive retention.

2021 TARGET TOTAL COMPENSATION SUMMARY

When setting NEO compensation, the Committee first determines target total compensation and second, determines each pay component in support of the appropriate aggregate value and mix.

NEO	BASE SALARY	TARGET STIP %	TARGET TOTAL CASH		TARGET LTI(1)		TARGET TOTAL COMPENSATION	YEAR-OVER YEAR CHANGE
				LRIP	PO/OPTION	MSU/RSU

BROWN	$1,250,000	175%	$3,437,500	$4,916,666	$4,916,667	$4,916,667	$18,187,500	3.7%

WINKLER	$675,000	95%	$1,316,250	$1,066,666	$1,066,667	$1,066,667	$4,516,250	96.8%[2]

MOLLOY[3]	$775,000	95%	$1,511,250	$1,133,334	$1,133,333	$1,133,333	$4,911,250	5.8%

HACKER	$675,000	95%	$1,316,250	$750,000	$750,000	$750,000	$3,566,250	7.1%

SAPTHARISHI[4]	$600,000	95%[5]	$1,170,000	$327,171	$548,750	$746,250	$2,792,171	N/A

MARK	$625,000	95%	$1,218,750	$838,334	$838,333	$838,333	$3,733,750	4.6%

[1]

Options and RSUs in this “Target LTI” column apply solely to Dr. Saptharishi, who was not yet eligible for the 2021 LTI program at the time of grant (with respect to POs and MSUs). See also footnotes 4 and 5 below.

[2]

Mr. Winkler’s year-over-year change is primarily due to his 2021 LTI, which is significantly greater than the LTI granted to him in 2020, the year of his promotion to Executive Vice President and Chief Financial Officer.

[3]	Mr. Molloy’s target LTI and target total compensation for 2021 excludes a recognition grant received in June 2021 for his leadership in the sales and services organization.
[4]	Table only reflects Dr. Saptharishi’s compensation as an NEO; therefore, the “Year-Over-Year Change” column is not applicable.
[5]

Dr. Saptharishi’s target STIP % was prorated to 77% due to his promotion to the position of Executive Vice President and Chief Technology Officer, and his corresponding compensation changes with respect to such promotion, on November 18, 2021. Dr. Saptharishi’s target STIP % from January 1 to November 17, 2021 was 75% and increased to 95% effective November 18, 2021.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	53

2021 ANNUAL COMPENSATION ELEMENTS

BASE SALARY

As the only fixed compensation element in our program, base salary is used to provide what we believe to be a baseline level of stability required to be market competitive. Salaries are reviewed and adjusted by the Committee as needed. Annual increases are not guaranteed or automatic.

In March 2021, the Committee reviewed base salaries for our NEOs and applied market adjustments, where applicable. Mr. Brown has not received a base salary increase since 2014 and did not receive a base salary increase in 2021.

NEO	2020 BASE SALARY RATE	2021 BASE SALARY RATE	YEAR-OVER- YEAR CHANGE	2021 ACTUAL SALARY

BROWN	$1,250,000	$1,250,000	0.0%	$1,250,000

WINKLER	$550,000	$675,000	22.7%	$650,962

MOLLOY	$740,000	$775,000	4.7%	$768,269

HACKER	$630,000	$675,000	7.1%	$666,346

SAPTHARISHI[1]	—	$600,000	N/A	$482,308

MARK	$600,000	$625,000	4.2%	$620,192
[1]

Dr. Saptharishi is an NEO because he was elevated to the Company’s Executive Committee on June 1, 2021 and promoted to Executive Vice President and Chief Technology Officer on November 18, 2021. Table only reflects Dr. Saptharishi’s compensation as an NEO.

SHORT-TERM INCENTIVES

The STIP is an annual cash incentive award based on the Company’s achievement of financial performance and an executive’s individual performance. The Committee sets the target value for STIP as a percentage of an executive’s base salary.

Incentive Targets

There were no changes to individual target award percentages in 2021. Our CEO, Mr. Brown, continued to have an individual target award percentage of 175%, and all other NEOs’ target percentages continue to be 95%.

Payout Formula

Actual STIP awards are based on the executive’s target incentive opportunity, the Company’s achievement of performance results (“Business Performance Factor”) and IPF assessment. The payout opportunity for both the Business Performance Factor and the IPF ranges from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on a market evaluation.

Metric Selection

For 2021, the Business Performance Factor was based on achievement of non-GAAP OE (weighted 65%) and Free Cash Flow (weighted 35%) goals. Non-GAAP OE measures our profits from sales and Free Cash Flow measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry and are fundamental inputs we use to measure profitability, business liquidity and rates of return for the business. We believe non-GAAP OE and Free Cash Flow appropriately measure our annual business performance and ultimately drive our long-term shareholder value over time.

54	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

LONG-TERM INCENTIVES

Our LTI program, implemented in 2015, was designed with the specific intention of aligning the largest component of NEO pay to the achievement of exceptional and sustainable value creation for our shareholders. To achieve this, we have purposefully created an integrated technology ecosystem to support public safety and enterprise security, evolving from our LMR focus to integrate command center software, video security, analytics and access control solutions. The annual LTI program is designed to achieve this alignment through:

•	100% performance-based vesting with respect to our regular annual grant under the LTI program (i.e., no time-based vesting or guaranteed value)

•	The program metrics being 100% aligned to creating more value for our shareholders

•	The majority of the total award value requiring TSR performance above the median of S&P 500 companies in order to receive a target payout

Determining Target Award Values

The Committee reviews LTI target award values annually by first determining a target total compensation value appropriate for the size and complexity of the NEO’s role and then determining the appropriate LTI value based on our philosophy of delivering the largest percentage of total compensation in LTI. The Committee also considers the 100% performance-based nature of our annual LTI program and how our Company’s potential future performance has been impacted by the groundwork that has been set in the prior year. As we continue to execute our long-term strategy through our Company’s transformation, the Committee believes it is critical that each NEO’s target opportunity appropriately reflects their contribution.

When setting LTI target awards for 2021, the Committee considered the significant impact of Mr. Brown’s decisions and actions on our longer-term business strategy.

The Committee approved total target 2021 LTI at its March 2021 meeting.

NEO	TOTAL TARGET 2020 LTI	2021 LRIP	2021 POs/ Options	2021 MSUs/ RSUs	TOTAL TARGET 2021 LTI	YEAR-OVER- YEAR CHANGE

BROWN	$14,100,000	$4,916,666	$4,916,667	$4,916,667	$14,750,000	5%

WINKLER	$1,222,441	$1,066,666	$1,066,667	$1,066,667	$3,200,000	162%[1]

MOLLOY[2]	$3,200,000	$1,133,334	$1,133,333	$1,133,333	$3,400,000	6%

HACKER	$2,100,000	$750,000	$750,000	$750,000	$2,250,000	7%

SAPTHARISHI[3]	—	$327,171	$548,750	$746,250	$1,622,171	N/A

MARK	$2,400,000	$838,334	$838,333	$838,333	$2,515,000	5%
[1]	Mr. Winkler’s 2020 LTI award was granted prior to and at the time of his promotion; his 2021 LTI award reflects his new role as Executive Vice President and Chief Financial Officer.
[2]	Mr. Molloy’s total target 2021 LTI award excludes a recognition grant received in June 2021 for his leadership in the sales and services organization.
[3]

Dr. Saptharishi, who was elevated to the Company’s Executive Committee in June 2021 and promoted to Executive Vice President and Chief Technology Officer in November 2021, received an annual equity grant in March 2021, a recognition grant for an expanded role in May 2021, and a promotion grant in November 2021, all comprised of time-vested stock options and RSUs. Dr. Saptharishi also received a grant in November 2021 for a prorated LRIP target. Table only reflects Dr. Saptharishi’s compensation as an NEO; therefore, the “Year-Over-Year Change” column is not applicable.

LTI Components

The 100% performance-based annual LTI program includes the LRIP, POs and MSUs, each of which comprise one-third of the total LTI mix.

•

Both the LRIP (which, beginning with our 2021 performance cycle, is now denominated 100% in PSUs for all NEOs) and POs are based on three-year TSR relative to the S&P 500. The payout scale for the LRIP and POs requires our performance over a three-year period to exceed median performance of the S&P 500 companies before earning a target payout.

•

The 2021-2023 LRIP cycle is denominated 100% in PSUs for each NEO. The LRIP and POs utilize a three-year performance period and, consistent with earned POs, earned PSUs will settle on the third anniversary of the grant.

•

With new LRIP cycles denominated in equity, the 2021 Summary Compensation Table on page 62 of this Proxy Statement will show LRIP awards in two places for each of 2019, 2020 and 2021: (1) LRIP earned from the 2017-2019 cycle, 2018-2020 cycle, and 2019-2021 cycle (with amounts paid in cash and stock), will be reflected in the Non-Equity Incentive Plan column, and (2) target PSU grants for the 2019- 2021, 2020-2022, and 2021-2023 LRIP cycles will be reflected in the Stock Awards column (with grant date fair value of the new LRIP PSUs at target).

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	55

•

If our TSR over the performance period is negative, but would still result in a ranking that would provide a payout, the Committee has unlimited discretion to reduce the calculated LRIP payout (and number of POs vesting).

•

The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus the value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

•	MSUs are based on absolute stock price appreciation/depreciation and provide a vehicle to further align with our shareholders and support retention of our NEOs.

•

Each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period, with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned.

•

The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second, and third anniversaries of the date of grant with respect to one-third of the grant for each of the three concurrent performance periods.

COMPARATIVE MARKET DATA

When setting compensation for our NEOs, the Committee reviews comparative market data from our peer group companies, as well as survey market data.

2021 PEER GROUP

Our peer group is used by the Committee to compare pay levels, pay mix and alignment of pay with our performance, as discussed in the “How We Plan Compensation” section above on page 52 of this Proxy Statement.

Peer Selection Criteria

To ensure meaningful comparisons, the Committee, with the assistance of the Committee’s independent consultant, reviews the peer group annually and makes updates as necessary. Specifically, as we continue to extend our leadership in public safety and enterprise security by expanding our technologies within each of our Products and Systems Integration and Software and Services segments through strategic investments and acquisitions, the Committee continues to include software and services companies in its review.

56	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

To create a sufficiently sized peer group with whom we compete for executive talent, the Committee considers a combination of primary criteria and secondary criteria, including those listed below:

•

Primary Criteria: Publicly traded securities listed on a U.S. stock exchange, revenues and/or market capitalization within 1/3x to 3.0x of that of Motorola Solutions, and relevant Global Industry Classification Standard (GICS) sub-industry segments across the communications, information technology, and industrials sectors

•

Secondary Criteria: Companies that list Motorola Solutions as a peer, companies named as peers by shareholder advisory firms, companies listed as peers by current peers, and companies with comparable revenue growth, TSR, and business mix

Changes to the 2021 Peer Group

In early 2021, the Committee approved the following changes:

•	Removals: Ingersoll Rand PLC (n/k/a Trane Technologies) and Raytheon Company (merged with United Technologies Corporation in April 2020 to form Raytheon Technologies Corporation)

•	Addition: Fortive Corporation (size-appropriate; industry competitor)

At the time of approval, in February 2021, Motorola Solutions was positioned at the 71st percentile for revenue and the 33rd percentile for market capitalization among the resulting 13 company peer group.

2021 Peer Group Companies

Agilent Technologies, Inc.	Illinois Tool Works Inc.	Roper Technologies, Inc.

Autodesk, Inc.	Intuit Inc.	ServiceNow, Inc.

Citrix Systems, Inc.	L3Harris Technologies, Inc.	Trimble Inc.

Dover Corporation	Parker-Hannifin Corporation

Fortive Corporation	Rockwell Automation, Inc.

SURVEY MARKET DATA

To supplement our peer group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to the Company. For 2021, similar to prior years, the Committee considered data from the Radford Global Technology Survey, Willis Towers Watson High Tech Executive Survey and the IPAS Global High Technology Survey.

EQUITY USAGE UNDER OUR COMPENSATION PROGRAMS

In 2012, we reduced our overall share usage (equity grants as a percentage of common shares outstanding) from our prior granting practices to more effectively manage our stock-based compensation expense and overall shareholder dilution. The expense from grants prior to 2012 made to a broader population was fully recognized by 2016. Our share granting practices have again evolved to meet the changing needs of our business and drive our growth. The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. These types of grants are made on the first trading day of each month.

At the 2015 annual meeting of shareholders, shareholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006 (the “Omnibus Plan”). This reduced the total number of shares reserved and approved for issuance by approximately 7 million shares, to 12 million shares. We continued to closely manage our equity-granting practices to ensure our share usage and stock-based compensation expense remains in line with competitive levels. At this Annual Meeting, the Company is presenting Proposal 4 to our shareholders, to approve the Amended and Restated Omnibus Incentive Plan of 2015, which, among other items, would increase the total number of shares reserved and approved for issuance by 4,650,000 shares. For additional information regarding Proposal 4, please refer to the section titled “Proposal No. 4 – Approval of the Amended and Restated Omnibus Incentive Plan of 2015” on page 82 of this Proxy Statement.

In 2021, we continued to have acquisition activity and, in an effort to preserve enterprise knowledge and align our new employees’ interests with those of our shareholders, we issued equity either as part of an acquisition or made retention grants under the Omnibus Plan. The shares issued as part of an acquisition were granted outside of our standard compensation programs and do not count against our shares available for future issuance. The information below for 2019, 2020 and 2021 only includes share usage as a percentage of common stock outstanding as of

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	57

December 31 for each year and aggregate value of equity granted under our compensation programs and excludes 0.27% share usage and $56 million value of equity granted as part of acquisitions for 2019, 0.03% share usage and $9 million value of equity granted as part of acquisitions for 2020, and 0.09% share usage and $33 million value of equity granted as part of acquisitions for 2021.

We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section 16 officers and other members of the management team are approved by the Committee, with concurrence by the Board for grants to Mr. Brown.

OTHER COMPENSATION POLICIES AND PRACTICES

BENEFITS AND PERQUISITES

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

BENEFIT OR PERQUISITE	NAMED EXECUTIVES	OTHER EXECUTIVES AND MANAGERS	ALL ELIGIBLE FULL-TIME EMPLOYEES

Retirement[1], Saving and Stock Purchase Plans

Health and Welfare Benefits[2]

Deferred Compensation[3]

Financial Planning Counseling[4]		Vice Presidents

Executive Physicals		Senior and Executive VPs

Security System Monitoring	CEO

Personal Use of Corporate Aircraft Service[5]	CEO

1 Pension provided to U.S.-based eligible employees hired prior to January 1, 2005. For a detailed description of our retirement plans, please refer to the section of this Proxy Statement on page 70 titled “Retirement Plans.”

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 For a detailed discussion of the Motorola Solutions Management Deferred Compensation Plan, please refer to the section of this Proxy Statement on page 69 titled “Nonqualified Deferred Compensation in 2021.”

4 A financial wellness coaching program is also offered to all U.S. employees.

5 In limited circumstances, and as approved by the CEO, other employees (including our NEOs) are permitted to use our corporate aircraft service for personal purposes.

STOCK OWNERSHIP GUIDELINES

To ensure strong alignment of our senior management with the interests of our shareholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year achievement period.

58	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Our stock ownership requirements are expressed as a multiple of base salary as shown below:

EXECUTIVE GROUP	MULTIPLE OF BASE SALARY 2021
Chairman and Chief Executive Officer	10x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired (net of tax withholding) on the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

CHANGE IN CONTROL POLICY

The Company maintains the Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. The Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our shareholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, along with the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our shareholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section of this Proxy Statement on page 72 titled “Change in Control Arrangements.” Additionally, for a detailed description of our 2011 Executive Severance Plan, amended and restated in 2014, please refer to the section of this Proxy Statement on page 73 titled “Executive Severance Plan.”

CIC PROVISION	CIC SEVERANCE PLAN
Eligibility	Executive and Senior Vice Presidents
Cash Severance Multiple	Two times sum of base salary and target bonus
Medical Benefit Continuation	Two years
LRIP and Equity Treatment (Provision in Omnibus Plan)	Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target.
Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of excise tax.

RECOUPMENT OF INCENTIVE COMPENSATION AWARDS UPON RESTATEMENT OF FINANCIAL RESULTS

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are subject to a number of conditions, including (i) whether the executive officer engaged in intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	59

(commonly referred to as a clawback policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs, MSUs or PSUs, regardless of when they were issued.

IMPACT OF FAVORABLE ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Favorable accounting and tax treatment of the various elements of our total compensation program was an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, but in years prior to 2018 there was an exception to such limit for compensation that qualified as “performance-based compensation.” Beginning in 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things eliminate the exception for performance-based compensation, except for certain qualifying arrangements in place as of November 2, 2017.

The Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m). In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

ANTI-HEDGING POLICY

We have adopted, as part of our insider trading prohibitions policy, prohibitions on directors, officers (including our NEOs) and certain other designated employees from directly or indirectly holding any security tied to the performance of Motorola Solutions other than our Common Stock and stock options delivered directly to employees under our equity incentive plans.

Our broader insider trading prohibitions policy is applicable to all employees who may have access to inside information and is designed to ensure compliance with all applicable insider trading rules.

60	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

On May 18, 2021, Joseph M. Tucci was again appointed the Chair of the Compensation and Leadership Committee (the “Committee”). Each of Joseph M. Tucci, Kenneth D. Denman and Egon P. Durban was a member of the Committee throughout 2021.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Motorola Solutions’ Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

Joseph M. Tucci, Chair

Kenneth D. Denman

Egon P. Durban

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Joseph M. Tucci, Director and Chair of the Committee, Kenneth D. Denman, Director, and Egon P. Durban, Director, each served on the Committee throughout 2021. No member of the Committee was, during the fiscal year ended December 31, 2021, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2021.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	61

NAMED EXECUTIVE OFFICER COMPENSATION

2021 SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of each of the Company’s NEOs, for the years ended December 31, 2021, 2020 and 2019, as applicable.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3,4) (e)	Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6) (h)	All Other Compensation ($)(7) (i)	Total ($)(8) (j)
Gregory Q. Brown Chairman and Chief Executive Officer

	2021	1,250,000	0	10,501,466	4,916,617	2,940,000	6,602	365,954	19,980,639

	2020	937,500	1,421,875	9,399,711	4,699,939	6,250,000	21,004	370,825	23,100,854

	2019	1,250,000	0	7,408,181	3,704,137	10,966,875	35,151	309,641	23,673,985
Jason J. Winkler Executive Vice President and Chief Financial Officer

	2021	650,962	0	2,278,145	1,066,655	1,310,210	188,611	58,343	5,552,926

	2020	456,077	242,291	449,799	449,971	386,728	153,045	57,843	2,195,754
John P. Molloy Executive Vice President and Chief Operating Officer

	2021	768,269	0	2,612,075	1,333,291	1,710,093	141,343	94,644	6,659,715

	2020	686,808	435,861	1,599,820	1,066,601	1,333,332	176,743	48,924	5,348,089

	2019	703,769	0	1,249,810	833,331	2,422,429	96,172	87,512	5,393,023
Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer

	2021	666,346	0	1,601,849	749,993	1,375,791	301	46,690	4,440,970

	2020	584,827	871,134	1,549,581	699,991	1,166,668	80,467	52,221	5,004,889

	2019	600,846	0	899,790	599,996	2,114,764	67,873	57,973	4,341,242
Mahesh Saptharishi Executive Vice President and Chief Technology Officer

	2021	482,308	500,000	1,083,874	548,722	877,171	0	28,454	3,520,529
Kelly S. Mark Former Executive Vice President, Software and Services

	2021	620,192	0	1,790,296	838,328	1,032,282	71,780	78,370	4,431,248

	2020	550,500	349,808	1,199,834	799,990	706,482	109,157	72,493	3,788,264

	2019	535,654	0	799,745	533,309	1,420,100	8,268	66,319	3,363,395

(1)

Salary includes amounts deferred pursuant to salary reduction arrangements under the Motorola Solutions 401(k) Plan (the “401(k) Plan”) and the Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”), and, for 2020, reflects reduced base salary levels for the period May 3, 2020 through November 1, 2020 for the CEO and June 1, 2020 through November 1, 2020 for other NEOs (other than Mr. Winkler).

(2)

In 2021, the amount in column (d) reflects a bonus paid to Dr. Saptharishi at the discretion of management (prior to his appointment as an executive officer) to recognize his strong performance. In 2020, the amounts in column (d) reflect a 2020 bonus paid at the discretion of the Board to recognize the efforts and leadership of our executive team during the COVID-19 pandemic. In 2020, Mr. Hacker also received a recognition cash award of $500,000 for his leadership in certain critical litigation efforts.

(3)

In 2021, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2021-2023 LRIP awarded in the form of PSUs and MSUs. Dr. Saptharishi received grants of 2021-2023 LRIP PSUs and $712,562 in RSUs in 2021 and did not receive a 2021 MSU grant. In addition to the amount shown below for Mr. Molloy, he received a grant of $191,522 in RSUs in recognition of his leadership in the sales and services organization. Stock awards in column (e) during fiscal year 2021 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Mr. Hacker	Dr. Saptharishi	Mr. Mark
2021 MSUs	$4,916,523	$1,066,496	$1,133,176	$749,909	$0	$838,199
2021-2023 LRIP PSUs	5,584,943	1,211,649	1,287,377	851,940	371,312	952,097

TOTAL	$10,501,466	$2,278,145	$2,420,553	$1,601,849	$371,312	$1,790,296

62	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

In 2020, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2020-2022 LRIP awarded in the form of PSUs and MSUs. Mr. Winkler received grants of RSUs in 2020 and did not participate in the 2020 MSU or 2020-2022 LRIP PSU grants. In addition to the amount shown below for Mr. Hacker, he received a recognition grant of $499,869 RSUs for his leadership in certain critical litigation efforts. Stock awards in column (e) during fiscal year 2020 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark
2020 MSUs	$4,699,923	$1,066,625	$699,941	$799,996
2020-2022 LRIP PSUs	4,699,788	533,195	349,771	399,838

TOTAL	$9,399,711	$1,599,820	$1,049,712	$1,199,834

In 2019, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2019-2021 LRIP, awarded in the form of PSUs and MSUs. Stock awards in column (e) during fiscal year 2019 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark
2019 MSUs	$3,704,108	$833,224	$599,872	$533,219
2019-2021 LRIP PSUs	3,704,073	416,586	299,918	266,526

TOTAL	$7,408,181	$1,249,810	$899,790	$799,745

(4)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, “Share-Based Compensation and Other Incentive Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. If maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $23,795,301 for Mr. Brown, $5,162,115 for Mr. Winkler, $5,484,793 for Mr. Molloy, $3,629,568 for Mr. Hacker, $928,279 for Dr. Saptharishi, and $4,056,538 for Mr. Mark. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $12,291,543 for Mr. Brown, $2,666,637 for Mr. Winkler, $2,833,215 for Mr. Molloy, $1,874,953 for Mr. Hacker, and $2,095,789 for Mr. Mark. Mr. Molloy received a grant of $1,133,298 performance-based option awards and a grant of $199,993 regular stock options. Dr. Saptharishi received grants of regular stock options and did not participate in the 2021 performance-based option awards.

(5)

In 2021, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2021 STIP and under the 2019-2021 LRIP. All of the 2019-2021 LRIP for Mr. Brown and 50% of the 2019-2021 LRIP for Messrs. Molloy, Hacker, and Mark was granted in the form of PSUs in 2019, and are therefore reflected in column (e) for 2019. The other 50% of the 2019-2021 LRIP for Messrs. Molloy, Hacker and Mark was paid in cash and is reflected in column (g) for 2021. 2019-2021 LRIP for Mr. Winkler and Dr. Saptharishi was paid 50% in stock and 50% in cash and is reflected in column (g) for 2021. Earned payments in column (g) during fiscal year 2021 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Mr. Hacker	Dr. Saptharishi	Mr. Mark
2021 STIP	$2,940,000	$831,148	$980,926	$850,791	$501,795	$565,615
2019-2021 LRIP (paid in stock)	0	239,531	0	0	187,688	0
2019-2021 LRIP (paid in cash)	0	239,531	729,167	525,000	187,688	466,667

TOTAL	$2,940,000	$1,310,210	$1,710,093	$1,375,791	$877,171	$1,032,282

In 2020, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2020 STIP and under the 2018-2020 LRIP. Earned payments in column (g) during fiscal year 2020 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Mr. Hacker	Mr. Mark
2020 STIP	$0	$0	$0	$0	$0
2018-2020 LRIP (paid in stock)	6,250,000	193,364	666,666	583,334	353,241
2018-2020 LRIP (paid in cash)	0	193,364	666,666	583,334	353,241

TOTAL	$6,250,000	$386,728	$1,333,332	$1,166,668	$706,482

In 2019, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2019 STIP and under the 2017-2019 LRIP. Earned payments in column (g) during fiscal year 2019 are as follows:

	Mr. Brown	Mr. Molloy	Mr. Hacker	Mr. Mark
2019 STIP	$3,154,375	$964,094	$823,099	$733,792
2017-2019 LRIP (paid in stock)	7,812,500	729,168	645,833	343,154
2017-2019 LRIP (paid in cash)	0	729,167	645,832	343,154

TOTAL	$10,966,875	$2,422,429	$2,114,764	$1,420,100

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	63

(6)

The amounts in column (h) represent the aggregate change in actuarial present value of the respective NEO’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2020 to Dec. 31, 2021	$1,273	$5,329	$6,602
	Dec. 31, 2019 to Dec. 31, 2020	$21,004	$0	$21,004
	Dec. 31, 2018 to Dec. 31, 2019	$35,151	$0	$35,151
Jason J. Winkler	Dec. 31, 2020 to Dec. 31, 2021	($3,285)	$188,611	$185,326
	Dec. 31, 2019 to Dec. 31, 2020	$30,086	$122,959	$153,045
John P. Molloy	Dec. 31, 2020 to Dec. 31, 2021	($5,175)	$141,343	$136,168
	Dec. 31, 2019 to Dec. 31, 2020	$63,037	$113,706	$176,743
	Dec. 31, 2018 to Dec. 31, 2019	$96,172	$0	$96,172
Mark S. Hacker	Dec. 31, 2020 to Dec. 31, 2021	($3,156)	$301	($2,855)
	Dec. 31, 2019 to Dec. 31, 2020	$38,446	$42,021	$80,467
	Dec. 31, 2018 to Dec. 31, 2019	$58,656	$9,217	$67,873
Mahesh Saptharishi	Dec. 31, 2020 to Dec. 31, 2021	$0	$0	$0
Kelly S. Mark	Dec. 31, 2020 to Dec. 31, 2021	($436)	$71,780	$71,344
	Dec. 31, 2019 to Dec. 31, 2020	$5,413	$103,744	$109,157
	Dec. 31, 2018 to Dec. 31, 2019	$8,268	$0	$8,268

(7)

The amounts in column (i) for 2021 consist of (A) perquisite costs for personal use of Company aircraft, security system monitoring, financial planning, and executive annual physical exams; (B) other payments granted under our Intellectual Property Award Plan; and (C) Company matching contributions to the Deferred Compensation Plan (on a pre-tax basis) and the 401(k) Plan. The range of the Company’s matching contributions to the Deferred Compensation Plan (on a pre-tax basis) for our NEOs was as follows: in 2021, from $34,978 to $50,000; in 2020, from $20,754 to $50,000; and in 2019, from $31,700 to $50,000. The aggregate incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. The aggregate incremental cost to the Company for security system monitoring consists of the costs incurred during the year for system monitoring, maintenance, and equipment installation and/or replacement. Specific perquisites applicable to each NEO are identified by an “X” below, and where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites, the dollar amount is given.

	Perquisites				Other Payments	Company Defined Contribution Plan Contributions

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Executive Annual Physical Exam	Intellectual Property Awards	Deferred Compensation Plan Match	401K Plan Match
Gregory Q. Brown	$249,310	$51,249	X	X		$37,500	$11,600
Jason J. Winkler	X		X	X		$34,978	$11,600
John P. Molloy	X		X	X		$50,000	$11,600
Mark S. Hacker						$35,090	$11,600
Mahesh Saptharishi					$16,854		$11,600
Kelly S. Mark			X	X		$50,000	$11,600

(8)

Even though LRIP awards are generally made only once per year, for the CEO, there are two LRIP awards reflected for 2019 and 2020, and for other NEOs, there are two LRIP awards reflected for 2019, 2020 and 2021, due to the transition from a cash-based LRIP (which is reported in the “Non-Equity Incentive Plan Compensation” column in the year earned) to a PSU-based LRIP (which is reported in the “Stock Awards” column in the year granted). More specifically, in 2019-2021, the values of both (i) the payout of the 2017-2019, 2018-2020 and 2019-2021 LRIP (to the extent these awards were paid in cash or stock) and (ii) the grant of the 2019-2021, 2020-2022 and 2021-2023 LRIP PSUs (to the extent these awards were granted in PSUs) are included in the Summary Compensation Table. Eventually, only the value of granted LRIP PSUs will be reported. The two LRIP awards reflected in 2021 are as follows:

	Mr. Brown	Mr. Winkler	Mr. Molloy	Mr. Hacker	Dr. Saptharishi	Mr. Mark
2019-2021 LRIP (paid in stock)	$0	239,531	$0	$0	187,688	$0
2019-2021 LRIP (paid in cash)	0	239,531	729,167	525,000	187,688	466,667
2021-2023 LRIP PSUs	5,584,943	1,211,649	1,287,377	851,940	371,312	952,097

TOTAL	$5,584,943	$1,690,711	$2,016,544	$1,376,940	$746,688	$1,418,764

64	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2021

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(1)(2)(3) (g)		Maximum (#) (h)
Gregory Q. Brown	STIP	1/1/2021	(5)	0	2,187,500	4,287,500	–	–		–	–		–		–	–
	MSUs	3/8/2021		–	–	–	15,970	26,618	(6)	53,236	–		–		–	4,916,523
	POs	3/8/2021		–	–	–	24,412	81,374	(7)	203,435	–		–		179.21	4,916,617
	PSUs	3/8/2021		–	–	–	8,230	27,435	(8)	68,587	–		–		–	5,584,943
Jason J. Winkler	STIP	1/1/2021	(5)	0	618,414	1,212,091	–	–		–	–		–		–	–
	MSUs	3/8/2021		–	–	–	3,464	5,774	(6)	11,548	–		–		–	1,066,496
	POs	3/8/2021		–	–	–	5,296	17,654	(7)	44,135	–		–		179.21	1,066,655
	PSUs	3/8/2021		–	–	–	1,785	5,952	(8)	14,880	–		–		–	1,211,649
John P. Molloy	STIP	1/1/2021	(5)	0	729,856	1,430,518	–	–		–	–		–		–	–
	MSUs	3/8/2021		–	–	–	3,681	6,135	(6)	12,270	–		–		–	1,133,176
	POs	3/8/2021		–	–	–	5,627	18,757	(7)	46,892	–		–		179.21	1,133,298
	PSUs	3/8/2021		–	–	–	1,897	6,324	(8)	15,810	–		–		–	1,287,377
	RSUs	6/1/2021		–	–	–	–	–		–	974	(9)	–		–	191,522
	Options	6/1/2021		–	–	–	–	–		–	–		5,085	(10)	205.14	199,993
Mark S. Hacker	STIP	1/1/2021	(5)	0	633,029	1,240,737	–	–		–	–		–		–	–
	MSUs	3/8/2021		–	–	–	2,436	4,060	(6)	8,120	–		–		–	749,909
	POs	3/8/2021		–	–	–	3,723	12,413	(7)	31,032	–		–		179.21	749,993
	PSUs	3/8/2021		–	–	–	1,255	4,185	(8)	10,462	–		–		–	851,940
Mahesh Saptharishi	STIP	1/1/2021	(5)	0	373,359	731,784	–	–		–	–		–		–	–
	PSUs	3/8/2021		–	–	–	358	1,196	(8)	2,990	–		–		–	243,470
	RSUs	3/8/2021		–	–	–	–	–		–	1,653	(9)	–		–	282,171
	Options	3/8/2021		–	–	–	–	–		–	–		2,395	(10)	179.21	98,746
	RSUs	5/3/2021		–	–	–	–	–		–	1,059	(9)	–		–	190,890
	Options	5/3/2021		–	–	–	–	–		–	–		4,586	(10)	188.76	199,995
	RSUs	6/1/2021		–	–	–	–	–		–	1,218	(9)	–		–	239,501
	Options	6/1/2021		–	–	–	–	–		–	–		6,356	(10)	205.14	249,981
	PSUs	11/18/2021		–	–	–	188	628	(8)	1,570	–		–		–	127,842
Kelly S. Mark	STIP	1/1/2021	(5)	0	589,183	1,154,799	–	–		–	–		–		–	–
	MSUs	3/8/2021		–	–	–	2,722	4,538	(6)	9,076	–		–		–	838,199
	POs	3/8/2021		–	–	–	4,162	13,875	(7)	34,687	–		–		179.21	838,328
	PSUs	3/8/2021		–	–	–	1,403	4,677	(8)	11,692	–		–		–	952,097

(1)

In the aggregate, the MSUs (at target) described in this table represent approximately 0.03% of the total shares of Common Stock outstanding on February 7, 2022. MSUs are not eligible for dividend equivalent rights. Each of these MSU target awards was granted under the Omnibus Plan. The fair value for MSUs is determined using a Monte Carlo simulation model.

(2)

In the aggregate, the POs (at target) described in this table are exercisable for approximately 0.09% of the total shares of Common Stock outstanding on February 7, 2022. All option awards were granted under our Omnibus Plan. All POs entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The POs carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. POs may be transferred to family members or certain entities in which family members have an interest.

(3)

In the aggregate, the PSUs (at target) described in this table represent approximately 0.03% of the total shares of Common Stock outstanding on February 7, 2022. PSUs are not eligible for dividend equivalent rights. Each of these PSU target awards was granted under the Omnibus Plan. The fair value for PSUs is determined using a Monte Carlo simulation model.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	65

(4)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(5)

These grants were made pursuant to the STIP for the 2021 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 37. Threshold payouts assume the minimum individual and business performance factors of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.

(6)

MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation.

(7)

POs are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(8)

These PSU grants are for the 2021-2023 LRIP. Awards under the 2021-2023 LRIP cycle are denominated in PSUs and are granted at target on the grant date. For a discussion of the LRIP, including the targets and plan mechanics, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 37. Actual shares are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(9)

In the aggregate, the RSUs described in this table represent approximately 0.003% of the total shares of Common Stock outstanding on February 7, 2022. These RSU grants are subject to time-based vesting, as to one-third per year on each anniversary of the grant date. Each of these RSU awards was granted under our Omnibus Plan. RSUs are not eligible for dividend equivalent rights.

(10)

In the aggregate, the options described in this table represent approximately 0.01% of the total shares of Common Stock outstanding on February 7, 2022. These option grants are subject to time-based vesting, as to one-third per year on each anniversary of the grant date. All option awards were granted under our Omnibus Plan. All options entitle the holder to acquire shares of Common Stock upon exercise at the exercise price determined in the grant date. The options carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax withholding requirements applicable to such option exercise. Options may be transferred to family members or certain entities in which family members have an interest.

66	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

	Option Awards									Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Gregory Q. Brown	5/2/2012	281,731	(3)	0				51.33	5/2/2022	3/22/2019				17,894	(2)	4,861,800
	5/13/2013	362,894	(5)	0				56.17	5/13/2023	5/13/2019				45,480	(4)	12,356,916
	3/10/2014	326,933	(7)	0				66.43	3/10/2024	3/13/2020				55,866	(6)	15,178,792
	3/9/2015	199,123	(9)	0				66.57	3/9/2025	3/13/2020				50,220	(8)	13,644,774
	8/25/2015	787,498	(10)	0				68.50	8/25/2022	3/8/2021				53,236	(20)	14,464,221
	3/10/2016	307,765	(11)	0				71.22	3/10/2026	3/8/2021				68,587	(19)	18,635,224
	3/9/2017	378,435	(12)	0				81.37	3/9/2027
	3/8/2018	182,210	(13)	0				108.47	3/8/2028
	3/22/2019	0				200,657	(14)	138.64	3/22/2029
	3/13/2020	0				150,987	(15)	154.95	3/13/2030
	3/8/2021	0				203,435	(18)	179.21	3/8/2031
TOTAL		2,826,589		0		555,079					0		0	291,283		79,141,727
Jason J. Winkler	2/1/2016	6,619	(16)	0				66.85	2/1/2026	3/7/2019	663	(16)	180,137
	3/10/2016	4,105	(16)	0				71.22	3/10/2026	3/13/2020	860	(16)	233,662
	3/9/2017	7,374	(16)	0				81.37	3/9/2027	7/1/2020	1,225	(16)	332,833
	3/8/2018	4,848	(16)	0				108.47	3/8/2028	3/8/2021				11,548	(20)	3,137,592
	10/1/2018	3,767	(16)	0				128.19	10/1/2028	3/8/2021				14,880	(19)	4,042,896
	3/7/2019	2,188	(16)	1,093				139.49	3/7/2029
	3/13/2020	1,576	(16)	3,151				154.95	3/13/2030
	7/1/2020	2,518	(16)	5,034				135.97	7/1/2030
	3/8/2021	0				44,135	(18)	179.21	3/8/2031
TOTAL		32,995		9,278		44,135					2,748		746,632	26,428		7,180,488
John P. Molloy	3/9/2017	45,217	(12)	0				81.37	3/9/2027	3/22/2019				4,024	(2)	1,093,321
	3/8/2018	31,602	(13)	0				108.47	3/8/2028	5/13/2019				5,115	(4)	1,389,746
	3/22/2019	0				45,142	(14)	138.64	3/22/2029	3/13/2020				12,678	(6)	3,444,613
	3/13/2020	0				34,265	(15)	154.95	3/13/2030	3/13/2020				5,697	(8)	1,547,875
	3/8/2021	0				46,892	(18)	179.21	3/8/2031	3/8/2021				12,270	(20)	3,333,759
	6/1/2021	0		5,085	(16)			205.14	6/1/2031	3/8/2021				15,810	(19)	4,295,577
										6/1/2021	974	(16)	264,636
TOTAL		76,819		5,085		126,299					974		264,636	55,594		15,104,891
Mark S. Hacker	3/22/2019	0				32,502	(14)	138.64	3/22/2029	3/22/2019				2,898	(2)	787,387
	3/13/2020	0				22,487	(15)	154.95	3/13/2030	5/13/2019				3,682	(4)	1,000,399
	3/8/2021	0				31,032	(18)	179.21	3/8/2031	3/13/2020				8,320	(6)	2,260,544
										3/13/2020				3,737	(8)	1,015,343
										3/8/2021				8,120	(20)	2,206,204
										3/8/2021				10,462	(19)	2,842,525
TOTAL		0		0		86,021					0		0	37,219		10,108,402
Mahesh Saptharishi	2/1/2019	18,505	(17)	18,504				118.37	2/1/2029	2/1/2019	4,224	(17)	1,147,661
	3/1/2019	4,259	(16)	2,129				143.61	3/1/2029	3/1/2019	429	(16)	116,559
	3/13/2020	1,477	(16)	2,954				154.95	3/13/2030	5/1/2019	81	(16)	22,008
	3/8/2021	0		2,395	(16)			179.21	3/8/2031	3/13/2020	806	(16)	218,990
	5/3/2021	0		4,586	(16)			188.76	5/3/2031	3/8/2021	1,653	(16)	449,120
	6/1/2021	0		6,356	(16)			205.14	6/1/2031	3/8/2021				2,990	(19)	812,383
										5/3/2021	1,059	(16)	287,730
										6/1/2021	1,218	(16)	330,931
										11/18/2021				1,570	(19)	426,569
TOTAL		24,241		36,924		0					9,470		2,572,999	4,560		1,238,952
Kelly S. Mark(21)	8/25/2015	19,317	(10)	0				68.50	8/25/2022	8/28/2018	325	(16)	88,303
	3/10/2016	3,068	(16)	0				71.22	3/10/2026	3/22/2019				2,576	(2)	699,899
	3/9/2017	5,284	(16)	0				81.37	3/9/2027	5/13/2019				3,272	(4)	889,002
	8/1/2017	2,223	(16)	0				91.95	8/1/2027	3/13/2020				9,508	(6)	2,583,324
	3/8/2018	8,033	(16)	0				108.47	3/8/2028	3/13/2020				4,272	(8)	1,160,702
	8/28/2018	3,126	(16)	1,562				127.83	8/28/2028	3/8/2021				11,692	(19)	3,176,716
	3/22/2019	0				28,890	(14)	138.64	3/22/2029	3/8/2021				9,076	(20)	2,465,949
	3/13/2020	0				25,700	(15)	154.95	3/13/2030
	3/8/2021	0				34,687	(18)	179.21	3/8/2031
TOTAL		41,051		1,562		89,277					325		88,303	40,396		10,975,592

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	67

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 31, 2021 of $271.70 per share.
(2)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 22, 2019 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 22, 2020, the first anniversary of the grant date, our stock had appreciated by 18%; therefore, one-third of the award was earned at 118% of target. On March 22, 2021, the second anniversary of the grant date, our stock had appreciated by 28%; therefore, one-third of the award was earned at 128% of target. Table reflects maximum with respect to the unvested one-third of the award.

(3)

The grant vests in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore, the options vested on the third anniversary of the grant date.

(4)

These PSUs vest in one installment based on the Company’s total shareholder return performance from January 1, 2019 until December 31, 2021 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated in accordance with the payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 7, 2022. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(5)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore, the first, second and third installments vested on the first, second and third anniversaries of the grant date.

(6)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 13, 2020 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. On March 13, 2021, the first anniversary of the grant date, our stock had appreciated by 3%; therefore, one-third of the award was earned at 103% of target. Table reflects maximum with respect to the unvested two-thirds of the award.

(7)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of August 26, 2016; therefore, the first and second installments vested on August 26, 2016 and the third installment vested on March 10, 2017.

(8)

These PSUs vest in one installment based on the Company’s total shareholder return performance from January 1, 2020 until December 31, 2022 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated based on a payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 13, 2023. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(9)

These POs vested in one installment on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponded with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 9, 2018, these POs vested at 150% of target.

(10)

Performance Contingent Stock Options (“PCSOs”) vested upon the attainment of each stock price hurdle as follows: 20% vested when the Company closing stock price was $85.00 for ten consecutive trading days (which was met on June 30, 2017); 30% vested when the Company closing stock price was $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 50% vested when the Company closing stock price was $120.00 for ten consecutive trading days (which was met on July 24, 2018). The PCSOs became exercisable on the third anniversary of the date of grant. If any stock price hurdles were not met during the three-year period, the corresponding unvested PCSOs would have expired.

(11)

These POs vested in one installment on the third anniversary of the March 10, 2016 grant date based on a payout factor that corresponded with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 10, 2019, these POs vested at 250% of target.

(12)

These POs vested in one installment on the third anniversary of the March 9, 2017 grant date based on a payout factor that corresponded with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 9, 2020, these POs vested at 250% of target.

(13)

These POs vested in one installment on the third anniversary of the March 8, 2018 grant date based on a payout factor that corresponded with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity was 250% of target award if percentile rank was at least the 90th percentile. Minimum opportunity was 30% of target award if percentile rank was at least the 30th percentile. On March 8, 2021, these POs vested at 200% of target.

(14)

These POs vest in one installment on the third anniversary of the March 22, 2019 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(15)

These POs vest in one installment on the third anniversary of the March 13, 2020 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(16)	The grant vests or vested in three equal annual installments commencing on the first anniversary of the grant date.
(17)	The grant vests in four equal annual installments commencing on the first anniversary of the grant date.
(18)

These POs vest in one installment on the third anniversary of the March 8, 2021 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(19)

These PSUs vest in one installment based on the Company’s total shareholder return performance from January 1, 2021 until December 31, 2023 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated in accordance with the payout factor, with a maximum opportunity of 250%. The PSUs earned during the period, if any, will settle on March 8, 2024. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the settlement date. Table reflects maximum.

(20)

These MSUs vest in one-third increments on each of the first, second and third anniversary of the March 8, 2021 grant date based on stock price appreciation or depreciation, with a maximum opportunity of 200% of target. Table reflects maximum.

(21)	Mr. Mark’s reported ownership is as of June 1, 2021, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.

68	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2021

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	519,887	75,254,439	77,799	14,104,059
Jason J. Winkler	0	0	3,372	645,328
John P. Molloy	0	0	12,557	2,276,218
Mark S. Hacker	27,652	2,999,444	13,097	2,366,904
Mahesh Saptharishi	0	0	3,027	534,827
Kelly S. Mark(3)	0	0	6,608	1,199,700

(1)

The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and stock appreciation rights (“SARs”) and multiplying such number by the number of options and SARs exercised. The market price of the underlying securities is based on the price of a share of our Common Stock as reported on the NYSE.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price as reported on the NYSE of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price as reported on the NYSE is used for the purpose of this calculation.

(3)	Mr. Mark’s reported information is as of June 1, 2021, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.

NONQUALIFIED DEFERRED COMPENSATION IN 2021

The Motorola Solutions Management Deferred Compensation Plan, as amended and restated effective as of June 1, 2013 (the “Deferred Compensation Plan”) allows eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2021. Motorola Solutions provides 100% matching contributions on up to 4% of eligible compensation deferred above IRS qualified plan limits ($290,000 in 2021), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, refer to the paragraph below and the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2021 Summary Compensation Table on page 62 of this Proxy Statement for further information regarding above-market earnings on nonqualified deferred compensation in 2021. Each of the NEOs, except Dr. Saptharishi, participated in the Deferred Compensation Plan in 2021.

Name(1) (a)	Executive Contributions in Last FY ($)(2) (b)	Registrant Contributions in Last FY ($)(3) (c)	Aggregate Earnings in Last FY ($)(4) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Gregory Q. Brown	50,000	36,619	20,194	0	677,921

Jason J. Winkler	386,132	34,156	219,435	-24,300	1,583,321

John P. Molloy	22,654	48,825	171,802	0	1,519,587

Mark S. Hacker	39,981	34,265	8,877	-177,437	388,353

Kelly S. Mark	0	48,825	92,503	-220,229	1,009,458

(1)	Dr. Saptharishi did not participate in the Deferred Compensation Plan in 2021.
(2)

The amounts shown in this column reflect executive contributions that were deferred from the applicable NEOs’ base salaries (with respect to Messrs. Brown, Molloy, Hacker and Mark), or the applicable NEO’s base salary, 2021 STIP and 2019-2021 LRIP cash payment (with respect to Mr. Winkler), under the Deferred Compensation Plan, which amounts are also reported as part of “Salary” (for base salary) and “Non-Equity Incentive Plan Compensation” (for the 2021 STIP and 2019-2021 LRIP cash payment), respectively, in the 2021 Summary Compensation Table.

(3)

The amounts shown in this column reflect company contributions under the Deferred Compensation Plan after applicable taxes have been withheld on such amounts. These amounts are also reported as part of “All Other Compensation” in the 2021 Summary Compensation Table on a pre-tax basis.

(4)	For above-market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2021 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2021. The portion of earnings reported as “above-market earnings” in the 2021 Summary Compensation Table in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represents the amount in excess of 2.26% (120% of the applicable federal rate threshold established for 2021 pursuant to SEC rules).

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	69

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2021

* Short-Term Investment Fund	Money Market	0.01%

* Short-Term Bond Fund	Short-Term Bond	-0.53%

* Intermediate-Term Bond Fund	Intermediate-Term Bond	-1.60%

* Large Company Equity Fund	Large Cap Blend	28.68%

* Mid-Sized Company Equity Fund	Mid Cap Blend	24.75%

* Small Company Equity Fund	Small Cap Blend	14.81%

* International Equity Fund	International Large Blend	8.59%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

RETIREMENT PLANS

We offered the Motorola Solutions Pension Plan, a defined benefit pension plan, to eligible employees (including NEOs) hired before January 1, 2005. The Motorola Solutions Pension Plan was a qualified plan with two different benefit formulas. Effective January 1, 2005, newly hired employees were no longer eligible to participate in the Motorola Solutions Pension Plan. Effective March 1, 2009, all future benefit accruals and compensation increases automatically ceased for all individuals who were participants as of February 28, 2009. In connection with the December 3, 2014 termination of the Motorola Solutions Pension Plan, a new pension plan was adopted with the same terms and conditions as the Motorola Solutions Pension Plan, and the benefits for eligible employees did not change. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

The Company also offers a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and benefit service, offset by an estimated age 65 Social Security benefit. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit. The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting and benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and /or Roth after-tax contributions, up to the first 4% of eligible compensation. Employees are permitted to contribute up to 75% of eligible compensation on a pre-tax

70	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

and/or Roth after-tax basis and up to 10% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

PENSION BENEFITS IN 2021

Assumptions described in Note 8, “Retirement Benefits,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are also used below and incorporated by reference.

Name(1) (a)	Plan Name (b)	Number of Years Credited Service (#)(2) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Gregory Q. Brown	Pension Plan (Portable Pension Plan)	6 Years 2 Months	198,165	0

Jason J. Winkler	Pension Plan (Portable Pension Plan)	7 Years 7 Months	174,530	0

John P. Molloy	Pension Plan (Portable Pension Plan)	14 Years 8 Months	391,949	0

Mark S. Hacker	Pension Plan (Portable Pension Plan)	8 Years 1 Month	239,051	0

Kelly S. Mark	Pension Plan (Portable Pension Plan)	1 Year 3 Months	33,766	0

(1)	Dr. Saptharishi joined the Company in 2018 and is therefore not eligible for the Pension Plan.
(2)

When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service.

EMPLOYMENT CONTRACTS

Certain elements of compensation set forth in the 2021 Summary Compensation Table and Grants of Plan-Based Awards in 2021 Table reflect the terms of our employment agreement with Gregory Q. Brown, as further described below.

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement (the “original employment agreement”) with Gregory Q. Brown, then the Co-Chief Executive Officer of the Company and Chief Executive of the Company’s Broadband Mobility Solutions business and a member of the Board. The original employment agreement memorialized Mr. Brown’s base salary of $1,200,000, an annual bonus target of not less than 220% of base salary which was subsequently amended to 150% on March 10, 2014 as described below, a long-range incentive award target of not less than 350% of base salary for the award that relates to the 2008-2010 performance period and 250% of his base salary thereafter, and a 2008 special bonus target. The original employment agreement had an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed, on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under the former Motorola Incentive Plan. The original employment agreement was amended on December 15, 2008, May 28, 2010 and March 10, 2014 (the original employment agreement, together with the amendments, are collectively referred to as the “employment agreement”). The Compensation and Leadership Committee determines Mr. Brown’s compensation on an annual basis, which cannot be lower than the amounts described above.

In the event of Mr. Brown’s termination of employment by the Company “without cause” or by Mr. Brown for “good reason,” Mr. Brown will be entitled to, among other items: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (2) a lump sum severance payment equal to two times (prior to a change in control) or three times (on or within 24 months of a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (on or within 24 months of a change in control) of medical benefits continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all outstanding equity awards (on or within 24 months of a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay and reimbursement of certain business expenses. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to, among other items, accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a material reduction in salary, bonus targets, or aggregate level of employee benefits; (2) a diminution in title or material diminution in position, authority, duties or responsibilities, subject to certain exceptions; (3) a failure to continue on the Board or material negative change in reporting structure; (4) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (5) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (6) any other material breach of the employment agreement.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	71

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives. Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Previously, Mr. Brown was entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). However, Mr. Brown’s employment agreement was amended on March 10, 2014 to remove the gross-up for excise taxes.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan, amended and restated in 2014 (the “CIC Severance Plan”), is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan

Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice President • Senior Vice President

CIC Cash Severance Multiple	Two times sum of current base salary and current target annual bonus

Medical Benefit Continuation	Two years

Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.

Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason;” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” “Disability,” death or retirement under a mandatory retirement policy; or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date as well as earned and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive bonus for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

72	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are change in control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the LRIP, stock options and RSUs under the “Involuntary Termination-Change in Control” column of the Termination and Change in Control Table for 2021. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest.

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S.-based elected officers and Appointed Vice Presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan, amended and restated in 2014 (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Appointed Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan

Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•   Executive Vice Presidents

•   Senior Vice Presidents

•   Corporate Vice Presidents

•   Appointed Vice Presidents

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, and must execute a general release of claims in favor of the Company

Severance Amount	• Appointed Vice President – 9 months of base salary • Corporate Vice President and above – 12 months of base salary

Definition of Severance Bonus	Pro rata STIP or Annual Incentive Plan, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable

Medical Benefit Continuation	• Appointed Vice President – 9 months of medical plan coverage • Corporate Vice President and above – 12 months of medical plan coverage

Career Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services

Financial Planning	Appointed Vice President and above – through the later of 12 months following separation or April 30 of calendar year following year of separation

Advance Notification to Participant of Plan Amendment	One year

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	73

In particular, under the Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause;” (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•

qualifying participants who execute a prescribed release of claims in favor of the Company, are not in breach of any covenants or other agreements with the Company and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of Appointed Vice Presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

qualifying participants would receive (a) 12 months (nine months in the case of Appointed Vice Presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of career outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

•

any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable change in control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2021

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2021. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2021.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$6,875,000	$0	$0	$0	$6,875,000	$10,312,500

Accrued but Unused Vacation Pay	36,058	36,058	36,058	36,058	36,058	36,058

Short-Term Incentive(3)	2,100,000	2,100,000	2,100,000	0	2,100,000	2,187,500

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	0	0	0	0

• Stock Options (Unvested and Accelerated or Continued Vesting)(4)	17,730,913	17,889,201	25,257,195	0	17,730,913	25,257,195

• Restricted, Performance and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	20,299,795	17,199,698	30,164,407	0	20,299,795	30,164,407

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	25,758	0	0	0	25,758	38,636

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

TOTAL	$47,067,524	$37,241,457	$57,574,160	$36,058	$47,084,024	$68,012,796

74	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Jason J. Winkler

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$675,000	$2,632,500

Accrued but Unused Vacation Pay	19,471	19,471	19,471	19,471	0	19,471

Short-Term Incentive(3)	0	0	593,677	0	593,677	618,414

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	322,441	0	0	322,441

• Stock Options (Unvested and Accelerated)(4)	0	0	2,828,468	0	388,407	2,828,468

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	3,932,586	0	1,010,181	3,932,586

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	648	1,296

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$19,471	$35,971	$7,713,143	$19,471	$2,702,413	$10,371,676

John P. Molloy

Executive Vice President and Chief Operating Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$775,000	$3,022,500

Accrued but Unused Vacation Pay	22,356	22,356	22,356	22,356	0	22,356

Short-Term Incentive(3)	0	0	700,661	0	700,661	729,856

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	533,333	0	0	533,333

• Stock Options (Unvested and Accelerated)(4)	0	0	6,076,133	0	2,459,041	6,076,133

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	6,537,917	0	2,564,033	6,537,917

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	16,595	33,190

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$22,356	$38,856	$13,886,900	$22,356	$6,549,830	$16,971,785

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	75

Mark S. Hacker

Executive Vice President, General Counsel and Chief Administrative Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$675,000	$2,632,500

Accrued but Unused Vacation Pay	19,471	19,471	19,471	19,471	0	19,471

Short-Term Incentive(3)	0	0	607,708	0	607,708	633,029

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	350,000	0	0	350,000

• Stock Options (Unvested and Accelerated)(4)	0	0	3,928,158	0	1,729,913	3,928,158

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	4,170,323	0	1,690,246	4,170,323

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	16,499	32,998

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$19,471	$35,971	$9,092,160	$19,471	$4,753,866	$11,782,979

Mahesh Saptharishi

Executive Vice President and Chief Technology Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$600,000	$2,128,932

Accrued but Unused Vacation Pay	11,538	11,538	11,538	11,538	0	11,538

Short-Term Incentive(3)	0	0	358,425	0	358,425	373,359

Long-Term Incentives

• 2020-2022 LRIP(3)	0	0	275,145	0	0	275,145

• Stock Options (Unvested and Accelerated)(4)	0	0	4,479,734	0	3,055,188	4,479,734

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	3,068,580	0	882,753	3,068,580

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	12,233	24,466

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$11,538	$28,038	$8,209,922	$11,538	$4,943,099	$10,378,254

76	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Kelly S. Mark

Former Executive Vice President, Software and Services

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement(9)		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$625,000	$2,437,500

Accrued but Unused Vacation Pay	18,029	18,029	18,029	18,029	0	18,029

Short-Term Incentive(3)	0	565,615	565,615	0	565,615	589,182

Long-Term Incentives

• 2020-2022 LRIP(3)	0	300,000	400,000	0	0	400,000

• Stock Options (Unvested and Accelerated)(4)	0	2,972,469	4,021,131	0	1,537,641	4,021,131

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	3,056,897	4,609,662	0	1,826,911	4,609,662

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	16,451	32,902

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$18,029	$6,929,510	$9,630,937	$18,029	$4,606,118	$12,124,906
(1)

For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,250,000 and his short-term incentive target opportunity under the STIP is equal to 175% of base salary. Mr. Winkler’s base salary is equal to $675,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his cash-settled long-term incentive target opportunity under the 2020-2022 LRIP cycle is equal to $322,441. Mr. Molloy’s base salary is equal to $775,000, his short- term incentive target opportunity under the STIP is equal to 95% of actual earnings and his cash-settled long-term incentive target opportunity under the 2020- 2022 LRIP cycle is equal to $533,333. Mr. Hacker’s base salary is equal to $675,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his cash-based long-term incentive target opportunity under the 2020-2022 LRIP cycle is equal to $350,000. Dr. Saptharishi’s base salary is equal to $600,000, his short-term incentive target opportunity under the STIP is equal to 77% of actual earnings and his cash-settled long-term incentive target opportunity under the 2020-2022 LRIP cycle is equal to $275,145. Mr. Mark’s base salary is equal to $625,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his cash-settled long-term incentive target opportunity under the 2020-2022 LRIP cycle is equal to $400,000.

(2)

Under Involuntary Termination-Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in “Employment Agreement with Gregory Q. Brown” on page 71 of this Proxy Statement. Under Involuntary Termination-Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the CIC Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See “Executive Severance Plan” on page 73 of this Proxy Statement for further details.

(3)

Assumes the effective date of termination is December 31, 2021 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan; the payment under the 2020-2022 LRIP cycle is equal to the full target award for Total and Permanent Disability, Death and Involuntary Termination-Change in Control. If the NEO does not meet the rule of retirement under the STIP or under the LRIP on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. If an NEO has not met the applicable rule of retirement, he is not automatically entitled to a pro rata payment under the LRIP in the event of an Involuntary Termination-Not for Cause unless the LRIP cycle is in its final year at the time of termination. Mr. Brown’s 2020-2022 LRIP reflects $0 under all termination scenarios because his award is denominated 100% in PSUs. The 2020-2022 LRIP includes the full target award for Messrs. Winkler and Saptharishi, because their awards were denominated 100% in cash. For Messrs. Molloy, Hacker and Mark, the 2020-2022 LRIP includes 50% of the target award that was denominated in cash, and the remaining 50% that was granted in PSUs is included under “Restricted, Performance and Market Stock Units.”

(4)

Assumes the effective date of termination is December 31, 2021 and the price per share of Common Stock on the date of termination is $271.70 per share, the closing price of the Common Stock on December 31, 2021. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. For Involuntary Termination-Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date, or beginning of the performance period, to the termination date. For Mr. Brown, under Voluntary Termination-Good Reason and Involuntary Termination-Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.

(5)

Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(6)

See “Nonqualified Deferred Compensation in 2021” on page 69 of this Proxy Statement for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.

(7)

Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination-Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination-Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination-Good Reason.

(8)

Mr. Brown’s employment agreement and our CIC Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	77

(9)

As previously disclosed, in connection with Mr. Mark’s retirement on December 31, 2021, the Committee approved, on June 1, 2021, giving Mr. Mark three additional months of service credit with the Company for the purpose of calculating vesting of equity awards and calculating the pro rata amounts for existing awards under the LRIP, for which the Committee determined to provide Mr. Mark the pro rata vesting treatment contained in the retirement provisions of the equity and LRIP awards, subject to satisfaction of the applicable performance goals. The estimated value of the incremental vesting of his equity awards is shown in the table, assuming target level of achievement.

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

“Voluntary Termination-Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced from such total annual compensation as in effect during the 90-day period immediately preceding a Change in Control, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination–Retirement” means, for purposes of the awards under the Omnibus Plan prior to March 9, 2015 and the awards under the LRIP prior to February 11, 2015, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the LRIP, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, the definition of “retirement” that appears in the primary retirement plan covering the individual; and for purposes of the Pension Plan, retirement after reaching age 55 with 3 years of service.

“Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination–For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination–Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly,

78	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	79

CEO PAY RATIO

Our CEO Pay Ratio for 2021, calculated in accordance with the requirements set forth in Item 402(u) of Regulation S-K, is approximately 241:1.

•	Material changes in our global workforce, largely driven by acquisitions, prompted the identification of a new median employee.

•

Mr. Brown’s total annual compensation, as disclosed in the 2021 Summary Compensation Table (“SCT”), was $19,980,639, which is an approximately 13% decrease from 2020 primarily due to the 2020 SCT including Mr. Brown’s (i) 2020-2022 LRIP PSUs granted at target under the “Stock Awards” column, and (ii) 2018-2020 LRIP payout at 200% of target under the “Non-Equity Incentive Plan Compensation” column. In comparison, the 2021 SCT only includes LRIP PSUs at the time of grant, since Mr. Brown’s LRIP awards have been granted in the form of PSUs since 2019.

•	The median of the annual total compensation of all our employees (other than Mr. Brown) was $82,965 in 2021.

We selected October 1, 2021 as the date to identify and select our median employee. As of that date, we had 18,900 global employees, excluding the CEO, in 57 countries. Of our 18,900 employees, 8,809 were located in the U.S. and 10,091 were located outside of the U.S. as of such date. Our median employee was identified using the Company’s global full-time, part-time, temporary and seasonal employees employed on October 1, 2021. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in the following 18 countries (940 total employees in non-U.S. jurisdictions excluded, which is just below 5.0% of our total workforce as of October 1, 2021 when we identified our median employee):

Countries Excluded	Number Employees

Algeria	14

Argentina	46

Brazil	139

Chile	281

Colombia	68

Ecuador	9

Egypt	13

Greece	4

Indonesia	13

Libya	9

Mexico	144

Pakistan	1

Peru	20

Philippines	5

Romania	13

Russian Federation	29

Ukraine	6

Vietnam	126

Total Employees Excluded:	940

Annual base salary (converted to USD) and wages plus overtime were used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2021.

After identifying the median employee in 2021, as described above, the same median employee’s 2021 total annual compensation was calculated in the same manner as for the NEOs in the 2021 SCT and the CEO’s total annual compensation is the same as in the SCT.

80	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions shareholders	5,116,090(2)(3)	$91.19	10,251,388(4)
Equity compensation plans not approved by Motorola Solutions shareholders	–	–	–

(1)	The weighted-average exercise price does not include outstanding RSUs or DSUs.
(2)	Includes shares subject to outstanding options granted under the Omnibus Plan.
(3)

Includes an aggregate of 1,160,746 RSUs or DSUs that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan. Each RSU or DSU is intended to be the economic equivalent of one share of Common Stock. It does not include 11,306 RSUs which provide by their terms for cash settlement.

(4)

Of these shares: (i) 5,394,334 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 4,857,054 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, RSUs, DSUs, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of awards under the Company’s long-range incentive plans.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	81

PROPOSAL NO. 4 — APPROVAL OF THE MOTOROLA SOLUTIONS AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN OF 2015

On March 10, 2022 the Board approved the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015 (the “Amended 2015 Plan”), which is an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2015 (the “2015 Plan”), subject to your approval. The 2015 Plan has reserved for issuance 12,000,000 shares of Common Stock, plus any shares that become available for future awards through forfeiture, cancellation or cash settlement of awards outstanding thereunder. The Amended 2015 Plan requests a share authorization of an additional 4,650,000 shares of Common Stock.

The 2015 Plan was adopted by the Board on March 9, 2015, and subsequently approved by shareholders at the annual meeting of shareholders on May 18, 2015. The term of the 2015 Plan is scheduled to expire in May 2025.

As described in more detail below, approval of the Amended 2015 Plan through approval of this proposal will accomplish the following:

•	Extend the term of the Amended 2015 Plan to the ten year anniversary of the Annual Meeting,

•	Increase the aggregate number of shares authorized for issuance under the Amended 2015 Plan by 4,650,000 shares,

•	Maintain the 2015 Plan’s strong governance features in the Amended 2015 Plan,

•	Reestablish certain award limitations for non-employee directors, and

•	Remove plan provisions related to the performance-based compensation exception to Internal Revenue Code (the “Code”) Section 162(m) that has been repealed.

Why You Should Vote FOR This Proposal

The Board, the Compensation and Leadership Committee (the “Committee”) and management all believe that the effective use of performance-based incentive compensation, including equity awards, has been and will continue to be integral to our success. We believe that equity and other performance-based awards incentivize employees, officers and directors to maximize our growth, profitability and overall success, as well as align their interests with the interests of our shareholders to create long-term, sustainable shareholder value. As a result, we request that shareholders approve this proposal to approve the Amended 2015 Plan.

Amended 2015 Plan Highlights

Key features of the Amended 2015 Plan include the following:

Continuation of Good Plan Governance

•	No discounted awards. Awards that have an exercise or base value cannot be granted with an exercise price or base value less than the fair market value on the grant date.

•

No repricing or exchange of stock options or stock appreciation rights (“SARs”). The Amended 2015 Plan does not permit repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without shareholder approval, except in connection with certain corporate transactions involving the Company or a change in control.

•	No evergreen provision. There is no evergreen feature under which the shares authorized for issuance under the Amended 2015 Plan can be automatically replenished.

•

Material amendments require shareholder approval. Material changes, including increasing the number of shares authorized for issuance and changing the restrictions on repricing, require shareholder approval.

•	Dividends subject to restrictions. Dividends, if any, paid on any equity award are subject to the same vesting requirements as the underlying award.

•	Administered by independent committee. The Amended 2015 Plan is administered by the Committee, which is made up entirely of independent directors.

•

No liberal share counting provision. The following types of shares will not again be available for issuance under the Amended 2015 Plan: (i) shares withheld to cover the exercise price of stock options, including upon “net exercise” of stock options, (ii) the gross number of shares subject to share-settled SARs, regardless of the actual number of shares delivered, (iii) shares withheld to cover the payment of taxes with respect to any award, including upon “net exercise” of stock options, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options.

82	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Increased Share Authorization

This proposal seeks to authorize 4,650,000 additional shares of Common Stock for issuance under the Amended 2015 Plan that are not currently authorized for issuance under the 2015 Plan. In setting the number of proposed shares issuable under the Amended 2015 Plan, the Committee and the Board considered a number of factors, each of which is discussed in greater detail below, including:

•	Shares available under the existing 2015 Plan and how long the shares available are expected to last.

•	Historical equity award granting practices, including our three-year average share usage rate (commonly referred to as burn rate).

•	Impact of total outstanding equity awards under the 2015 Plan; expected value transfer and dilution.

Shares Available under the 2015 Plan

As of December 31, 2021, there were 5,127,396 shares (including 11,306 RSUs which provide by their terms for cash settlement) subject to outstanding awards and 4,857,054 shares remaining available for future awards under the 2015 Plan. For more details regarding outstanding awards and available shares, see the table in “Impact of Total Outstanding Equity Awards under the 2015 Plan; Expected Value Transfer and Dilution” below.

Historical Equity Award Granting Practices

In setting the proposed number of shares to authorize under the Amended 2015 Plan, we considered the historical number of equity awards granted under the 2015 Plan and our projected number of equity awards to be granted under the Amended 2015 Plan. We also considered our three-year average burn rate of 0.8%, which is lower than the industry thresholds established by certain major proxy advisory firms. We define our burn rate for a year (shown in the following table) as the number of shares subject to awards granted divided by the year-end number of shares of Common Shares outstanding.

Burn Rate

2021	0.7%

2020	0.8%

2019	0.9%

Three-year average	0.8%

Impact of Total Outstanding Equity Awards under the 2015 Plan; Expected Value Transfer and Dilution

If this proposal is approved by shareholders, the aggregate number of shares of Common Stock for which awards may be granted under the Amended 2015 Plan may not exceed 16,650,000 shares (plus shares subject to outstanding awards that again become available for grant thereunder due to forfeiture, cancellation or cash settlement) which is a net increase of 4,650,000 shares from the 12 million shares (plus shares subject to outstanding awards that again become available for grant thereunder due to forfeiture, cancellation or cash settlement) that may be granted pursuant to awards under the 2015 Plan in the aggregate. The proposed shares under the Amended 2015 Plan are expected to be sufficient, based on historical granting practices and the recent trading price of our common stock, to cover awards for approximately three to four years.

Set forth below is a summary of the dilutive impact of our existing 2015 Plan as of December 31, 2021 and the dilutive impact after giving effect to our proposed Amended 2015 Plan:

In millions, except percentages(1)	Actual on December 31, 2021	Assuming Approval of Amended 2015 Plan

Outstanding Shares of Common Stock	168.7	168.7

Total Shares Available for Future Issuance under Equity Plans (including, for our Amended 2015 Plan, newly requested shares)	4.9	9.5

Shares Subject to Outstanding Options	4.0	4.0

Weighted Average Exercise Price of Outstanding Options	$91.19	$91.19

Weighted Average Remaining Term (in Years)	4 yrs	4 yrs

Shares Subject to Outstanding Full Value Awards	1.2	1.2

Total Shares Subject to Outstanding Awards	5.1	5.1

Fully-Diluted Outstanding Shares	173.6	173.6

Percentage of Fully-Diluted Shares Subject to Outstanding Awards or Available for Future Issuance	5.8%	8.4%

(1)	Certain amounts in table may not add due to rounding.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	83

Extension of the Expiration Date of the 2015 Plan

The 2015 Plan is currently scheduled to expire in May 2025, and we are requesting an extension of the expiration to the date of the annual meeting of shareholders in 2032. If this proposal is not approved by shareholders, the 2015 Plan will remain in full force and effect (with a term extending through May 18, 2025) without giving effect to the proposed amendment and restatement, but we anticipate that we will not have a sufficient number of shares remaining to provide equity incentive compensation beyond December 31, 2024 in the aggregate amounts we have provided in the past. If this proposal is approved, the Amended 2015 Plan will allow us to continue to grant cash and equity awards consistent with our compensation program.

Revise Certain Award Limitations

The Amended 2015 Plan contains revised limitations on certain awards, including a revised limitation on annual calendar year compensation granted to any non-employee director (including in the form of cash, equity award, or other property, or a combination thereof) for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000 (for any non-employee director other than the non-executive chair of the Board) and $1,500,000 (for the non-executive chair of the Board). In addition, we have retained the annual per-employee limitations of 1,000,000 shares for stock options and SARs, but annual limitations that were applicable only to awards intended to be qualified performance-based under Code Section 162(m) have been removed from the Amended 2015 Plan due to the repeal of the qualified performance-based compensation exception under Section 162(m) of the Code as described in more detail below.

Summary of the Proposal

The principal features of the proposed Amended 2015 Plan, most of which remain unchanged from the 2015 Plan, are summarized below. This summary does not contain all the information about the Amended 2015 Plan, a copy of which is included as Appendix A to this Proxy Statement, such as a number of other technical and non-material revisions to the 2015 Plan. The summary below is qualified in its entirety by reference to the text of Amended 2015 Plan.

Plan Limitations

The Amended 2015 Plan contains the following award limitations, subject to the other terms and conditions set forth therein:

•	no employee may receive awards of stock options or SARs exceeding 1 million shares in any calendar year,

•

no non-employee director may receive compensation in any one calendar year (including in the form of cash, equity award, or other property, or a combination thereof) for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000 (for any non-employee director other than the non-executive chair of the Board) and $1,500,000 (for the non-executive chair of the Board) (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainer fees), and

•	no more than 16,650,000 shares may, but need not, be issued pursuant to the exercise of “incentive stock options” intended to comply with Section 422 of the Code.

The limits on the numbers of shares described above and the number of shares subject to any award under the Amended 2015 Plan are subject to proportional adjustment, to reflect certain stock changes, such as a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off or a distribution to the holders of shares other than a regular cash dividend. The following shares of Common Stock shall not be treated as having been issued under the Amended 2015 Plan for purposes of the share limit thereunder: (1) shares covered by an award that is settled in cash, (2) shares issued pursuant to substitute awards issued in connection with a merger or acquisition; or (3) shares issued in exchange for a participant’s election to give up the right to receive currently payable cash compensation.

The closing price per share of Motorola Solutions common stock on March 18, 2022 was $233.09.

Eligibility

Participants may consist of all employees of the Company and its Subsidiaries (approximately 3,500 employees have outstanding equity) and all non-employee directors of the Company (seven persons currently participate); provided, however, the following individuals shall be excluded from participation in the Amended 2015 Plan: (i) contract labor regardless of length of service, (ii) employees whose base wage or base salary is not processed for payment by the Company or any Subsidiary or any designee which administers the payroll function on behalf of the Company, and (iii) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company enters into for service. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by the Company and which it consolidates for financial reporting purposes shall be a “Subsidiary” for purposes of the Amended 2015 Plan. The basis for participation in the Amended 2015 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

84	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Administration

The Amended 2015 Plan will be administered by the Committee, unless otherwise determined by the Board; provided, however, that in the discretion of the Board, the Amended 2015 Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee thereunder. The Committee may delegate all or a portion of its authority under the Amended 2015 Plan to a subcommittee, subject to certain limits described therein.

Types of Benefits

Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Code, or nonqualified stock options. The Committee sets option exercise prices and terms, except that the exercise price of a stock option may be no less than 100% of the fair market value of the shares on the date of grant (with an exception for stock options that are assumed or are granted in substitution for awards held by individuals who become employees of the Company or any Subsidiary as a result of any merger, consolidation, acquisition of property, or reorganization as set forth in the Amended 2015 Plan). For these purposes, fair market value means the closing price for Common Stock on the date as of which such value is being determined as reported for the New York Stock Exchange—Composite Transactions. At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. The Committee may also determine the manner in which stock options may be exercised, including by net exercise, in which the net amount of shares is issued to the participant after deducting any taxes withheld and the amount of the exercise price.

Stock Appreciation Rights. The Committee may grant SARs in substitution of stock options granted under the Amended 2015 Plan or on a stand-alone basis. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of a SAR issued in substitution for stock options must be settled in shares. At the time of grant, the Committee in its sole discretion will determine when SARs are exercisable and when they expire, except that the term of an SAR issued in substitution of a stock option cannot exceed the term of the stock option and the term of a stand-alone SAR cannot exceed ten years.

Performance Shares, Performance Restricted Stock or Units, Restricted Stock or Units, Performance Cash Awards, and Other Awards. The Committee may grant awards of restricted stock, restricted stock units, performance shares or performance restricted stock or units denominated in shares of Common Stock, performance cash awards, and other stock and cash-based awards, which may include the payment of stock in lieu of cash (including cash payable under other incentive or bonus programs) or the payment of cash (which may or may not be based on the price of Common Stock). Such awards may be contingent on continued service or the attainment of certain performance goals which may be based on one or more of the following: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; gross margin; operating margin; net profit; net sales; sales growth; price of Common Stock; return on net assets, equity or stockholders’ equity; market share; total return to stockholders; or any other performance goals selected by the Committee. Performance criteria will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under an objective methodology established by the Committee prior to the issuance of an award which is consistently applied.

Dividends and Dividend Equivalents. Participants holding awards other than stock options or SARs may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the awards are so held in a manner determined by the Committee in its sole discretion. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of common stock, restricted stock or stock units. Notwithstanding the foregoing, dividends or dividend equivalents credited in connection with an award shall be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend or dividend equivalents have been credited, and may not be paid prior to the vesting of the corresponding portion of the award.

Change in Control

Except as set forth in a separate employment, retention, severance or similar agreement between the Company and a participant, and except as otherwise specified in an award agreement, the following provisions will apply upon a Change in Control (as defined in the Amended 2015 Plan).

•

Each outstanding award may be assumed or replaced by the successor corporation that preserves the existing value of the award at the time of the Change in Control and shall provide for subsequent payout in accordance with the same vesting schedule applicable to the original award; provided, however, that performance shares or other performance-based awards will no longer be subject to any performance condition (which will be deemed satisfied at the target performance level) and will be subject only to a service-based vesting period substantially equivalent to the applicable remaining performance period. However, any awards that are assumed or replaced will be subject to “double-trigger” vesting in full upon an involuntary termination of the participant’s employment (for a reason other than “Cause”) or a voluntary termination of the participant’s employment for “Good Reason” (as such terms are defined in the Amended 2015 Plan) in each case, within 24 months following the Change in Control.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	85

•

In the event the successor corporation in a Change in Control does not assume or substitute awards as described in the Amended 2015 Plan, then, immediately upon occurrence of the Change in Control: (i) all outstanding stock options and SARs will become vested and exercisable, (ii) all restrictions on restricted stock and restricted stock units will lapse, (iii) all performance goals and performance criteria will be deemed achieved at target levels and all other terms and conditions met, (iv) all performance shares will be delivered, all performance units, performance cash awards, deferred stock units and restricted stock units will be paid out as promptly as practicable, and (v) all other stock or cash awards will be delivered or paid.

Clawback Policy

The Board may require reimbursement of any long-term incentive payment under any award granted under the Amended 2015 Plan to an executive officer (designated as such by the Board) where: (1) the payment was calculated based on achievement of the original financial results, (2) the Board determines the executive engaged in intentional misconduct that caused or partly caused the need for the restatement, and (3) a lower payment would have been made to the executive based upon the restated financial results. In such cases, the independent directors will evaluate whether to seek one or more of the following remedies: reimbursement of the gross amount of any bonus or incentive compensation, cancellation of outstanding awards, reimbursement of gains realized in the exercise, vesting or open market sales of awards, or other disciplinary action in the discretion of the Board.

Amendment and Termination of the Amended 2015 Plan

The Board or the Committee may amend the Amended 2015 Plan, except that if any applicable law, regulation or stock exchange rule requires shareholder approval with respect to an amendment, then to the extent required, shareholder approval will be obtained. Shareholder approval will also be obtained for any amendment that would delete or limit the scope of the Amended 2015 Plan provisions prohibiting repricing of options or SARs and any amendment that would modify the annual award limitations or that would modify the number of shares stated as available for issuance under the Amended 2015 Plan. We are proposing to extend the term of the Amended 2015 Plan through the date of the annual meeting of shareholders in 2032. The Amended 2015 Plan may be suspended or terminated by the Board at any time. In the event the Amended 2015 Plan is not approved, the 2015 Plan shall continue in full force and effect through May 18, 2025 without giving effect to the proposed amendment and restatement.

Non-Transferability of Awards

Awards granted under the Amended 2015 Plan generally will not be transferable, except by will and the laws of descent and distribution. However, stock options may be transferable to immediate family members, subject to the approval of the Committee.

Adjustments; Corporate Transactions

The Committee will make an equitable substitution or adjustment (1) in the number or class of shares which may be issued under the Amended 2015 Plan in the aggregate or to any one participant in any calendar year and (2) in the number, class, price or terms of shares subject to outstanding awards granted under the Amended 2015 Plan as it deems appropriate in the event of any change affecting the number, class, market price or terms of the shares of Common Stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary, combination of shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of Common Stock other than a regular cash dividend (any of which is referred to herein as an “equity restructuring”). In the event of any merger, consolidation or reorganization of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Committee will substitute the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock will be entitled pursuant to the transaction for each share of Common Stock then subject to awards granted under the Amended 2015 Plan. In addition, for any stock option or SAR with an exercise price greater than the consideration offered in connection with a Change in Control, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.

The Committee may also authorize the assumption or replacement of awards held by affected participants of a spun-off facility or organizational unit or of the entity that controls the spun-off facility or organizational unit following a divestiture (as defined in the Amended 2015 Plan).

U.S. Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to awards under the Amended 2015 Plan. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion is not intended to be complete and does not address the federal tax rules other than income taxes (such as Medicare and Social Security taxes), state, local, or foreign income tax rules relevant to awards under the Amended 2015 Plan. Participants are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to any awards under the Amended 2015 Plan.

86	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Nonqualified Stock Options and SARs. A recipient will not have any income at the time a nonqualified stock option or SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Common Stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When a SAR is exercised, the recipient will recognize ordinary income equal to the sum of (1) any gross cash proceeds payable and (2) the fair market value on the exercise date of any shares received. At the time of sale of shares of Common Stock acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e. the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (1) the excess of the fair market value of the stock on the date of exercise over the option price and (2) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Performance Shares, Performance Restricted Stock or Units, Restricted Stock or Units, Performance Cash Awards, and Other Awards. A participant generally will not have taxable income upon a grant of performance shares, performance restricted stock or units, restricted stock or units, performance cash awards, and other awards. Instead, the participant will recognize ordinary income at the time of vesting (in the case of restricted stock, performance shares and performance restricted stock) or payout (in the case of restricted stock units, performance restricted stock units, performance cash awards, and other awards) equal to the fair market value (on the vesting or payout date, as applicable) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant under special rules available under Section 83 of the Code.

The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Code Section 162(m). Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code had historically not been subject to the deduction limit if the compensation satisfied the requirements of Section 162(m) of the Code. This exception was repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The Company does not anticipate that it will be able to make any grants under the Amended 2015 Plan that will be intended to qualify for the performance-based exception. To be clear, shareholders are not being asked to approve the Amended 2015 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.

Payment of Withholding Taxes. We have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the Amended 2015 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy a tax withholding requirement: (i) by directing us to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement, (ii) by delivering irrevocable instructions to a broker to sell shares of our Common Stock and to promptly deliver the sales proceeds to us for the amount required to be withheld, (iii) by cash or certified check, or (iv) through such other methods as approved by the Committee. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of common stock on the date the benefit is to be included in participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered exceed the minimum required statutory withholding amount, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, and (2) such additional withholding amount is authorized by the Committee.

New Plan Benefits

Other than the deferred stock unit (“DSU”) awards we expect to grant to our non-employee directors on the date of the Annual Meeting that are shown in the table below, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2015 Plan because the grant and actual pay-out of awards under the Amended 2015 Plan are subject to the discretion of the

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	87

Committee. For an understanding of awards made to our NEOs in the past, see the “Grants of Plan-Based Awards in Fiscal 2021” table on page 65 of this Proxy Statement and the “Outstanding Equity Awards at 2021 Fiscal Year-End” table on page 67 of this Proxy Statement.

Name and Position	Dollar Value ($)		Number of Units
Gregory Q. Brown	–		–

Jason J. Winkler	–		–

John P. Molloy	–		–

Mark S. Hacker	–		–

Mahesh Saptharishi	–		–

Kelly S. Mark	–		–

Current Executive Officers (as a group)	–		–

Current Non-Employee Directors (as a group)	$1,540,000	(1)	6,928	(2)

All Employees as a Group (excluding executive officers)	–		–

(1)

Each of our current non-employee directors (Messrs. Denman, Durban, Jones, Mondre and Tucci, Dr. Howard and Ms. Lewent) is expected to receive a DSU grant with a value of $220,000 beginning with the annual equity grant in May 2022.

(2)

The number of DSUs set forth on this line is determined by dividing the expected aggregate 2022 DSU grant value by $222.30, the closing price for our Common Stock on the New York Stock Exchange on March 10, 2022, the date that employees of the Company received equity awards. DSUs are not granted until after the Annual Meeting in May 2022.

Prior Grants Under the 2015 Plan

The following table shows, as of December 31, 2021, information regarding the grants of stock-based awards under the 2015 Plan since its adoption in May 2015 among the persons and groups identified below.

Name and Position	Number of Options(1)	Number of RSUs, DSUs, MSUs, and PSUs(2)
Gregory Q. Brown	1,375,115	395,277

Jason J. Winkler	59,927	24,556

John P. Molloy	460,021	60,619

Mark S. Hacker	254,601	48,086

Mahesh Saptharishi	61,165	16,945

Kelly S. Mark	229,314	33,489

Current Executive Officers, Other Than the NEOs Listed Above (as a group)	133,403	51,570

Current Non-Employee Directors (as a group)(3)	–	74,225

All Employees as a Group (excluding executive officers)	2,457,246	3,475,260

(1)	Includes performance options, which are disclosed at target levels.
(2)	MSUs and PSUs are disclosed at target levels.
(3)

This group includes all of our current non-employee directors, other than Dr. Howard, who did not join the Board until February 15, 2022. The total number of DSUs that each current non-employee director (other than Dr. Howard) was granted on an individual basis is as follows: Mr. Denman: 8,220; Mr. Durban: 16,868; Mr. Jones: 12,088; Ms. Lewent: 12,088; Mr. Mondre: 17,179; and Mr. Tucci: 7,782.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MOTOROLA SOLUTIONS AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN OF 2015. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE MOTOROLA SOLUTIONS AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN OF 2015.

88	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter that is available at investors.motorolasolutions.com/corporate-governance/GovDocs. The responsibilities of the Audit Committee include assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Audit Committee also appoints and retains the independent registered public accounting firm. On March 10, 2022, the Board determined that each current member of the Audit Committee (as well as former Audit Committee member Mr. Mondre) was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. The Board also determined that (1) Dr. Howard, Mr. Jones and Ms. Lewent (as well as former member Mr. Mondre) is each an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Who We Are—Board” on page 12 of this Proxy Statement, and (2) each member of the Audit Committee (including former member Mr. Mondre) is “financially literate.”

The Audit Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2021, the Audit Committee met 10 times. The Audit Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Audit Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time to time, other members of management. Outside of formal meetings, Audit Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Audit Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (“SAS”) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Audit Committee monitors matters related to the independence of PwC, the Company’s independent registered public accounting firm since its appointment for the fiscal year ended December 31, 2019. As part of its monitoring activities, the Audit Committee reviews the relationships between PwC and the Company. After reviewing the relationships and discussing them with management, the Audit Committee discussed PwC’s overall relationship with the Company, as well as PwC’s objectivity and independence. Based on its review, the Audit Committee is satisfied with PwC’s independence.

PwC also has provided the Audit Committee with the written disclosures and the letter, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed and confirmed PwC’s independence from the Company and management with PwC. The Audit Committee also discussed with management, the internal auditors and PwC, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both PwC and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with PwC all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. With and without management present, the Audit Committee discussed and reviewed the results of PwC’s examination of the consolidated financial statements. The Audit Committee also discussed the results of the internal audit examinations. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021 with management and PwC. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and PwC has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2021 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal controls over financial reporting as of December 31, 2021. Management is responsible for maintaining adequate internal controls over financial reporting and for its assessment of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal controls over financial reporting and expressing an opinion thereon based on its audit. Based on the above-mentioned review and discussions with management and PwC, the Audit Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2021 and the report

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	89

of PwC be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of PwC with respect to such consolidated financial statements.

Mr. Mondre ceased being a member of the Audit Committee as of February 15, 2022, and took part in the review, discussion and recommendation referred to in this Report of the Audit Committee prior to his transition. Dr. Howard joined the Audit Committee as of February 15, 2022 and was not a member of the committee when it reviewed and discussed the recommendation referred to above, and, as such, did not participate in, and has not made an independent inquiry, as to the accuracy of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2021. Dr. Howard approved this Report of the Audit Committee solely based upon the advice and approvals of the other Audit Committee members.

Respectfully submitted,

Judy C. Lewent, Chair

Ayanna M. Howard

Clayton M. Jones

Gregory K. Mondre

90	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee appoints and engages the independent registered public accounting firm annually. PwC served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021 and December 31, 2020 and is serving in such capacity for the current fiscal year.

Audit Fees and All Other Fees

The aggregate fees billed by PwC for professional services to the Company were $8.7 million in 2021 and $8.5 million in 2020. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition activities. The fees billed by PwC for tax services, which primarily related to multi-national tax compliance services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by PwC during 2021 and 2020.

(In millions)	2021	2020

Audit Fees	$6.5	$6.7

Audit-Related Fees	$0.6	$0.1

Tax Fees	$1.6	$1.7

All Other Fees	$0.0	$0.0

Total	$8.7	$8.5

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining PwC to audit the Company’s consolidated financial statements and internal controls over financial reporting for 2021 and 2020, PwC and other accounting firms were retained to provide auditing and advisory services in 2021. The Audit Committee has historically engaged PwC to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from PwC only when the services offered by the firm are competitive with other service providers and do not impair the independence of PwC.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by PwC. Below is a summary of the policy and the Company’s procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee Auditor Policy includes an approved list of services that PwC can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000, limited to a cumulative cap of $200,000, between Audit Committee meetings, for allowable audit and audit-related services, and to pre-approve fees less than $20,000, limited to a cumulative cap of $50,000, between Audit Committee meetings, for allowable tax services and fees. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, formally approves updated audit, audit-related, tax and other services and fees.

In 2021, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	91

OUR SHAREHOLDERS

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on March 14, 2022 regarding the beneficial ownership of shares of Common Stock by: (i) each director and nominee for director of the Company, (ii) each NEO, and (iii) all directors and current executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Under these rules, the same shares may be beneficially owned by more than one person if there is shared power to vote and/or shared power to direct the disposition of the shares. Except as otherwise indicated in the footnotes below, to our knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge. Unless otherwise noted, the address of each beneficial owner listed below is c/o Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

Name	Shares of Common Stock Beneficially Owned(2)(3)(4)		Percent of Common Stock Outstanding
Gregory Q. Brown	2,822,198	(5)	1.66%

Jason J. Winkler	42,543		*

John P. Molloy	111,079		*

Mark S. Hacker	19,614		*

Mahesh Saptharishi	46,497		*

Kelly S. Mark(1)	68,905		*

Kenneth D. Denman	4,807		*

Egon P. Durban	0		*

Ayanna M. Howard	0		*

Clayton M. Jones	0		*

Judy C. Lewent	31,963		*

Gregory K. Mondre	70		*

Joseph M. Tucci	1,440		*

All directors, director nominees and current executive officers as a group (14 persons)	3,143,448		1.85%

*	Less than 1% of the Company’s outstanding Common Stock
(1)

Mr. Mark, the Company’s former Executive Vice President, Software and Services, retired from his position leading the software and services segment of the Company on June 1, 2021 and retired from his role as Executive Vice President on December 31, 2021. Mr. Mark’s reported ownership is as of June 1, 2021, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.

92	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

(2)

For our NEOs and other executive officers, represents (i) shares subject to stock options that are or become exercisable within 60 days of March 14, 2022, (ii) shares underlying restricted stock units (“RSUs”) that are scheduled to vest within 60 days of March 14, 2022, (iii) stock units that are deemed to be beneficially owned as of March 14, 2022, and (iv) shares of Common Stock held, each as follows:

Name	Stock Options	RSUs	Stock Units	Common Stock	Total
Gregory Q. Brown	2,326,589	0	36,607	459,002	2,822,198
Jason J. Winkler	35,664	0	0	6,879	42,543
John P. Molloy	76,819	0	0	34,260	111,079
Mark S. Hacker	0	0	0	19,614	19,614
Mahesh Saptharishi	39,427	353	0	6,717	46,497
Kelly S. Mark	41,051	0	0	27,854	68,905
All executive officers as a group, other than the NEOs listed above (2 individuals)	46,425	0	0	16,812	63,237

(3)

For our NEOs and other executive officers, does not include (i) shares underlying market stock units (“MSUs”) that vest upon achievement of performance objectives within 60 days of March 14, 2022, or (ii) shares subject to performance stock options (“POs”) that become exercisable within 60 days of March 14, 2022, each as follows:

Name	MSUs	POs	Total
Gregory Q. Brown	8,947	80,263	89,210
Jason J. Winkler	0	0	0
John P. Molloy	2,012	18,057	20,069
Mark S. Hacker	1,449	13,001	14,450
Mahesh Saptharishi	0	0	0
Kelly S. Mark	1,288	11,556	12,844
All executive officers as a group, other than the NEOs listed above (2 individuals)	1,932	17,334	19,266

(4)

For our non-employee directors, does not include DSUs. The table below shows DSUs (including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs) held separately, and in total with beneficially owned stock, as of March 14, 2022 by each non-employee director as follows:

Name	Deferred Stock Units	Shares of Common Stock Beneficially Owned	Total
Kenneth D. Denman	3,843	4,807	8,650
Egon P. Durban	18,027	0	18,027
Ayanna M. Howard	143	0	143
Clayton M. Jones	13,002	0	13,002
Judy C. Lewent	5,424	31,963	37,387
Gregory K. Mondre	18,350	70	18,420
Joseph M. Tucci	8,175	1,440	9,615

(5)

Mr. Brown has shared voting and investment power over 220,545 shares included under “Shares of Common Stock Beneficially Owned”. He disclaims beneficial ownership over 139,545 shares held in trusts of which his wife is trustee, 78,780 shares held in a trust of which his son is trustee and 2,220 shares held by his wife.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	93

Principal Shareholders

The following table sets forth information as of March 14, 2022 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	14,324,480 shares of Common Stock	(2)	8.5%
Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	10,248,698 shares of Common Stock	(3)	6.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,547,606 shares of Common Stock	(4)	11.1%

(1)

The percentage calculations set forth above are based on 167,605,770 shares of Common Stock outstanding as of March 14, 2022 rather than the percentages set forth on various shareholders’ Schedule 13G filings.

(2)

Solely based on information in a Schedule 13G/A Amendment No. 9 filed with the SEC on February 1, 2022 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2021, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 12,562,856 shares, sole dispositive power as to 14,324,480 shares and no shared voting or dispositive power over any shares.

(3)

Solely based on information in a Schedule 13G filed with the SEC on February 11, 2022 by Capital World Investors. The Schedule 13G indicates that as of December 31, 2021 Capital World Investors was the beneficial owner with sole voting power as to 10,232,345 shares, sole dispositive power as to 10,248,698 shares and no shared voting or dispositive power over any shares.

(4)

Solely based on information in a Schedule 13G/A Amendment No. 7 filed with the SEC on February 9, 2022 by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2021, The Vanguard Group was the beneficial owner with shared voting power as to 266,831 shares, sole dispositive power as to 17,869,506 shares, shared dispositive power as to 678,100 shares and no sole voting power over any shares.

94	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

USER’S GUIDE

All shareholders may view and print this Proxy Statement and the 2021 Annual Report at the Company’s website at investors.motorolasolutions.com/earnings-sec-filings/AnnualReports. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

VIRTUAL ANNUAL MEETING PHILOSOPHY

This year our Annual Meeting will be a completely virtual meeting conducted via live audio webcast; there will be no physical meeting location. We have held our annual meeting of shareholders as a virtual meeting since the 2020 annual meeting of shareholders. The Board has chosen to continue holding this year’s Annual Meeting virtually given the ongoing impacts of the COVID-19 pandemic and because it believes that this year’s virtual format will provide the opportunity for participation by a broad group of shareholders, while reducing the costs and environmental impacts associated with planning, holding and arranging logistics for an in-person meeting. In future years, the Company will continue to evaluate holding virtual versus in-person annual meetings of shareholders.

The Board intends that the virtual meeting format provides shareholders a level of transparency comparable to traditional in-person meetings and takes the following steps to ensure such an experience:

•	Providing shareholders with the ability to submit appropriate questions real-time via the meeting website;

•	Answering as many questions submitted in accordance with the Rules of Conduct as possible in the time allotted for the meeting without discrimination;

•	Posting a webcast replay of the full Annual Meeting on our Investor Relations website for at least one year after the meeting; and

•	Offering separate engagement opportunities with shareholders as described in the “Shareholder Engagement” section on page 23 of this Proxy Statement.

INSTRUCTIONS FOR VIRTUAL ANNUAL MEETING

To participate in the virtual meeting if you are a shareholder of record, visit www.virtualshareholdermeeting.com/MSI2022 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card (if you receive a printed copy of the proxy materials), as well as your full name and email address. If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. You may begin to log into the meeting platform beginning at 9:15 a.m. Central Time on May 17, 2022. The meeting will begin promptly at 9:30 a.m. Central Time on May 17, 2022.

The virtual meeting platform is fully supported across browsers (Google Chrome, Safari, MS Edge, Mozilla Firefox) and desktop, laptop, tablet and mobile devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/MSI2022, type your question into the “Ask a Question” field, and click “Submit.” In order to submit a question during the meeting, you will be required to provide your 16-digit control number, name, and email address. More detailed guidelines for submitting questions during the meeting will also be available at www.virtualshareholdermeeting.com/MSI2022.

Our question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and will include certain procedural requirements, such as limiting repetitive or follow-up questions and limiting the number of questions asked by each individual shareholder, so that more shareholders will have an opportunity to ask questions. Questions pertinent to meeting matters will be answered during the question and answer session, subject to time constraints described in the Rules of Conduct. Questions not pertinent to meeting matters, such as those regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, will not be answered during the Annual Meeting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 1-844-986-0822 (US) or +1 (303) 562-9302 (International). Technical support will be available starting at 9:00 a.m. Central Time on May 17, 2022 and will remain available through the end of the meeting.

Although the ability to vote and ask questions at the Annual Meeting will be available only to shareholders at the time of the meeting, guests will be able to view the Annual Meeting live by visiting www.virtualshareholdermeeting.com/MSI2022 and entering the designated guest portal. Additionally, following completion of the Annual Meeting, a webcast replay of the full Annual Meeting will be posted on our Investor Relations website at investors.motorolasolutions.com and remain there for at least one year.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	95

VOTING MATTERS

Shareholders of Record and “Street Name” Holders

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares. If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

Shareholders Entitled to Vote at the Annual Meeting & Voting at the Annual Meeting as a Beneficial Owner

Only shareholders of record at the close of business on March 18, 2022 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, each share of Common Stock owned as of the close of business on the record date is entitled to one vote. On the record date, there were 167,448,183 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

If you are a beneficial owner of shares held in “street name” by a bank, broker, or other nominee, your bank, broker or nominee is considered the shareholder of record of those shares. As described above, beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your bank’s, broker’s or other nominee’s procedures for obtaining a legal proxy.

In order to vote shares at the Annual Meeting, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/MSI2022. If your shares are held directly in your own name, you will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If your shares are held in “street name,” you will need to contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the online meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

A list of shareholders entitled to vote at the meeting will be available for examination for ten days before the virtual Annual Meeting at our principal place of business by contacting investors@motorolasolutions.com and at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/MSI2022. The registrar and transfer agent is EQ Shareowner Services. The Company’s stock symbol is MSI.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered shareholders to direct their vote by proxy without attending the Annual Meeting. Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. Such shareholders can:

•

Vote by Internet. The website address for internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the internet. You can use the internet to transmit your voting instructions until 11:59 P.M. Eastern Time on Monday, May 16, 2022. Internet voting is available 24 hours a day. If you vote via the internet, you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card, if you received a printed copy of the proxy card, or by reviewing the Notice, which explains how to access your proxy card that contains such telephone number. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M. Eastern Time on Monday, May 16, 2022. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If your shares are held in “street name,” meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

Your Proxy at the Annual Meeting

If you are a shareholder of record and do not vote at the Annual Meeting, but have voted your shares by internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted–whether by internet, telephone or mail–and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by the Board with respect to those items as described below. For information regarding how shares held in “street name” will be voted if you do not provide voting instructions to your broker, bank or other nominee, see “Holding Shares in ‘Street Name’ in the Name of a Bank, Broker or Other Nominee.”

96	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Proposal		The Board Recommended Vote
Proposal 1 –	Election of the Eight Director Nominees Named in this Proxy Statement for a One-Year Term	FOR
Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2022	FOR
Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	FOR
Proposal 4 –	Approval of the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015	FOR

Holding Shares in “Street Name” in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, bank, or other nominee, such nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “routine” items, but will not be permitted to vote the shares with respect to “non-routine” items (resulting in a “broker non-vote”). The ratification of the appointment of PricewaterhouseCoopers LLP is the only “routine” item. The election of directors, the advisory approval of the Company’s executive compensation and the approval of the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015 are “non-routine” items.

Changing Your Vote

Registered shareholders can revoke their proxy and change their vote at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by internet, telephone or mail in accordance with the instructions in the Notice or the proxy card;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661, at any time before the close of voting at the Annual Meeting; or

•	Attending the Annual Meeting and electronically voting.

If your shares are held in “street name,” you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

Votes Required to Conduct Business at the Annual Meeting and Approve Proposals

In order for business to be conducted at the virtual Annual Meeting, a quorum must be present, which, under our Bylaws, is a majority of the shares entitled to vote represented in person or by proxy. Abstentions and broker non-votes are included in determining whether a quorum is present. Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote for the election of directors (Proposal 1), as such abstentions and broker non-votes are not considered “votes cast.” Abstentions will have the same effect as a vote “Against” the other proposals (Proposals 2-4), although broker non-votes will have no effect on the outcome of Proposals 3-4, as your broker is not entitled to vote your shares on these matters.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed

Proposal 1 –	Election of the Eight Director Nominees Named in this Proxy Statement for a One-Year Term	Majority of the shares cast, which means more “For” votes than “Against” votes cast at the Annual Meeting or by proxy (for non-contested election); abstentions will have no effect	No

Proposal 2 –	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2022	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	Yes

Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	No

Proposal 4 –	Approval of the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015	Majority of the shares represented at the meeting and entitled to vote; abstentions will count as votes “Against”	No

With respect to each proposal you may vote “FOR,” “AGAINST” or “ABSTAIN.”

With respect to Proposal 1, our Bylaws state that if a nominee for director who was in office prior to the Annual Meeting is not elected in an uncontested election, the director must tender his or her resignation from the Board. Thereafter, the Governance and Nominating Committee (or

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	97

such other committee designated by the Board) will make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board will act on the recommendation of the Governance and Nominating Committee and publicly disclose its decision and its rationale within 90 days from the date the election results are certified.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our shareholders access to our proxy materials and 2021 Annual Report on the internet instead of sending a full set of printed proxy materials to all of our shareholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by mailing most of our shareholders a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2022 Proxy Statement and 2021 Annual Report. The Notice also instructs you on how you may submit your proxy over the internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2021 Annual Report, is being mailed to shareholders on or about March 31, 2022.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, the Board did not know of any other matter to be raised at the Annual Meeting.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

98	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

IMPORTANT DATES FOR THE 2023 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder as described below and in the section titled “Director Nominating Process” on page 17 of this Proxy Statement. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications in writing to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. Our Secretary will forward all recommendations received to the Chair of our Governance and Nominating Committee for discussion and consideration.

Shareholders may also directly nominate candidates to serve on the Board through our advance notice and proxy access provisions in our Bylaws, as described below. Candidates recommended by shareholders that comply with the procedures set forth in our Bylaws will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Director Nominations for Inclusion in the Proxy Statement for the 2023 Annual Meeting of Shareholders

In 2020, we added a proxy access provision in our Bylaws that allows an eligible shareholder, or a group of up to 20 eligible shareholders, owning at least three percent of our outstanding shares of Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the common shareholders are entitled to elect, provided that the shareholder nominee, nominating shareholder and nomination process meet certain requirements outlined in Article III, Section 17 of our Bylaws, including that timely notice of such director nomination is provided. To be timely for the 2023 Annual Meeting of Shareholders, such written notice should be addressed and delivered to the Secretary, Motorola Solutions, Inc. at 500 West Monroe Street, Chicago, IL 60661. The notice of nomination must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2023 Annual Meeting of Shareholders and no later than January 30, 2023. If, however, the date of the 2023 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 17, 2023), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2023 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2023 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Shareholders is first made.

As an illustrative example only of the notice deadlines described in the immediately preceding paragraph, if the 2023 Annual Meeting of Shareholders is held on May 17, 2023, then the deadlines would be as follows:

Hypothetical Meeting Date for 2023 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later Than:
May 17, 2023	January 17, 2023	January 30, 2023

As a second illustrative example only of the notice deadlines described above, if the 2023 Annual Meeting of Shareholders is held on June 23, 2023, then the deadlines would be as follows:

Hypothetical Meeting Date for 2023 Annual Meeting of Shareholders	Notice of Nomination Must be Received No Earlier Than:	Notice of Nomination Must be Received No Later than 5 PM Central Time on:
June 23, 2023	February 23, 2023	The later of April 24, 2023 or the 10th day after which public announcement of the date of the 2023 Annual Meeting of Shareholders is first made

Director Nominations for Presentation at the 2023 Annual Meeting of Shareholders

A shareholder wishing to submit a director nomination that is not intended for inclusion in our proxy materials for the 2023 Annual Meeting of Shareholders may nominate a candidate for election to the Board at the 2023 Annual Meeting of Shareholders in accordance with the advance notice procedures described in Article III, Section 13 of our Bylaws. Under the advance notice procedures in our Bylaws, such shareholder is required to give written notice addressed and delivered to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. The notice of nomination must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2023 Annual Meeting of Shareholders and no later than January 30, 2023. If, however, the date of the 2023 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 17, 2023), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2023 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2023 Annual Meeting of Shareholders or the 10th day

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	99

following the day on which public announcement of the date of the 2023 Annual Meeting of Shareholders is first made. Refer to “Director Nominations for Inclusion in the Proxy Statement for the 2023 Annual Meeting of Shareholders” above for two illustrative examples of the notice deadlines described herein.

The notice of nomination is required to contain certain information about both the director nominee and the nominating shareholder as set forth in Article III, Section 13 of our Bylaws. A nomination that does not comply with the requirements set forth in our Bylaws will not be considered.

Director Nominations for the 2023 Annual Meeting of Shareholders Pursuant to the SEC’s New Universal Proxy Rules

In addition to satisfying the advance notice requirements under Article III, Section 13 of our Bylaws, in order to comply with the SEC’s new universal proxy rules (which became effective on January 31, 2022 for shareholder meetings held after August 31, 2022), shareholders who intend to solicit proxies in support of director nominees other than Motorola Solutions’ nominees for the 2023 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023 (the first business day following March 18, 2023), unless the 2023 Annual Meeting of Shareholders is held earlier than April 17, 2023 or later than June 16, 2023, in which case the notice must be provided by the later of 60 days prior to the 2023 Annual Meeting of Shareholders or 10 days after the meeting date is announced.

Shareholder Proposals for Inclusion in the Proxy Statement for the 2023 Annual Meeting of Shareholders

If a shareholder wishes to have a proposal formally considered at our 2023 Annual Meeting of Shareholders and have it included in our proxy materials for that meeting, the proposal must be received by the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 no later than December 1, 2022 (or, if the date of the 2023 Annual Meeting of Shareholders is moved by more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 17, 2023), the deadline will be a reasonable time before we begin to print and send our proxy materials, which date we will announce separately), and must comply with the requirements of Rule 14a-8 under the Exchange Act. We are not obligated to include any shareholder proposal in our proxy materials for the 2023 Annual Meeting of Shareholders if the proposal is received after that time.

Shareholder Proposals for Presentation at the 2023 Annual Meeting of Shareholders

If a shareholder wishes to present a proposal at the 2023 Annual Meeting of Shareholders but not have it included in our proxy materials for that meeting, such shareholder must comply with the advance notice procedures described in Article III, Section 13 of our Bylaws. Under the advance notice procedures in our Bylaws, such shareholder is required to give written notice addressed and delivered to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. The notice of proposal must be received by our Secretary at the address above no earlier than the date that is 120 days prior to the date of the 2023 Annual Meeting of Shareholders and no later than January 30, 2023. If, however, the date of the 2023 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the anniversary of the Annual Meeting (i.e., an anniversary date of May 17, 2023), other than as a result of adjournment, then we must receive such notice no earlier than the 120th day prior to the date of the 2023 Annual Meeting of Shareholders and no later than 5:00 pm Central Time on the later of the 60th day prior to the 2023 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Shareholders is first made. Refer to “Director Nominations for Inclusion in the Proxy Statement for the 2023 Annual Meeting of Shareholders” above for two illustrative examples of the notice deadlines described herein.

The notice of proposal must include the specified information concerning the shareholder and the proposal as set forth in our Bylaws, and the proposal must comply with the requirements described in our Bylaws.

100	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

OTHER MATTERS

The Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements generally include words such as “believes,” “expects,” “intends,” “aims,” “estimates,” “goal,” “target,” “may” and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those indicated or anticipated. Such forward-looking statements include, but are not limited to, any statements regarding: plans, strategies and objectives of management for future operations; expectations or beliefs regarding the Company; sustainability goals and the Company’s expectations regarding publications of the corporate responsibility and TCFD reports; and considerations for holding the Annual Meeting in a virtual format. Risks, uncertainties and other factors are described in our Annual Report on Form 10-K for the year ended December 31, 2021 and elsewhere in other documents we may file or furnish with the SEC. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Except to the extent required by law, we do not undertake, and we expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this Proxy Statement.

Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $25,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our 2021 Annual Report and this Proxy Statement, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure potentially provides extra convenience for shareholders and allows us to save money by reducing the number of documents we must print and mail, and helps us to reduce our environmental impact. If you are a shareholder that participates in householding and would like to revoke your householding consent, or if you are a shareholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling 1-800-579-1639 or emailing: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661. If you revoke your householding consent, you will be removed from the householding program and separate copies of the relevant proxy materials will promptly be delivered to you.

A number of brokerage firms have also instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	101

APPENDIX A — MOTOROLA SOLUTIONS AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN OF 2015

MOTOROLA SOLUTIONS AMENDED AND RESTATED

OMNIBUS INCENTIVE PLAN OF 2015,

EFFECTIVE AS OF [MAY 17], 2022

1.        Purpose. The purposes of the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015, effective as of [May 17], 2022 (the “Plan”) are (a) to encourage outstanding individuals to accept or continue employment with Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) and its Subsidiaries (as defined below) or to serve as directors of Motorola Solutions, and (b) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and Motorola Solutions’ stockholders by providing them equity-based awards and other stock and cash incentives. Prior to the amendment and restatement on [May 17], 2022 (the “Restatement Date”), the Plan was amended and restated on May 18, 2015, and prior to that, the Plan was formerly known as the Motorola Solutions Omnibus Incentive Plan of 2006, as Amended and Restated November 8, 2011. All references to the Motorola Solutions Omnibus Incentive Plan of 2006 or the Motorola Solutions Omnibus Incentive Plan of 2015 contained in any (i) future award agreements, other grant materials or correspondence to participants or (ii) other Company plans, after the Restatement Date, shall also be deemed to refer to this Plan.

2.        Administration. The Plan will be administered by a Committee (the “Committee”) of the Motorola Solutions Board of Directors (the “Board”) consisting of two or more directors as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a)

the Securities and Exchange Commission (the “SEC”) may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”); and

(b)	the New York Stock Exchange (the “NYSE”) may establish pursuant to its rule-making authority.

The Compensation and Leadership Committee shall serve as the Committee administering the Plan until such time as the Board designates a different Committee. Notwithstanding the foregoing, in the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

The Committee shall have the discretionary authority to construe and interpret the Plan and any benefits granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of any award or other benefits at or after grant, to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award or other benefit granted under the Plan, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of Motorola Solutions and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by or electronic confirmation of all the Committee members. The Committee may authorize, consistent with applicable law, one or more officers of the Company to select employees to participate in the Plan and to determine the number of awards to be granted to such participants, except with respect to awards to officers subject to Section 16 of the Exchange Act.

3.        Participants. Participants may consist of all employees of Motorola Solutions and its Subsidiaries and all non-employee directors of Motorola Solutions; provided, however, the following individuals shall be excluded from participation in the plan: (a) contract labor (including without limitation contractors, consultants, contract employees and job shoppers) regardless of length of service; (b) employees whose base wage or base salary is not processed for payment by Motorola Solutions or any Subsidiary or any designee which administers the payroll function on behalf of the Company; (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company enters into for service. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Motorola Solutions and which Motorola Solutions consolidates for financial reporting purposes shall be a “Subsidiary” for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

4.        Shares Available under the Plan. There is hereby reserved for issuance under the Plan as of the Restatement Date an aggregate of 16,650,000 shares of Motorola Solutions’ common stock, which represents an increase of 4,650,000 additional shares to the 12,000,000 shares of

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	A-1

Motorola Solutions’ common stock previously approved by Motorola Solutions’ stockholders prior to the Restatement Date. If there is (i) a lapse, expiration, termination, forfeiture or cancellation of any award or other benefit under this Plan, prior to the issuance of shares thereunder or (ii) any award or other benefit granted under this Plan is settled in cash, then the shares subject to these awards or other benefits shall be added to the shares available for benefits under the Plan. Except as otherwise provided in the Plan, shares covered by a benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Each stock-settled SAR will count as one share of Motorola Solutions common stock, notwithstanding the fact that the net shares delivered upon exercise may be less than the number of stock-settled SARs granted. Any shares of Motorola Solutions’ common stock retained by Motorola Solutions or exchanged by an optionee as full or partial payment of the Exercise Price under any Stock Option exercised under the Plan (including by virtue of a “net exercise” of a Stock Option) and any shares retained by Motorola Solutions to comply with applicable income tax withholding requirements for any award or any other benefit under the Plan (including by virtue of a “net exercise” of a Stock Option), shall be treated as issued and deducted from the aggregate number of shares available for benefits under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Motorola Solutions. Any shares reacquired by Motorola Solutions on the open market or otherwise using cash proceeds from the exercise of Stock Options will not be added (or added back, as applicable) to the aggregate number of shares available under this Section 4 of the Plan. Up to 16,650,000 of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)); provided, however, notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the participant during any calendar year with respect to shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan), such Stock Options shall be treated as nonqualified Stock Options.

Under the Plan, no employee may receive in any calendar year (i) Stock Options relating to more than 1,000,000 shares or (ii) SARs relating to more than 1,000,000 shares. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee director in any one calendar year be granted compensation, including any cash compensation and equity-based compensation, for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes), in excess of $1,000,000 for any non-employee director other than the non-executive chair of the Board, or $1,500,000 for the non-executive chair of the Board. Compensation for this purpose includes all cash and equity-based remuneration payable to a non-employee director, other than reimbursement for expenses, and shall include: retainer fees for service on the Board; fees for serving as Chairman of the Board or for serving as Chairman or member of any committee of the Board; compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee of the Board or a Chief Executive Officer; or any other kind or other category of fees or payments which may be put into effect in the future. If, under this Plan, a participant has elected to give up the right to receive compensation in exchange for shares of common stock based on Fair Market Value, such shares of common stock will not count against the aggregate share limit set forth in the first sentence of this Section 4.

The shares reserved for issuance and each of the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof.

5.        Types of Benefits. Benefits under the Plan shall consist of Stock Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Cash Awards, and Other Stock or Cash Awards, all as described below.

6.        Stock Options. An option to purchase a specified number of shares of Motorola Solutions’ common stock (“Stock Options”) may be granted to participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option.

Except with respect to awards under Section 16 of the Plan, the exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of Motorola Solutions’ common stock on the date the Stock Option is granted (the “Exercise Price”).

Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, such period shall not exceed ten years from the date of grant. Stock Options may not include the right to be credited with dividend equivalents.

The Exercise Price, upon exercise of any Stock Option, shall be payable to Motorola Solutions in full by (a) cash payment or its equivalent, (b) tendering previously acquired shares having a Fair Market Value at the time of exercise equal to the Exercise Price or certification of ownership of such previously-acquired shares, (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Motorola Solutions the amount of sale proceeds from the Stock Option shares to pay the Exercise Price and any withholding taxes due to Motorola Solutions, (d) subject to the approval of the Committee, by a “net exercise” arrangement pursuant to which the number of shares issuable upon exercise of the Stock Option shall be reduced by the largest whole number of shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable)

A-2	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole shares to be issued shall be paid by the participant in cash or other form of payment approved by the Committee, and (e) such other methods of payment as the Committee, at its discretion, deems appropriate.

Except with respect to certain adjustments under Section 15 hereof, the terms of outstanding Stock Options may not be amended to reduce the Exercise Price of outstanding Stock Options or cancel outstanding Stock Options in exchange for cash, other awards or Stock Options with an Exercise Price that is less than the Exercise Price of the original Stock Options (including through a Stock Option exchange) without stockholder approval.

7.        Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options. The grant price of a substitute SAR shall be equal to the Exercise Price of the related Stock Option and the substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related Stock Option. Except with respect to awards under Section 16 of the Plan, the grant price of any other SAR shall be equal to the Fair Market Value of Motorola Solutions’ common stock on the date of its grant.

An SAR may not include the right to be credited with dividend equivalents.

An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a substitute SAR or ten years in the case of any other SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the participant shall be entitled to receive payment from Motorola Solutions in an amount determined by multiplying the excess of the Fair Market Value of a share of Motorola Solutions’ common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR payment which may be made only in stock. Except with respect to certain adjustments under Section 15 hereof, the terms of outstanding awards may not be amended to reduce the grant price of outstanding SARs or cancel outstanding SARs in exchange for cash, other awards or SARs with a grant price that is less than the grant price of the original SARs without stockholder approval.

8.        Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. “Restricted Stock” provides participants the right to receive shares after vesting in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. “Restricted Stock Units” provide participants the right to receive shares or, if provided in an award agreement, cash, at a future date after vesting in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b)

a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to Motorola Solutions at cost) such shares or units in the event of termination of employment during the period of restriction; or

(c)	the attainment of performance goals including without limitation those described in Section 13 hereof.

All restrictions shall expire at such times as the Committee shall specify. In the Committee’s discretion, participants may be entitled to dividends or dividend equivalents on awards of Restricted Stock or Restricted Stock Units, which shall not be payable until such time as the award of Restricted Stock or Restricted Stock Unit vests in accordance with the terms of such grant.

9.        Deferred Stock Units. “Deferred Stock Units” provide a participant a vested right to receive shares of Motorola Solutions’ common stock, including in lieu of other compensation at termination of employment or service or at a specific future designated date. In the Committee’s discretion, Deferred Stock Units may include the right to be credited with dividend equivalents in accordance with the terms and conditions of the units, which shall not be payable until such time as the award of Deferred Stock Units is payable.

10.        Performance Shares. The Committee shall designate the participants to whom long-term performance stock (“Performance Shares”) are to be awarded and determine the number of shares, the length of the performance period (“Performance Period”), and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each award of Performance Shares shall entitle the participant to a payment in the form of shares of Motorola Solutions’ common stock upon the attainment of performance goals and other terms and conditions specified by the Committee. The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of shares of Motorola Solutions’ common stock otherwise required to be issued to a participant pursuant to a Performance Share award.

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	A-3

Notwithstanding the satisfaction of any performance goals, the number of shares of Motorola Solutions’ common stock granted under a Performance Share award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine.

In the Committee’s discretion, participants may be entitled to dividends or dividend equivalents on awards of Performance Shares, which shall not be payable until such time as the award of Performance Shares vests in accordance with the terms of such grant.

11.        Performance Cash Awards. The Committee shall designate the participants to whom cash incentives based upon long-term performance (“Performance Cash Awards”) are to be awarded and determine the amount of the award and the terms and conditions of each such award; provided that the stated performance period will not be less than 12 months. Each Performance Cash Award shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. The Committee may, in its discretion, substitute actual shares of Motorola Solutions’ common stock for the cash payment otherwise required to be made to a participant pursuant to a Performance Cash Award.

12.        Other Stock or Cash Awards. In addition to the incentives described in Sections 6 through 11 hereof, the Committee may grant other incentives payable in cash or in Motorola Solutions’ common stock under the Plan including, without limitation, awards consisting solely of unrestricted shares of Motorola Solutions’ common stock, as it determines to be in the best interests of Motorola Solutions and subject to such other terms and conditions as it deems appropriate (“Other Stock or Cash Awards”).

13.        Performance Criteria. Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Cash Awards and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria which may include (but will not be limited to) the following: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; gross margin; operating margin; net profit; net sales; sales growth; price of Motorola Solutions’ common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under an objective methodology established by the Committee prior to the issuance of an award which is consistently applied.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, Divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance goals (including Performance Criteria) involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the performance goals (including Performance Criteria), to the extent necessary to prevent reduction or enlargement of the participants’ awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section 13 shall be conclusive and binding on all persons for all purposes. “Divestiture” means the effect of a merger, acquisition or the sale, lease, distribution to stockholders, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola Solutions or a Subsidiary.

14.        Change in Control. If the participant has in effect an employment, retention, severance or similar agreement with the Company that discusses the effect of a change in control on the participant’s awards (a “Separate Agreement”), then the terms of the Separate Agreement shall control. If no Separate Agreement exists, except as otherwise specified in an award agreement, the provisions of this Section 14 shall apply upon a Change in Control of Motorola Solutions. Upon a Change in Control, each outstanding award under the Plan may be assumed by the successor corporation (or parent thereof) or replaced with an award that preserves the existing value of the award at the time of the Change in Control and shall provide for subsequent payout in accordance with the same vesting schedule applicable to the original award; provided, however, that with respect to any awards assumed or replaced in relation to a Performance Share or other performance-based award outstanding under the Plan, such award shall be (a) no longer subject to any performance condition, which shall be deemed satisfied at the target performance level for such assumed or replaced award and (b) subject only to a time-based vesting period substantially equivalent to the applicable remaining Performance Period for such award; further provided, however, with respect to any awards that are assumed or replaced, such assumed or replacement awards shall be subject to “double-trigger” vesting as follows: (i) if a participant is involuntarily terminated (for a reason other than “Cause”) or (ii) quits for “Good Reason,” in each case, within 24 months following the Change in Control, such assumed or replacement awards shall immediately vest upon such termination of employment.

A-4	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

In the event the successor corporation in a Change in Control does not assume the award or substitute for the award an economically equivalent award that meets the requirements of the immediately preceding paragraph of this Section 14 above, notwithstanding any other provision of the Plan to the contrary, immediately upon occurrence of the Change in Control (i) all outstanding Stock Options and SARs shall become vested and exercisable; (ii) all restrictions on Restricted Stock and Restricted Stock Units shall lapse; (iii) all performance goals and Performance Criteria shall be deemed achieved at target levels and all other terms and conditions met; (iv) all Performance Shares shall be delivered, all Performance Units, Performance Cash Awards, Deferred Stock Units and Restricted Stock Units shall be paid out as promptly as practicable; and (v) all Other Stock or Cash Awards shall be delivered or paid.

The term “Cause” shall have the same meaning as specified in the participant’s Separate Agreement. If no such Separate Agreement exists or such Separate Agreement does not define Cause (or such similar term), then Cause shall mean, with respect to any participant, (i) the participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust or (ii) the participant’s willful engagement in gross misconduct in the performance of the participant’s duties that materially injures the Company or a Subsidiary.

The term “Good Reason” shall have the same meaning as specified in the participant’s Separate Agreement. If no such Separate Agreement exists or such Separate Agreement does not define Good Reason (or such similar term), then Good Reason shall mean, with respect to any participant, without such participant’s written consent, (i) the participant is assigned duties materially inconsistent with his or her position, duties, responsibilities and status with the Company or a Subsidiary during the 90-day period immediately preceding a Change in Control, or the participant’s position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control (whether or not occurring solely as a result of the Company ceasing to be a publicly traded entity), (ii) the Company reduces the participant’s annual base salary or target incentive opportunity under the Company’s annual incentive plan, such target incentive opportunity as in effect during the 90-day period immediately prior to the Change in Control, or as the same may be increased from time to time, unless such target incentive opportunity is replaced by a substantially equivalent substitute opportunity, (iii) the Company or a Subsidiary requires the participant regularly to perform his or her duties of employment beyond a fifty (50) mile radius from the location of the participant’s employment immediately prior to the Change in Control, or (iv) the Company purports to terminate the participant’s employment other than pursuant to a notice of termination which indicates the participant’s employment has been terminated for “Cause” (as defined above) and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the participant’s employment.

A “Change in Control” shall mean:

A Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor provision thereto, whether or not Motorola Solutions is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Motorola Solutions representing 20% or more of the combined voting power of Motorola Solutions’ then outstanding securities (other than Motorola Solutions or any employee benefit plan of Motorola Solutions; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of Motorola Solutions’ securities by either of the foregoing), (b) there shall be consummated (i) any consolidation or merger of Motorola Solutions in which Motorola Solutions is not the surviving or continuing corporation or pursuant to which shares of Motorola Solutions’ common stock would be converted into or exchanged for cash, securities or other property, other than a merger of Motorola Solutions in which the holders of Motorola Solutions’ common stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Motorola Solutions other than any such transaction with entities in which the holders of Motorola Solutions’ common stock, directly or indirectly, have at least a 65% ownership interest, (c) the stockholders of Motorola Solutions approve any plan or proposal for the liquidation or dissolution of Motorola Solutions, or (d) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

In the event that a payment or delivery of an award following a Change in Control would not be a permissible distribution event, as defined in Section 409A(a)(2) of the Code or any regulations or other guidance issued thereunder, then the payment or delivery shall be made on the earlier of (i) the date of payment or delivery originally provided for such benefit, or (ii) the date of termination of the participant’s employment or service with the Company or six months after such termination in the case of a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code.

15.        Adjustment Provisions.

(a)        In the event of any change affecting the number, class, market price or terms of the shares of Motorola Solutions’ common stock by reason of stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary, combination of

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	A-5

shares, exchange of shares, stock rights offering, or other similar event, or any distribution to the holders of shares of Motorola Solutions’ common stock other than a regular cash dividend (any of which is referred to herein as an “equity restructuring”), then the Committee shall make an equitable substitution or adjustment in the number or class of shares which may be issued under the Plan in the aggregate or to any one participant in any calendar year and in the number, class, price or terms of shares subject to outstanding awards granted under the Plan as it deems appropriate.

(b)        In direct connection with a Divestiture, the Committee may authorize the assumption or replacement of affected participants’ awards by the spun-off facility or organizational unit or by the entity that controls the spun-off facility or organizational unit following disaffiliation.

(c)        In the event of any merger, consolidation or reorganization of Motorola Solutions with or into another corporation which results in the outstanding Motorola Solutions’ common stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of Motorola Solutions’ common stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Motorola Solutions’ common stock will be entitled pursuant to the transaction. In addition, for any Stock Option or SAR with an Exercise Price greater than the consideration offered in connection with a Change in Control, the Committee may in its discretion elect to cancel such Stock Option or SAR without any payment to the person holding such Stock Option or SAR.

(d)        Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the Exercise Price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an Exercise Price that is less than the Exercise Price of the original Stock Options or SARs without stockholder approval.

16.        Substitution and Assumption of Benefits. The Board or the Committee may authorize the issuance of benefits under the Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Motorola Solutions or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization. The terms and conditions of the substitute awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any substitute awards granted under the Plan shall not count against the share limitations set forth in Section 4 hereof, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the NYSE.

17.        Nontransferability. Each benefit granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Subject to the approval of the Committee in its sole discretion, Stock Options may be transferable to members of the immediate family of the participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

18.        Taxes. Motorola Solutions shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and Motorola Solutions may defer making payment or delivery as to any award, if any such tax is payable, until indemnified to its satisfaction. In connection with the exercise of a Stock Option or the receipt or vesting of shares of Motorola Solutions’ common stock hereunder, a participant may, as determined by the Committee, pay all or a portion of any withholding as follows: (a) with the consent of the Committee, by having Motorola Solutions withhold shares of Motorola Solutions’ common stock having a Fair Market Value equal to the amount required to be withheld; (b) by delivering irrevocable instructions to a broker to sell shares of Motorola Solutions’ common stock and to promptly deliver the sales proceeds to Motorola Solutions for the amount required to be withheld; (c) by cash or certified check; or (d) through such other methods as approved by the Committee. The shares of common stock used for tax or other withholding will be valued at an amount equal to the Fair Market Value of such shares of common stock on the date the benefit is to be included in participant’s income. In no event will the Fair Market Value of the shares of common stock to be withheld and delivered pursuant to this Section 18 exceed the minimum required statutory withholding amount, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, and (ii) such additional withholding amount is authorized by the Committee.

19.        Duration of the Plan. No award shall be made under the Plan more than ten years after the Restatement Date; provided, however, that the terms and conditions applicable to any Stock Option or SAR granted on or before the ten year anniversary of the Restatement Date may thereafter be amended or modified by mutual agreement between Motorola Solutions and the participant, or such other person as may then have an interest therein.

A-6	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

20.        Amendment and Termination. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an award or pursuant to the terms of any incentive plan implemented pursuant to the Plan, no such action shall reduce the amount of any existing award or change the terms and conditions thereof in a manner adverse to participants without the participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in shares of Motorola Solutions’ common stock for outstanding Stock Options without a participant’s consent. The Company shall obtain stockholder approval of any Plan amendment (a) which would change the aggregate share limitation set forth in Section 4 hereof or (b) to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.

21.        Fair Market Value. The “Fair Market Value” of shares of Motorola Solutions’ common stock at any time shall mean the closing price for a share of Motorola Solutions’ common stock on the date as of which such value is being determined as reported for the NYSE—Composite Transactions in the Wall Street Journal at www.online.wsj.com. In the event the NYSE is not open for trading on such date, or if Motorola Solutions’ common stock does not trade on such day, Fair Market Value for this purpose shall be the closing price of Motorola Solutions’ common stock on the immediately preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

22.        Other Provisions.

(a)        The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Motorola Solutions’ common stock after exercise or vesting of benefits, or forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition, nonsolicitation or confidentiality agreements following termination of employment. Awards under the Plan shall be subject to, as applicable, any compensation recovery policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policy may be amended from time to time.

(b)        In the event any benefit under the Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan and the Board or the Committee may, in its discretion, establish one or more sub-plans to reflect such modified provisions. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to participants in any jurisdiction which is not the subject of such sub-plan.

(c)        The Committee, in its sole discretion, may require a participant to have amounts or shares of Motorola Solutions’ common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.

(d)        Neither the Plan nor any award shall confer upon a participant any right with respect to continuing the participant’s employment with the Company; nor shall they interfere in any way with the participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by applicable laws and any enforceable agreement between the employee and the Company.

(e)        No fractional shares shall be issued or delivered pursuant to the Plan or any award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(f)        Payments and other benefits received by a participant under an award made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of determining the participant’s benefits under any other employee benefit plans or arrangements provided by the Company or a Subsidiary, notwithstanding any provision of such plan to the contrary, unless the Committee expressly provides otherwise in writing.

(g)        The Committee may permit participants to defer the receipt of payments of awards pursuant to such rules, procedures or programs it may establish for purposes of the Plan. Notwithstanding any provision of the Plan to the contrary, to the extent that awards under the Plan are subject to the provisions of Section 409A of the Code, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section. Notwithstanding any provision of the Plan to the contrary, if a participant is a “specified employee” (certain officers of Motorola Solutions or its Subsidiaries or certain employee-stockholders of Motorola Solutions, both within the meaning of U.S. Treasury Regulation Section 1.409A-1(i) and using the identification methodology selected by Motorola Solutions from time to time and in

Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement	A-7

accordance with U.S. Treasury Regulation Section 1.409A-1(i)) on the date of the participant’s termination of employment, any payment which would be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code that the participant is entitled to receive upon termination of employment and which otherwise would be paid or delivered during the six-month period immediately following the date of the participant’s termination of employment will instead be paid or delivered on the earlier of (i) the first day of the seventh month following the date of the participant’s termination of employment, and (ii) the participant’s death.

(h)        All obligations of the Company under the Plan or any award agreement will be binding on any assigns or successors to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.

(i)        If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an award agreement to the contrary, nothing in this Plan or in an award agreement prevents a participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

23.        Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Illinois (without regard to any state’s conflict of laws principles). Any legal action related to the Plan shall be brought only in a federal or state court located in Illinois.

24.        Stockholder Approval. The Plan was originally adopted by the Board on February 23, 2006, and the first Amendment and Restatement was adopted by the Board on March 9, 2015 and approved by the stockholders on May 18, 2015. This Amendment and Restatement was adopted by the Board on March 10, 2022, subject to approval by stockholders at the annual meeting of stockholders on [May 17], 2022.

A-8	Motorola Solutions Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET

Before The Meeting - Go to www.Proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, May 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSI2022

You may participate in the meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, May 16, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Notice, Annual Report and Proxy Statement at www.ProxyVote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D67844-P67771 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
FOR ALL NOMINEES LISTED BELOW:

1.	Election of Eight Director Nominees for a One-Year Term	For	Against	Abstain

	1a. Gregory Q. Brown	☐	☐	☐

	1b. Kenneth D. Denman	☐	☐	☐

	1c. Egon P. Durban	☐	☐	☐

	1d. Ayanna M. Howard	☐	☐	☐

	1e. Clayton M. Jones	☐	☐	☐

	1f. Judy C. Lewent	☐	☐	☐

	1g. Gregory K. Mondre	☐	☐	☐

	1h. Joseph M. Tucci	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain

2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2022.	☐	☐	☐
3.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐
4.	Approval of the Motorola Solutions Amended and Restated Omnibus Incentive Plan of 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.ProxyVote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D67845-P67771

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Virtual Annual Meeting of Shareholders, to be held on Tuesday, May 17, 2022 at 9:30 a.m. Central Time

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Jason J. Winkler, Mark S. Hacker, Kristin L. Kruska, and Katherine A. Maher, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the shareholder(s) would be entitled to vote, at the Virtual Annual Meeting of Shareholders of Motorola Solutions, Inc. to be held on Tuesday, May 17, 2022 at 9:30 a.m. Central Time virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/MSI2022, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE

INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER PROPOSAL 1,

FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.